As filed with the Securities and Exchange Commission on June 27, 2008

File No. 333-148569

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4
TO

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

First Class Navigation Corporation

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

22 Ethnikis Antistaseos Street,
152 32 Halandri
Athens, Greece
(30)(210) 68-55-435
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher S. Auguste
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-9100
(telephone number)
(212) 715-8000
(facsimile number)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard A. Kenny
Morgan, Lewis & Bockius, LLP
101 Park Avenue
New York, New York 10178
(212) 309-6000
(telephone number)
(212) 309-6001
(facsimile number)

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus

Subject to Completion, June 27, 2008

PROSPECTUS

$125,000,000

First Class Navigation Corporation

12,500,000 units

First Class Navigation Corporation is a newly organized blank check company formed under the laws of the Marshall Islands for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more vessels or one or more operating businesses in the shipping industry. We will focus on an acquisition in the shipping industry, but we may effect a business combination outside of that industry.

This is an initial public offering of our securities. We are offering 12,500,000 units. Each unit has an offering price of $10.00 and consists of:

•    one share of our common stock; and

•    one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.00. Each warrant will become exercisable on the later of our completion of a business combination or one year from the date of this prospectus, and will expire five years from the date of this prospectus, or earlier upon redemption.

If we do not consummate our initial business combination within 24 months of the closing date of our initial public offering, but have entered into a letter of intent or definitive agreement with respect to a business combination within such 24 month period, we may seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months. In order to extend the period of time to complete an initial business combination to 36 months (i) public shareholders (including our initial shareholders with respect to shares purchased in this offering or otherwise acquired in the public markets by them) must approve the extension and (ii) public shareholders owning less than 30% of the shares sold in this offering shall have exercised their conversion rights, each described in this prospectus. The 36 month period will be referred to throughout this prospectus as the extended period. If we fail to sign a letter of intent or definitive agreement within such 24 month period or if we fail to consummate a business combination within such 24 month period (or 36 month period if any extended period is approved), our corporate existence will automatically cease except for the purpose of winding up our affairs and liquidating.

To date our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

First Fleet Ltd., our sole shareholder, which is owned by members of our management, has agreed to purchase from us, in a private placement that will occur no less than one business day prior to the closing of this offering, an aggregate of 4,750,000 insider warrants, at a price of $1.00 per warrant, exercisable into common stock at a per-share price of $7.00. All such warrants will be identical to the warrants included in the units offered in this offering, except that, (i) the insider warrants may be exercised on a cashless basis, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, and (ii) none of the insider warrants to be purchased by First Fleet Ltd. will be transferable or salable, except to another entity controlled by First Fleet Ltd. which will be subject to the same transfer restrictions until after we complete a business combination. The private placement will result in $4,750,000 in net proceeds to us.

We have also granted the underwriters a 30-day option to purchase up to 1,875,000 additional units to cover over-allotments, if any.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol ‘‘FNV.U’’ on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our filing a Form 6-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols ‘‘FNV’’ and ‘‘FNV.WS’’, respectively.

Investing in our securities involves a high degree of risk. See ‘‘Risk Factors’’ beginning on page 23 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$10.00	$125,000,000
Underwriting discounts and commission(1)	$0.70	8,750,000
Total	$9.30	116,250,000

(1)	Includes $0.38 per unit, or $4,750,000 ($5,462,500 if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a dollar-denominated trust account at Citibank International PLC, Jersey, Channel Islands, to be maintained by Continental Stock Transfer & Trust Company, acting as trustee. Such funds, less $0.38 for each share of our common stock that our public shareholders elect to convert in connection with our initial business combination, will be released to the underwriters only upon completion of an initial business combination as described in this prospectus.

Of the proceeds we receive from this offering and the private placement as described in this prospectus, $10.00 per unit, or $125,000,000 in the aggregate (approximately $9.96 per unit, or $143,150,000 if the underwriters’ over-allotment option is exercised in full), will be deposited into a dollar-denominated trust account at Citibank International PLC, Jersey, Channel Island, maintained by Continental Stock Transfer & Trust Company, acting as trustee. The trust agreement will be governed by New York law. This amount also includes (i) $4,750,000 in deferred underwriting discounts and commissions and fees (or $5,462,500 if the underwriters’ over-allotment option is exercised in full), and (ii) the $4,750,000 of net proceeds from the private placement in which First Fleet Ltd. purchased warrants to purchase 4,750,000 shares of common stock. These funds will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation as described in this prospectus.

We are offering the units for sale on a firm-commitment basis. The underwriters expect to deliver our securities to investors in the offering on or about                     , 2008.

Dahlman Rose & Company	Ladenburg Thalmann & Co. Inc.

The date of this prospectus is                     , 2008

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

Until                     , 2008 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ENFORCEABILITY OF CIVIL LIABILITIES

First Class Navigation Corporation is a Marshall Islands company and our executive offices are located outside of the United States in Athens, Greece. A majority of our directors and all of our officers reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors and officers are located outside of the United States. The proceeds of the trust account will be deposited at Citibank International PLC, a non-U.S. affiliate of Citigroup Global Markets, Inc., which proceeds will be held in U.S. dollar denominated assets in an account in Jersey, Channel Islands. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under ‘‘Risk Factors’’ and our financial statements and the related notes included in this prospectus, before investing. Unless otherwise stated in this prospectus:

•	references to ‘‘we,’’ ‘‘us’’ or ‘‘our company’’ refer to First Class Navigation Corporation;

•	the term ‘‘existing shareholder’’ refers to First Fleet Ltd. that held shares of our common stock immediately prior to the date of this offering and the private placement;

•	the ‘‘founding shares’’ means the initial shares of common stock purchased by the existing shareholder from us for $25,000 on September 25, 2007;

•	the term ‘‘public shareholders’’ means the holders of common stock sold as part of the units in this offering or in the aftermarket, including First Fleet Ltd., to the extent that it purchases or acquires such units in this offering or in the aftermarket;

•	the term ‘‘control’’ (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, as set forth in Rule 405 under the Securities Act;

•	the term ‘‘private placement’’ refers to the purchase by First Fleet Ltd., in a private placement that will occur no less than one business day prior to the closing of this offering, of 4,750,000 warrants, at a price of $1.00 per warrant, to purchase an aggregate of 4,750,000 shares of our common stock;

•	the term ‘‘insider warrants’’ refers to 4,750,000 warrants at a price of $1.00 per warrant, to purchase an aggregate of 4,750,000 shares of our common stock being purchased by First Fleet Ltd. in the private placement.

•	the term ‘‘target business’’ shall include one or more vessels or one or more entities with agreements to acquire vessels or an operating business in the shipping industry, and a ‘‘business combination’’ shall mean the acquisition by us of one or more target businesses.

All share and per share information in this prospectus gives effect to a 0.833333333-for-1 reverse stock split effect on June 10, 2008. In addition, unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Business

We are a blank check company organized under the laws of the Republic of the Marshall Islands on September 24, 2007. We were formed to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more vessels or one or more operating businesses in the shipping industry. We will focus on an acquisition or acquisitions in the shipping industry but at any time after 15 months from the date of this prospectus we may enter into an agreement to effect our initial business combination with a company outside of the shipping industry if an attractive acquisition opportunity is identified in another industry prior to the time we identify an acquisition opportunity in the shipping industry. To date, our efforts have been limited to organizational activities.

We have not, nor has anyone on our behalf, including First Fleet Ltd., our existing shareholder, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with respect to effecting any potential business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Neither we nor any of our agents or affiliates, including First Fleet Ltd., has taken any measure, directly or indirectly, to locate a target business. Neither we, our management team, nor First Fleet Ltd. will identify, negotiate with or enter into any agreement with respect to, a prospective target business prior to the consummation of this offering.

As to individual vessels or fleets of vessels, there is an active sale and purchase market for vessels (as opposed to businesses) and, at any given time, there are a number of such vessels of various types available for sale. Our management may become aware of some of the vessels that are for sale from time to time prior to the completion of this offering as a result of their activities within the shipping industry and their receipt of unsolicited offers from brokers and others. None of such vessels will be considered by us for a business combination after our offering.

Our executive officers and directors have experience in the international maritime shipping industry (referred to in this prospectus as the ‘‘shipping industry’’). In addition, our management team has over fifty years of combined maritime experience in shipping finance, sales and purchase, technical management, operations and engineering. Their track record includes identifying acquisition targets and realizing value from assets in different business cycles and sectors within the shipping industry. In the past six years, our management team has completed on behalf of their employer purchases and sales of vessels in excess of $1 billion. Adapting to market conditions, our executive officers have demonstrated flexibility and creativity to take advantage of drybulk, tanker, reefer vessels, ro-ro vessels and other sector opportunities to achieve growth and profitability. We intend to leverage the industry experience of our officers and directors in connection with our efforts to identify prospective target businesses in the shipping industry.

We will not enter into our initial business combination with any of our officers, directors, or First Fleet Ltd., or any of their affiliates or with any company that within the past five years has been affiliated with any of our officers or directors. Further, none of our officers, directors, First Fleet Ltd., or any of its affiliates are currently aware of any potential business opportunities or target businesses relating to any affiliated companies that we may consider after our offering. We will not invest in any subsidiary company of any entity affiliated with members of our management or with an affliated entity in pursuing a target business. We will not invest alongside any entity affiliated with members of management or in any portfolio company of an affiliated entity.

We have not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates within any segment of the shipping industry, or the likelihood or probability of success of any proposed business combination. In addition, we have not compiled a database of entities that are suitable acquisition candidates. We cannot assure you that we will be able to locate a target business meeting the criteria described above in these segments or that we will be able to engage in a business combination with a target business on favorable terms.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses whose collective fair market value is equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions of approximately $4,750,000, or $5,462,500 if the over-allotment option is exercised in full) at the time of such acquisition. In the event that we acquire less than 100% of a target business or businesses, we will measure the fair market value of the pro rata share of the acquired business or businesses for purposes of the 80% net assets test. As we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. The target business that we acquire may have a fair market value substantially in excess of 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities or bank loan. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so.

We may acquire less than a 100% ownership interest in certain properties, assets or entities. Even if we acquire less than 100% of one or more target businesses in our initial business combination, (a) we will not acquire less than a controlling interest in such target business and (b) the aggregate fair market value of the interests we acquire must equal at least 80% of our net assets at the time of such transaction(s), with such interests being calculated based upon generally accepted financial standards. In such case, ownership interests not purchased by us may be held by third parties who may or may not have been involved with the properties, assets or entities prior to our acquisition of such ownership interest.

Following completion of this offering and until we consummate a business combination, our officers and directors will not receive any compensation other than reimbursement for out-of-pocket expenses incurred by them on our behalf, except that our independent directors each will be entitled to receive $50,000 in cash per year, accruing pro rata from the start of their service on our board of directors and payable only upon the successful completion of a business combination. Since we have five independent directors on our board of directors, we will be obligated to pay in the aggregate $250,000 in cash per year. We have structured the payments to directors as a payment contingent upon the successful completion of a business combination in order to preserve our working capital for identifying potential target businesses and performing due diligence in connection with identifying potential targets. However, all of these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Upon the consummation of a business combination with a target business, our officers, directors, or our existing stockholder or any of their or its affiliates may provide consulting services to the combined businesses and may be paid consulting fees by the combined business, with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders.

If we are unable to consummate a business combination within the allotted time period set forth in this prospectus, we will implement a plan of dissolution and liquidation which will include the distribution of the proceeds held in the trust account to our public shareholders in an amount equal to at least $10.00 (or approximately $9.96 if the underwriters’ over-allotment option is exercised in full) per share of common stock held by them, subject to any reduction resulting from claims against the trust account by our creditors that are not indemnified by First Fleet Ltd or our executive officers.

Our offices are located at 22 Ethnikis Antistaseos Street, 152 32 Halandri, Athens, Greece and our telephone number is +30-210-68-00-375.

Private Placement

First Fleet Ltd., our sole shareholder, has agreed, as a condition to the consummation of this offering, to purchase from us, in a private placement that will occur no less than one business day prior to the closing of this offering, an aggregate of 4,750,000 warrants at $1.00 per warrant, to purchase an aggregate of 4,750,000 shares of our common stock at a per-share exercise price of $7.00. None of such insider warrants is transferable or salable until we consummate a business combination, except that First Fleet Ltd. may transfer its insider warrants to another entity that is controlled by First Fleet Ltd., which will be subject to the same transfer restrictions. The insider warrants will be non-redeemable and will expire and be worthless if a business combination is not completed. $4,750,000 of the purchase price of these insider warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination.

First Fleet Ltd. is owned by our management as follows: 45% is owned by each of Mr. Dimitrios Souravlas and Mr. Georgios Souravlas and 10% is owned by Mr. Alexandros Politis-Kalenteris.

The Offering

Securities offered:	12,500,000 units, at $10.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants:	The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants will begin separate trading five days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed a Current Report on Form 6-K described below and having issued a press release announcing when such separate trading of the common stock and warrants will begin.

In no event will separate trading of the common stock and warrants occur until we have filed an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 6-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three trading days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 6-K. If the over-allotment option is exercised following the initial filing of such Form 6-K, an additional Form 6-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock:

Number outstanding before this offering and the private placement(1)	3,125,000 shares

Number to be outstanding after this offering and the private placement(2)	15,625,000 shares

(1)	This number excludes an aggregate of 468,750 shares of common stock that are issued and outstanding, but are subject to forfeiture by our existing shareholder if the over-allotment option is not exercised by the underwriters.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 468,750 shares of common stock have been forfeited by our existing shareholder.

Warrants:

Number outstanding before this offering and the private placement	0 warrants

Number to be outstanding after this offering and the private placement	17,250,000 warrants

Warrant Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price for insider warrants	$7.00

Exercise price for warrants purchased in this offering	$7.00

Exercise period of the warrants included in the units sold in this offering	The warrants will become exercisable on the later of:

•	the completion of an initial business combination with a target business; or

•	one year from the date of this prospectus.

All warrants will expire on the fifth anniversary of the date of this prospectus at 5:00 p.m., New York City time.

Warrant Redemption:	Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three trading days before we send the notice of redemption provided that a current registration statement under the Securities Act of 1933, as amended, relating to the shares of common stock issuable upon exercise of the warrants is then effective.

We have established the above conditions to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the $14.25 trigger price for redemption or the warrant exercise price after the redemption call is made.

Proposed American Stock Exchange symbols for our:

Units	‘‘FNV.U’’

Common stock	‘‘FNV’’

Warrants	‘‘FNV.WS’’

Offering and private placement proceeds to be held in the trust account and amounts payable prior to the trust account distribution or liquidation; use of proceeds:	$125,000,000 of the proceeds of this offering (or $143,150,000 if the over-allotment option is exercised in full), or approximately $10.00 per unit (or approximately $9.96 if the over-allotment option is exercised in full), will be placed in a trust account at Citibank International PLC, Jersey, Channel Island, maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement, governed by New York law, to be signed on the date of this prospectus.

These proceeds include the $4,750,000 in net proceeds from the private placement and $4,750,000 in deferred underwriting discounts and commissions (or $5,462,500 if the underwriters’ over-allotment option is exercised in full).

The proceeds held in trust will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus or (ii) our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any purpose, including the payment of any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect the business combination, except that there will be released to us up to $2,500,000 (or up to $2,875,000 if the underwriters’ over-allotment option is exercised in full or such lesser pro-rated amount upon partial exercise of the over-allotment option) of the interest, earned on the trust account (net of taxes) to fund these expenses or our other working capital requirements. With this exception, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $50,000 after the payment of out-of-pocket expenses related to this offering). In addition, proceeds may be released from the trust account to pay taxes incurred as a result of the interest earned on the trust proceeds.

If the underwriters determine the size of the offering should be increased or decreased, such an increase or decrease in offering size could also result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account.

In addition, as a result of an increase in the size of the offering, the per-share conversion or liquidation price could decrease by as much as $0.04.

Limited payments to insiders:	There will be no fees or other cash payments paid to our existing shareholder (or its affiliates) or our officers and directors prior to or in connection with a business combination and attending board meetings, other than:

•	repayment of the principal of, and interest accrued on, a $400,000 loan made by First Class Management S.A.;

•	payment of $10,000 per month to First Class Management S.A. for office space and related services;

•	reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations; and

•	payment of $50,000 to each independent director in cash per year, accruing pro rata from the start of his or her service on our board of directors but payable only upon the successful completion of a business combination.

Amended and Restated Articles of Incorporation:	There are specific provisions in Article Sixth of our Amended and Restated Articles of Incorporation that may not be amended prior to our consummation of a business combination without the prior consent of holders of 95.0% of our outstanding common stock, including our requirements to seek shareholder approval of such a business combination and to allow our shareholders to seek conversion of their shares if they do not approve of such a business combination. For a description of the specific provisions see ‘‘Amendments to Our Articles of Incorporation’’. Although these provisions make it difficult for us to amend our Amended and Restated Articles of Incorporation, they are intended to protect our shareholders by requiring a supermajority of our shareholders to vote in favor of such a change in order for it to become effective. However, the Republic of the Marshall Islands, the country in which we are incorporated, does not have a well-developed body of corporate law, so it is not as certain how effective these protective provisions will be as compared to Delaware corporate law. Although they are alterable, neither we, our board of directors, our officers nor our promoters or sponsors will propose, or seek shareholder approval of, any amendment of these provisions. We view these provisions as obligations to our shareholders and will not take any action to amend or waive these provisions. As a result, the existing shareholder intends to vote against any proposal to seek shareholder approval of an amendment to the provisions (A) - (E) of Article Sixth.

In addition, Article Eighth of our Amended and Restated Articles of Incorporation provides that we will continue in existence only until 24 months (or 36 months if the extended period is approved) after the consummation of this offering. This provision may only be amended in connection with, and upon the consummation of, a business combination. In connection with any proposed business combination we submit to our shareholders for approval, we will also submit to shareholders a proposal to amend our Amended and Restated Articles of Incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if shareholders vote both in favor of the proposed business combination and our amendment to provide for our perpetual existence. This will require the affirmative vote of a majority of the shares of common stock voted at the meeting by our public shareholders. If we have not completed a business combination by the date specified above, our corporate existence will cease except for the purpose of winding up our affairs and liquidating, pursuant to Section 105 of the Marshall Islands Business Corporations Act. As a result, no vote would be required from our Board of Directors or shareholders to commence a dissolution and liquidation. We view this provision terminating our corporate life by , 2010 (or , 2011 if the extended period is approved) as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Shareholders must approve business combination:	We are required to seek shareholder approval before effecting our initial business combination, even if the business combination would not ordinarily require shareholder approval under applicable Marshall Islands law. We have agreed that for the period commencing with the date of this prospectus and ending upon our liquidation, in connection with any proposed business combination, we will deliver to our shareholders a proxy statement containing the information we believe is required by the rules under the Securities Exchange Act of

1934, as amended, (the ‘‘Exchange Act’’) and, as required, publicly furnish such materials with the SEC after mailing. In connection with the vote required for our initial business combination, our existing shareholder has agreed to vote its shares of common stock owned by it immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public shareholders. We are not aware of any intention on the part of our officers and directors, or our existing shareholder, to make any purchases in this offering or in the after-market, although they are not prohibited from doing so. Although we do not know for certain the factors that would cause our existing shareholder or such individuals to purchase our securities, we believe that some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public shareholders are voting against a proposed business combination, and (iv) their interest in the target business once the target business has been identified. Any shares acquired by such individuals or our existing shareholder in this offering or in the aftermarket will be voted in favor of the business combination. Accordingly, any purchase of our shares by our officers and directors, or our existing shareholder, in this offering or in the aftermarket could influence the result of a vote submitted to our shareholders in connection with a business combination by making it more likely that a business combination would be approved. In addition, given the interest that our existing shareholder and such individuals have in a business combination being consummated, it is possible that our existing shareholder or such individuals will acquire securities from public shareholders who have elected to convert their shares of our common stock (as described below) in order to change their vote and insure that the business combination will be approved (which could result in a business combination being approved even if, after the announcement of the business combination, 30% or more of our public shareholders would have elected their conversion rights, or the majority of our public shareholders would have voted against the business combination, but for the purchases made by our existing shareholder or such individuals). We will proceed with a business combination only if a majority of the shares of common stock voted by the holders in this offering are voted in favor of the business combination and public shareholders owning less than 30% of the total number of shares sold in this offering exercise their conversion rights described below, on a cumulative basis, which includes any shareholders who previously exercised their conversion rights in connection with the shareholder vote required to approve the extended period, if any.

Status as Foreign Private Issuer:	As a foreign private issuer, we are exempt from the proxy rules promulgated under the Exchange Act. Because of this exemption, at the time we seek approval from our shareholders of our initial business combination, we do not expect to file preliminary proxy solicitation materials regarding our business combination with the SEC and, accordingly, such materials will not be reviewed by the SEC. However, we have agreed that for the period commencing with the date of this prospectus and ending upon our liquidation, in connection with any proposed business combination, we will deliver to our shareholders a proxy statement containing the information we believe is required by the rules under the Securities Exchange Act of 1934 and, as required, publicly furnish such materials with the SEC after mailing.

Possible extension of time to consummate an initial business combination to 36 months:	Unlike other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement within 24 months following the consummation of this offering (and we anticipate that we may not be able to consummate a business combination within 24 months of the offering), we may seek to extend the time period within which we may complete our business combination to 36 months, by calling a special meeting of our shareholders for the purpose of soliciting their approval for such extension. We believe that extending the date by which we must complete our business combination to 36 months may be advisable due to the circumstances involved in the evaluation and closing of an initial business combination.

If holders of 30% or more of the shares sold in this offering both vote against the proposed extension to 36 months and elect to convert their shares for a pro rata share of the trust account, we will not extend the date by which we must complete our initial business combination. In such event, if we cannot complete the initial business combination within such 24 month period, we will liquidate. Subject to the foregoing, approval of the extended period will require the affirmative vote of the majority of the votes cast by public shareholders who vote at the special meeting called for the purpose of approving such extension.

If we receive shareholder approval for the extended period and holders of 30% or more of the shares sold in this offering do not vote against the extended period and elect to convert their common stock in connection with the vote for the extended period, we will then have an additional 12 months in which to complete the initial business combination. We will still be required to seek shareholder approval before completing our initial business combination, even if the initial business combination would not ordinarily require shareholder approval under applicable law. As a result of an approval of the extended period, we may be able to hold the funds in the trust account for at least three years. A shareholder’s election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved.

Shareholders who vote against the extended period and exercise their conversion rights will not be able to vote on the initial business combination. All other shareholders will be able to vote on the initial business combination.

If the extended period is approved and if at the end of such 36 month period we have not effected a business combination, pursuant to our Amended and Restated Articles of Incorporation, our corporate existence will automatically cease without the need for a shareholder vote.

Conversion rights for shareholders voting to reject the extended period or our initial business combination:	Public shareholders voting against the extended period or our initial business combination, as the case may be, will be entitled to convert their stock into a pro rata share of the trust account, before payment of deferred underwriting discounts and commissions and including any interest earned on their pro rata share net of income taxes payable on such interest and net of the applicable pro-rata portion of interest income of up to $2,500,000 (or up to $2,875,000 if the underwriters’ over-allotment option is exercised in full or such lesser pro-rated amount upon partial exercise of the over-allotment option) earned on the trust account balance released to us to fund working capital requirements, if the extended period is approved or our initial business combination is approved and consummated, as the case may be. Our existing shareholder will not be able to convert the stock owned by it into a pro rata share of the trust account under these circumstances. For more information, see the section entitled ‘‘Proposed Business — Effecting a business combination — Conversion rights.’’

Public shareholders who convert their common stock into a pro rata share of the trust account will be paid promptly their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. The initial conversion price is approximately $10.00 per share ($9.96 per share if the underwriters’ over-allotment option is exercised in full). Since this amount may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public shareholders to exercise their conversion rights. Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Such a public shareholder would still be entitled to vote against a proposed business combination or an extension of the period of time in which to complete the initial business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent shareholders from accumulating large blocks of stock before the vote held to approve a proposed business combination or an extension of the period of time in which to complete the initial business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, for example, a public shareholder who owns 15% of the shares sold in this offering could threaten to vote against a proposed business combination or an extension of the period of time in which to complete the initial business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if our existing shareholder refuses to transfer to him some of its founding shares or insider warrants). By limiting a shareholder’s ability to convert only 10% of the shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders. However, we are not restricting the shareholders’ ability to vote all of their shares against the transaction.

We intend to rely on public filings made by our stockholders with the Securities and Exchange Commission under Section 13 of the Exchange Act for purposes of determining this 10% conversion limitation. Section 13 under the Exchange Act obligates such stockholders to disclose in such filings with the Commission whether they are acting in concert or as a ‘‘group’’ for purposes of holding, voting or disposing of our securities. We do not have any current plans or arrangements in place to monitor whether unaffiliated public stockholders are acting in concert or as a ‘‘group’’ for purposes of implementing this provision other than relying on these public filings. However, if information becomes available to us that certain of our stockholders have acted as a ‘‘group’’ and have not complied with their obligations under Section 13 of the Exchange Act, whether through communications with our stockholders or other information that is generally available to the public, we will investigate such matters as we deem appropriate in compliance with the our fiduciary obligations to our stockholders. We note that we have no specific criteria to determine whether persons are acting as a ‘‘group’’ other than relying on the guidance provided in Section 13(d) of the Exchange Act. We believe that such determination will depend on the nature of the information received by us. Accordingly, we intend to look, on a case-by-case basis, at the factors surrounding each circumstance, including but not limited to, the existence of a voting agreement, arrangement or understanding between stockholders for the purpose of voting on a business combination and seeking conversion rights to determine whether certain stockholders are acting as a ‘‘group’’.

A shareholder who votes against an extension of the period of time in which we may complete our initial business combination and also elects to convert its shares of common stock in connection with such vote may vote against our initial business combination at the applicable shareholder meeting held for that purpose only to the extent such shareholder continues to hold shares of our common stock or acquires additional shares through subsequent market purchases or otherwise. However, such shareholder may not elect to convert further shares in connection with the vote on the initial business combination.

A public shareholder who wishes to exercise its conversion rights will be required to notify us of its election to convert in accordance with the procedures described in this prospectus. Such election to convert will not be valid unless the public shareholder votes against the extended period or our initial business combination, as the case may be, and the extended period is approved or our initial business combination is approved and completed, the public shareholder holds its shares through the closing of the business combination (except in the event of conversion with respect to any extended period) and the public shareholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed initial business combination or extension. We may require public shareholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors in our proxy statement related to the extended period or our initial business combination if we impose this requirement. In connection with a vote on the extended period or our initial business combination, public shareholders may elect to vote a portion of their shares for and a portion of their shares against the extended period or the initial business combination, as the case may be. If the extended period is approved, or if the initial business combination is approved and consummated, public shareholders who elected to convert the portion of their shares and voted against the extended period or the initial business combination, as the case may be, will receive the conversion price with respect to those shares and may retain any other shares they own.

A request for conversion may be withdrawn at any time up to the date of the meeting. If a shareholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

If our initial business combination is not approved, we may continue to try to consummate a business combination with a different target until twenty four months from the date of this prospectus (or thirty six months if an extension is approved). Public shareholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, we will promptly return to the public shareholders their certificates that were delivered prior to the meeting.

Dissolution and liquidation if no business combination:	As described above, if we have not consummated a business combination by 2010 (or , 2011 if the extended period is approved), our corporate existence will cease by operation of law and we will promptly distribute only to our public shareholders, the amount in our trust account, including (i) all accrued interest net of income taxes paid or payable on such interest (less interest income of up to $2,500,000 (or up to $2,875,000 if the underwriters’ over-allotment option is exercised in full or such lesser pro-rated amount upon partial exercise of the over-allotment option) earned on the trust account balance previously released to us to fund working capital requirements), and (ii) all deferred underwriting discounts and commissions plus any of our remaining net assets.

Under Marshall Islands law, shareholders might, in certain circumstances, be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with the procedures set forth in Section 106 of the Marshall Islands Business Corporations Act, which are intended to ensure that we make reasonable provision for all claims against us, including a six month notice period during which any third-party claims can be brought against us before any liquidating distributions are made to shareholders, any liability of a shareholder with respect to a liquidating distribution should be limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder, and any liability of the shareholder should be barred after the period set forth in such notice. However, we intend to make liquidating distributions to our shareholders as soon as reasonably possible after dissolution. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our shareholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. First Fleet Ltd. and each of our executive officers (to the extent of his beneficial interest in us) has agreed that it and he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that First Fleet Ltd. or our executive officers will be able to satisfy those obligations, if they are required to do so. As a result, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $10.00 plus interest then held in the trust fund.

We anticipate the distribution of the funds in the trust account to our public shareholders will occur within 10 business days from the date our corporate existence ceases. Our existing shareholder has waived its rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by it prior to this offering. In addition, if we liquidate, the underwriters have agreed to waive their right to the

$4,750,000 ($5,462,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting compensation held in the trust account for their benefit. However, if our existing shareholder acquires stock in or after this offering, our existing shareholder will be entitled to a pro rata share of the trust account upon the liquidation of the trust account in the event we do not consummate a business combination within the required time periods. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, First Class Management S.A. agreed to advance us the entire amount of the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $25,000) and have agreed not to seek repayment for such expenses. First Class Management S.A. is owned by our management as follows: 50% is owned by Dimitrios J. Souravlas and 50% is owned by Georgios J. Souravlas.

Escrow of First Fleet Ltd.’s initial shares and lock-up of private placement warrants:	On the date of this prospectus, First Fleet Ltd. will place the shares of common stock it owned before this offering and the management shareholders of First Fleet Ltd. will place the shares of common stock they own of First Fleet Ltd. into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers by individuals owning an interest in First Fleet Ltd. to family members and trusts for estate planning purposes, or transfers to another entity that is controlled by First Fleet Ltd., these shares of common stock will be released from escrow on the first anniversary of the date a business combination is successfully completed, unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the shareholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. Although the insider warrants are not subject to a formal escrow agreement, they will be subject to a lock-up agreement in favor of the underwriters that will expire upon the consummation of a business combination. Our executive officers will not ask for, and the underwriters will not grant, any waiver of the lock-up agreement. If we are forced to liquidate, all of the existing shareholder’s shares will be cancelled. Any shares purchased by our existing shareholder in the open market will not be placed in escrow. Although they are not prohibited from purchasing shares in the open market after our initial public offering, we are not aware of any intention on the part of our current shareholders or officers to make any such purchases.

Determination of offering amount:	The size of this offering was based on our belief as to the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity and determined through negotiations between us and the representative of the underwriters. Factors used in such determination included:

•	the history and prospects of companies whose principal business is the acquisition of other companies, with no limitation on the industries in which they may acquire businesses;

•	prior offerings of such companies;

•	our prospects for acquiring an operating business in the shipping industry;

•	our capital structure;

•	an assessment by our management team of the shipping industry and their experience in identifying acquisition targets and structuring acquisitions;

•	general conditions of the capital markets at the time of the offering;

•	the likely competition for acquisition targets; and

•	the likely number of potential targets.

We believe that raising the amount described in this offering will offer us a variety of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan that will leverage our skills and resources. We believe that possessing an equity base equivalent to the net proceeds of this offering will provide us the capital to combine with viable target businesses with established platforms and demonstrated business plans. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for or valuation of, operating companies in or related to the shipping industry.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled ‘‘Risk Factors’’ beginning on page 23 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	March 31, 2008
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital/(deficiency)	$323,149	$125,055,403
Total assets	$484,247	$125,055,403
Total liabilities(2)	$478,844	$3,325,000
Value of common stock which may be converted for cash (approximately $10.00 per share ($9.96 per share if the underwriters’ over-allotment option is exercised in full))(3)	$—	$37,499,990
Shareholders’ equity	$5,403	$84,230,413

(1)	The ‘‘as adjusted’’ information gives effect to the sale of the units in this offering and the insider warrants being sold in the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions.
(2)	Excludes $1,425,000 that is subject to forfeiture in the event of a 29.99% conversion. In the event no shares are converted upon a business combination, the liability in full would total $4,750,000.
(3)	Includes $1,425,000 that is subject to forfeiture in the event of a 29.99% conversion.

The working capital excludes $25,000 of costs related to this offering and the insider warrants being sold in the private placement. These deferred offering costs have been recorded as a long-term asset and are reclassified against shareholders’ equity in the ‘‘as adjusted’’ column.

Adjusted working capital and adjusted total assets include the $125,000,000 being held in the trust account. This amount, plus certain interest earned, will be distributed on completion of our initial business combination in the following order: (i) first, to any public shareholders who exercise their conversion rights in an amount we expect to be initially $10.00 per share (or approximately $9.96 per share if the over-allotment option is exercised in full), (ii) second, to the underwriters in payment of deferred discounts and commissions in the amount of $4,750,000 (or $5,462,500, if the underwriters’ over-allotment option is exercised in full), less $0.38 for each share of our common stock that our public shareholders elect to convert in connection with our initial business combination, and (iii) third, to us in the amount remaining in the trust account for use in consummating a business combination, with any excess to be used for general business purposes. All such proceeds will be distributed from the trust account only upon consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will liquidate the trust account and the proceeds held in the trust account, including the deferred underwriting discounts and commission and all interest thereon, net of income taxes on such interest and net of interest income (less income taxes on such interest) of the trust account interest, in an amount of up to $2,500,000 (or up to $2,875,000 if the underwriters’ over-allotment option is exercised in full or such lesser pro-rated amount upon partial exercise of the over-allotment option) earned on the trust account balance, previously released to us to fund working capital requirements, will be distributed on a pro rata basis solely to our public shareholders.

We will not proceed with a business combination if public shareholders owning 30% or more of the shares sold in this offering vote against a proposed extension, if any, and the initial business combination, on a cumulative basis, and exercise their conversion rights. Accordingly, we may effect a business combination if public shareholders owning up to approximately 29.99% of the shares sold in this offering vote against the business combination and exercise their conversion rights on a cumulative basis, which includes any shareholders who previously exercised their conversion rights in connection with the shareholders vote required to approve the extended period. If this occurred, we would be required to convert to cash up to 3,749,999 shares of common stock, or approximately 29.99% of the aggregate number of shares of common stock sold in this offering, at an initial per-share conversion price of approximately $10.00 (or 4,312,499 shares of common stock at $9.96 per share if the underwriters’ over-allotment option is exercised in full). The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest net of income taxes on such interest, after distribution of interest income on the trust account balance to us as described above, as of the date of the special meeting or annual meeting of stockholders called for the purpose of approving the extended period, or two business days prior to the proposed consummation of the business combination, as the case may be, divided by the number of shares of common stock sold in this offering. We intend to structure and consummate any potential business combination in a manner such that public shareholders holding up to (but not including) 30% of the shares of common stock sold in this offering voting against the extended period or our initial business combination on a cumulative basis could cause us to convert their common stock for a pro rata share of the aggregate amount then on deposit in the trust account as previously described in this paragraph, and the business combination could still be consummated.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the material risks described below. We believe that the risks discussed below represent all of the material risks we face.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur.

Since we are a foreign private issuer, we are not subject to certain SEC regulations that companies incorporated in the United States would be subject to.

We are a ‘‘foreign private issuer’’ within the meaning of the rules promulgated under the Exchange Act. As such, we are exempt from certain provisions applicable to United States public companies including:

•	The sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•	Provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

•	The sections of the Exchange Act requiring our insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any ‘‘short swing’’ trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer’s equity securities within less than six months).

Because of these exemptions, our shareholders will not be afforded the same protections or information generally available to investors holding shares in public companies organized in the United States. In particular, because we are exempt from the rules under the Exchange Act relating to proxy statements, at the time we seek approval from our shareholders of our initial business combination, we do not expect to file preliminary proxy solicitation materials regarding our business combination with the SEC and, accordingly, such materials will not be reviewed by the SEC. However, we have agreed that for the period commencing with the date of this prospectus and ending upon our liquidation, in connection with any proposed business combination, we will deliver to our shareholders a proxy statement containing the information we believe is required by the rules under the Exchange Act and, as required, publicly furnish such materials with the SEC after mailing.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a ‘‘blank check’’ company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 6-K with the Securities and Exchange Commission upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the Securities and Exchange Commission to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled ‘‘Comparison to offerings of blank check companies’’ below.

Unlike many other blank check offerings, we allow up to approximately 29.99% of our public shareholders, on a cumulative basis, to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

When we seek shareholder approval of the extended period, if any, and our initial business combination, we will offer each public shareholder the right to have his, her or its shares of common stock converted to cash if the shareholder votes against the extended period or business combination, as the case may be, and such proposal is approved and, in the case of the business combination, it is also consummated. We will consummate the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public shareholders are voted in favor of the business combination and (ii) public shareholders owning 30% or more, on a cumulative basis, of the shares sold in this offering do not vote against an extended period, if any, or the business combination and exercise their conversion rights, provided that a public shareholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. We have set the conversion percentage at 30% and limited the percentage of shares that a public shareholder, together with any of his, her or its affiliates or other persons with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities can convert in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from having an extended period or completing an initial business combination that is otherwise approved by a large majority of our public shareholders. However, this may have the effect of making it easier for us to have an extended period or an initial business combination approved over a shareholder dissent. Most other blank check companies have a conversion threshold of 20% and do not have a comparable 10% limitation, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of shareholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business despite significant shareholder dissent and which you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

Unlike many other blank check offerings, we allow up to approximately 29.99% of our public shareholders to exercise their conversion rights. The ability of a larger number of our shareholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek shareholder approval of a business combination, we will offer each public shareholder (other than our existing shareholder) the right to have his, her or its shares of common stock converted to cash if the shareholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. We have set the conversion percentage at 29.99% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. However, this may have the effect of making it easier for us to have a business combination approved over stockholder dissent than other blank check companies. While there are some offerings similar to ours which include conversion provisions greater than 30%, the 30% threshold is common for offerings similar to ours. Because we permit a larger number of stockholders to exercise their conversion rights, it may be easier to us to obtain stockholder approval of an initial business combination than other blank check companies.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their conversion rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a ‘‘group’’ with, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek shareholder approval of any business combination or an extension of the period of time in which to complete the initial business combination, we will offer each public shareholder (but not our existing shareholder) the right to have his, her, or its shares of common stock converted to cash if the shareholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering, vote all of your shares against a proposed business combination or an extension of the period of time in which to complete the initial business combination and such proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

We intend to rely on public filings made by our stockholders with the Securities and Exchange Commission under the Exchange Act, for purposes of determining this 10% conversion limitation. Section 13 under the Exchange Act obligates such stockholders to disclose in such filings with the Commission whether they are acting in concert or as a ‘‘group’’ for purposes of holding, voting or disposing of our securities. We do not have any current plans or arrangements in place to monitor whether unaffiliated public stockholders are acting in concert or as a ‘‘group’’ for purposes of implementing this provision other than relying on these public filings. However, if information becomes available to us that certain of our stockholders have acted as a ‘‘group’’ and have not complied with their obligations under Section 13 of the Exchange Act, whether through communications with our stockholders or other information that is generally available to the public, we will investigate such matters as we deem appropriate in compliance with our fiduciary obligations to our stockholders. We note that we have no specific criteria to determine whether persons are acting as a ‘‘group’’ other than relying on the guidance provided in Section 13(d) of the Exchange Act. We believe that such determination will depend on the nature of the information received by us. Accordingly, we intend to look, on a case-by-case basis, at the factors surrounding each circumstance, including but not limited to, the existence of a voting agreement, arrangement or understanding between stockholders for the purpose of voting on a business combination and seeking conversion rights to determine whether certain stockholders are acting as a ‘‘group’’.

If we are unable to consummate a business combination, our public shareholders will be forced to wait the full 24 months (or 36 months if the extension period is approved) before receiving liquidation distributions.

We have 24 months (or 36 months if the extension period is approved) in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto. Only after the expiration of this full time period will public shareholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

Unlike other blank check companies, we are permitted, pursuant to our Amended and Restated Articles of Incorporation, to seek to extend the date before which we must complete an initial business combination to 36 months. As a result, your funds may be held in the trust account for at least three years.

Unlike other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement within 24 months following the consummation of this offering, we may seek to extend the date before which we must complete our business combination, to avoid being required to liquidate, beyond the more typical 24 months to 36 months by calling a special meeting of our shareholders for the purpose of soliciting their approval for such extension. We believe that an extension could be necessary due to the circumstances involved in the evaluation and closing of a business combination. Without the option of extending our corporate existence to 36 months, if we enter into such agreement near the end of the initial 18 month period, we would have only six months in which to secure the approval of our shareholders and close the business combination. If the extended period is approved by our shareholders as described in this prospectus, we will have an additional 12 months in which to complete our initial business combination. As a result we would be able to hold your funds in the trust account for more than three years and thus delay the receipt by you of your funds from the trust account.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation value receivable by our public shareholders from the trust account as part of our plan of dissolution and liquidation may be less than $10.00 per share (approximately $9.96 per share if the underwriters’ over-allotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all significant vendors and service providers and all prospective target businesses waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, they would not be prevented from bringing claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public shareholders and due to claims of such creditors, the per share liquidation price could be less than the $10.00 per share (approximately $9.96 per share if the underwriters’ over-allotment option is exercised in full). If we are unable to complete a business combination and are forced to liquidate, First Fleet Ltd. has agreed that it, and each of our executive officers has agreed that to the extent of his pro rata beneficial interest in our company immediately prior to this offering be, will be personally liable, if we did not obtain a valid and enforceable waiver from any prospective target business, vendor or other service provider of any rights or claims to the trust account and only the extent necessary to ensure that the proceeds in the trust account are not reduced by the claims of such parties through their ownership of First Fleet Ltd. Prior to this offering, three of our executive officers collectively own on a beneficial basis through their ownership of First Fleet Ltd. all of our outstanding shares of common stock. We have not independently verified whether First Fleet Ltd. or such persons have sufficient funds to satisfy their indemnity obligations and, therefore, we cannot assure you that First Fleet Ltd. or our executive officers will be able to satisfy those obligations. We believe the likelihood of First Fleet Ltd. or our executive officers having to indemnify the trust account is minimal, because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. If First Fleet Ltd. or any of such executive officers refused to satisfy their indemnification obligations, we would be required to bring a claim against them to enforce our indemnification rights.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them. An involuntary bankruptcy proceeding cannot be filed in the United States since the trust funds will not be maintained within the United States. Because the Company has no assets in the United States and is formed off-shore, any bankruptcy claim would have to be initiated elsewhere. The Marshall Islands has no bankruptcy act. It does have a little-used device pursuant to which, at the request of a judgment creditor, a court can appoint a receiver to either run or wind up the affairs of a corporation. A court can also appoint a trustee if the corporation files for dissolution to wind up the affairs. Finally, it would be possible for a Marshall Islands court to apply the law of any jurisdiction with laws similar to that of the Marshall Islands, such as those of the United States.

Because a majority of our directors and all of our officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets may be located outside of the United States, it may be difficult for investors to enforce their legal rights against such individuals or such assets.

A majority of our directors and all of our officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets may be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities of, or criminal penalties against, our directors and officers under the U.S. federal securities laws.

We will dissolve and liquidate if we do not consummate a business combination and our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our Amended and Restated Articles of Incorporation provides that we will continue in existence only until 24 months from the consummation of this offering. If we have not completed a business combination by such date, and amended this provision in connection thereto, pursuant to the Marshall Islands Business Corporations Act, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Marshall Islands law, shareholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with the procedures set forth in Section 106 of the Business Corporations Act, which are intended to ensure that we make reasonable provision for all claims against us, including a six month notice period during which any third-party claims can be brought against us before any liquidating distributions are made to shareholders, any liability of a shareholder with respect to a liquidating distribution is limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder, and any liability of the shareholder would be barred after the period set forth in such notice. However, it is our intention to make liquidating distributions to our shareholders as soon as reasonably possible after dissolution and we do not intend to comply with the six month notice period (which would result in our executive officers being liable for claims for which we did not provide). As such, to the extent our executive officers cannot cover such liabilities, our shareholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our shareholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us, which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after                     , 2010 (or                 , 2011 if the extended period is approved), this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets, Furthermore, our board of directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the Marshall Islands Business Corporations Act with respect to our dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

We may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, provided, however, a current registration statement under the Act relating to the shares of our common stock underlying the warrants is then effective. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefore at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We may not redeem any warrant if it is not exercisable.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants, rendering them practically worthless.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Act relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken and intend to use our best efforts to maintain a current registration statement covering the shares underlying the warrants following completion of this offering to the extent required by federal securities laws, we cannot assure that we will be able to do so. If we are not able to do so, holders will be unable to exercise their warrants and we will not be required to net-cash settle any such warrant exercise. Further, if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless and unredeemed, as described in the risk factor above. Holders of warrants who reside in jurisdictions in which the shares underlying the warrant are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. In the event the warrants expire worthless or we choose to redeem the warrants at a time when the holders of such warrants are unable to exercise the warrants, the purchasers of units will have effectively paid the full purchase price of the units solely for the common stock underlying such units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Because the warrants sold in the private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of such warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As a result, the holders of the warrants purchased in the private placement will not have any restrictions with respect to the exercise of their warrants. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.

If we are required to dissolve and liquidate before a business combination, our public shareholders may receive less than $10.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to complete a business combination and are required to dissolve and liquidate our assets, the per-share liquidation amount may be less than $10.00 because of the expenses related to this offering, our general and administrative expenses, and the anticipated cost associated with seeking a business combination. Furthermore, the warrants will expire with no value if we dissolve and liquidate before the completion of a business combination.

Under Marshall Islands law, the requirements and restrictions relating to this offering contained in our Amended and Restated Articles of Incorporation may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions.

Our Amended and Restated Articles of Incorporation contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our Amended and Restated Articles of Incorporation provide, among other things, that:

•	upon consummation of this offering, $125,000,000 (or $143,150,000 if the over-allotment option is exercised in full), of the proceeds from the offering and the private placement shall be placed into the trust account, which proceeds may not be disbursed from the trust account, except in connection with a business combination, including the payment of the deferred underwriting discounts and commissions, or thereafter, upon our liquidation, or as otherwise permitted in the Amended and Restated Articles of Incorporation;

•	prior to consummating a business combination, we must submit such business combination to our shareholders for approval;

•	we may consummate the business combination only if approved by a majority of our shareholders and public shareholders owning 30% or more of the shares sold in this offering do not vote against the business combination and exercise their conversion rights;

•	if a business combination is approved and consummated, public shareholders who voted against the business combination and who exercise their conversion rights will receive their pro rata share of the trust account;

•	if a business combination is not consummated or a letter of intent, agreement in principle, or definitive agreement is not signed within the time periods specified in this prospectus, then our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation of our assets, including funds in the trust account, and we will not be able to engage in any other business activities; and

•	we may not consummate any other merger, acquisition, asset purchase or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of our net assets (excluding the deferred underwriting discounts and commissions) at the time of such business combination.

Under Marshall Islands law, the requirements and restrictions relating to this offering contained in our Amended and Restated Articles of Incorporation may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions. However, we view the foregoing provisions as obligations to our shareholders and we will not take any action to waive or amend any of these provisions.

We intend to pursue a business combination with a company in the shipping industry, but will not be limited to pursuing acquisition opportunities only within that industry. Since we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’s operations.

We intend to pursue a business combination with a company in the shipping industry, but at any time after 15 months from the date of this prospectus we may enter into an agreement to effect our initial business combination with a company outside of the shipping industry if an attractive acquisition opportunity is identified in another industry prior to the time we identify an acquisition opportunity in the shipping industry. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately consummate a business combination. Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’s operations. Except for the limitation that a target acquisition have a fair market value of at least 80% of our net assets held in the trust account (net of taxes and amounts disbursed for working capital purposes and other than the portion representing our underwriters’ deferred discount) at the time of the acquisition and that we will focus on a business combination in the shipping industry, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. If we seek to effect a business combination with a company outside of the shipping industry, investors will be relying on management’s ability to source transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations in an industry outside of management’s expertise. Although we do not intend to focus on targets that are outside of the shipping industry, to the extent we complete a business combination with such a company, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled ‘‘Effecting a business combination — We have not identified a target business.’’

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination during the prescribed time period.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private equity and venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

•	our obligation to seek shareholder approval of a business combination may materially delay the consummation of a transaction;

•	our obligation to convert into cash the shares of common stock in certain instances may materially reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a material competitive disadvantage in successfully negotiating a business combination.

Based on publicly available information, since January 2004, approximately 152 similarly structured blank check companies have completed initial public offerings. Of these companies, only 45 companies have consummated a business combination, while 21 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations. Additionally, 14 of these companies have announced that they will dissolve and distribute their assets to shareholders. Accordingly, there are approximately 72 blank check companies with more than $13.2 billion in trust, and more than 63 other blank check companies that have publicly filed registration statements with offering amounts in excess of $11.7 billion and will be seeking to enter into a business combination after closing their initial public offerings. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, because only 66 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours. Because of these factors, we may not be able to successfully compete for an attractive business combination, or to effectuate any business combination within the required time periods. If we do not find a suitable target business within such time periods, we will be forced to dissolve and liquidate the trust account as part of our plan of dissolution and liquidation.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our Amended and Restated Articles of Incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 84,375,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Additionally, the shipping industry is capital intensive, traditionally using substantial amounts of indebtedness to finance vessel acquisitions, capital expenditures and working capital needs. If we finance the purchase of any of our vessels through the issuance of debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

The value of your investment in us may decline if any of these events occur.

For a more complete discussion of the possible structure of a business combination, see the section below entitled ‘‘Effecting a business combination — Selection of a target business and structuring of a business combination.’’

Our existing shareholder, officers and directors, control a substantial interest in us and, thus, may influence certain actions requiring shareholder vote.

Upon consummation of our offering, our existing shareholder will collectively own approximately 20% of our issued and outstanding shares of common stock which could permit them to effectively influence the outcome of all matters requiring approval by our shareholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination. In addition, our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our ‘‘staggered’’ board of directors, only a minority of the board of directors will be considered for election and our existing shareholder, because of its ownership position, will have considerable influence regarding the outcome of such election. Accordingly, our existing shareholder will continue to exert control at least until the consummation of a business combination.

We will be dependent upon interest earned on the trust account, which may not be sufficient to fund our search for a target company and consummation of a business combination, in which case we may be forced us to borrow funds from our existing shareholder or others or to liquidate.

Of the net proceeds of this offering and the private placement, only approximately $50,000, after estimated expenses related to this offering, is estimated to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to search for a target company and consummate a business combination. While we are entitled to up to a maximum of $2,500,000 (or up to $2,875,000 if the underwriters’ over-allotment option is exercised in full or such lesser pro-rated amount upon partial exercise of the over-allotment option) for such purpose, if interest rates were to decline substantially, we may not have sufficient funds available to provide us with the working capital necessary to complete a business combination. In such event, we would need to borrow funds from our existing shareholder or others or be forced to liquidate.

An increase in the size of this offering or the exercise by the underwriters of their over-allotment option will result in an increase in the amount of interest income that may be released from the trust account to us and a reduction in the amount payable to our public stockholders upon our liquidation or their exercise of conversion rights.

If the underwriters determine the size of this offering should be increased or they elect to exercise the over-allotment option, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately. In addition, the size of the private placement of warrants is fixed at 4,750,000 warrants for $4,750,000 and will not increase if the over-allotment option is exercised, or the size of this offereing is increased. Accordingly, if the underwriters exercise their over-allotment option in full, the amount per share held in trust reduces from initially $10.00 to approximately $9.96%, and more interest will be distributed to us. In addition, assuming a 20% increase in the size of this offering, the per-share conversion or liquidation price could decrease by as much as approximately $0.04.

Our ability to successfully effect a business combination and to be successful afterward will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect our management, Mr. Dimitrios Souravlas, Chairman and Chief Executive Officer, Mr. Alexandros Politis-Kalenteris, Chief Financial Officer, and Mr. Georgios Souravlas, Chief Operating Officer, to remain associated with us following a business combination, it is possible that Messrs. Politis-Kalenteris, Souravlas and Souravlas will not remain with the combined company after the consummation of a business combination. Thus, we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as United States securities laws which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which hinder our operations.

Our key personnel may negotiate employment or consulting agreements with a target business or businesses in connection with a particular business combination or may be required to resign in connection therewith. As a result, conflicts of interest may arise in considering a potential business combination.

Our key personnel may be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. Alternatively, a target business may require the resignations of certain of our officers and directors as a condition to consummating a business combination. As a result, such individuals may have interests that differ from those of our public stockholders in considering a potential business combination, and conflicts of interest may arise.

None of our officers or directors has ever been associated with a blank check company, which could adversely affect our ability to consummate a business combination.

None of our officers or directors has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering and the private placement. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and force us to liquidate.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts could impair our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors, including First Class Management S.A. and Elmira Shipping and Trading S.A. in the case of Messrs. Souravlas and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could impair our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of with respect to First Class Management S.A. and Elmira Shipping and Trading S.A. see the section below entitled ‘‘Management — Conflicts of Interest.’’ We cannot assure you that these conflicts will be resolved in our favor.

Our officers, directors and their affiliates currently are, and may in the future become affiliated with, entities engaged in business activities that are similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

All of our officers and directors currently are, and may in the future become affiliated with, additional entities, including other shipping entities, including First Class Management S.A. and Elmira Shipping and Trading S.A. in the case of Messrs. Souravlas that are engaged in business activities similar to those intended to be conducted by us. Due to these existing affiliations, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the section below entitled ‘‘Management — Conflicts of Interest.’’ We cannot assure you that these conflicts will be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

Our existing shareholder beneficially owns shares of our common stock which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Our existing shareholder, which in turn is owned by a group made up of all of our executive officers, has waived their right to receive distributions with respect to those shares upon our liquidation if we fail to complete a business combination. The shares and insider warrants indirectly owned by such officers and directors will be worthless if we do not consummate a business combination. Accordingly, the personal and financial interests of our executive officers who indirectly own our shares may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, the discretion of those executive officers in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

Our directors’ and officers’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them as well as the potential for entering into consulting agreements with the post-combination business, may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public shareholders’ best interest.

Our directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust fund and the amount of interest income from the trust account, net of income taxes on such interest, of up to a maximum of $2,500,000 (or up to $2,875,000 if the underwriters’ over-allotment option is exercised in full or such lesser pro-rated amount upon partial exercise of the over-allotment option), unless the business combination is consummated. These amounts are based on management’s estimates of the funds needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with a business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an acquisition that is not consummated. In addition, it is possible that members of management may enter into consulting agreements with the post-combination business as part of the business combination. The financial interest of our directors and officers could influence their motivation in selecting a target business or negotiating with a target business in connection with a proposed business combination and thus, there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.

Each of our independent directors will be entitled to receive $50,000 compensation annually upon the successful completion of a business combination and, therefore, they may be faced with a conflict of interest when determining whether a particular target business is appropriate for a business combination and in the public shareholders’ best interest.

Each of our independent directors will be entitled to receive $50,000 in cash per year for their board service, accruing pro rata from the start of their service on our board of directors and payable only upon the successful completion of a business combination. The financial interest of our directors could negatively affect their independence and influence their motivation in selecting a target business and thus, they may be faced with a conflict of interest when determining whether a particular business combination is in our shareholders’ best interest. If conflicts arise, they may not necessarily be resolved in our favor.

Our Chairman and directors may continue to serve on our board of directors following the completion of a business combination and may be paid fees for such services. Thus, such financial interest may influence their motivation and they may be faced with a conflict of interest when determining whether a particular business combination is in our shareholders’ best interest.

Because it is possible that our Chairman and one or more of our directors may continue to serve on our board of directors after the consummation of our initial business combination, and such individuals may be paid fees for their services, the financial interest of such individuals may influence their motivation when determining whether a particular business combination is in our shareholders’ best interest and securing payment of such fees. Thus, they may be faced with a conflict of interest when determining whether a particular business combination is in our shareholders’ best interest. If conflicts arise, they may not necessarily be resolved in our favor.

Since our existing shareholder will lose its entire investment in us if a business combination is not consummated and may be required to pay costs associated with our liquidation, our existing shareholder may purchase shares of our common stock from shareholders who would otherwise choose to vote against a proposed business combination or exercise their conversion rights in connection with such business combination.

Our existing shareholder owns shares of our common stock (which were purchased for an aggregate of $25,000 and would have an aggregate approximate value of $31,250,000 based on our offering price of $10.00 per unit) which will be worthless if we do not consummate a business combination. The actual per share value of the shares of our common stock held by our existing shareholder would be less than $10.00 because unlike the shares of our common stock held by our public shareholders, the shares of our common stock held by our existing shareholder are restricted shares and are may not be transferred until one year after the consummation of a business combination. In addition, our existing shareholder purchased warrants exercisable for our common stock (for an aggregate of $4,750,000), which will also be worthless if we do not consummate a business combination. We believe the current equity value for the shares owned by our existing shareholder is significantly lower than the $10.00 per unit offering price because the unit offering includes a warrant which the officers and directors did not receive, the offering may not succeed and even if it does succeed, the holder of these shares will not be able to sell or transfer them while such shares remain in escrow, except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes) and these shares are not entitled to any proceeds in case we liquidate if we do not consummate a business combination. In addition, in the event we are forced to liquidate, First Class Management S.A. has agreed to advance us the entire amount of the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $25,000) and has agreed not to seek repayment for such expenses.

Given the interest that our existing shareholder has in a business combination being consummated, it is possible that our existing shareholder (and/or our officers and directors) will acquire securities from public shareholders who have elected to redeem their shares of our common stock in order to change their vote and insure that the business combination will be approved (which could result in a business combination being approved even if, after the announcement of the business combination, 30% or more of our public shareholders would have elected their conversion rights, or the majority of our public shareholders would have voted against the business combination, but for the purchases made by our existing shareholder).

It is probable that our initial business combination will be with a single target business, which may cause us to be solely dependent on a single business and to provide only a limited number of services, thereby preventing us from diversifying our operations, spreading risks or offsetting losses.

Our initial business combination must be with a target business or businesses with a collective fair market value of at least 80% of our net assets at the time of such acquisition. We may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required fair market value of 80% of our net assets threshold. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses that we acquire.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

As we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds not held in trust (including interest earned on the trust account released to us) in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. We have not taken any action with respect to additional financing, nor can we assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could impair the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

If we were to acquire vessels or a company with agreements to purchase individual vessels, we may be subject to risks resulting from being a start-up shipping company.

If we were to acquire vessels or a company with agreements to purchase individual vessels, we may be subject to risks resulting from being a start-up shipping company. Such risks could potentially include the dependence on third parties for the commercial and technical management of the vessels, including crewing, maintenance and repair, supply provisioning, freight invoicing and chartering. We may not be able to quickly develop the infrastructure and hire the seafarers and shore-side administrative and management personnel necessary to effectively manage and operate our business if we acquire vessels instead of an operating business. In addition, we might have to begin our operations without advance bookings of charters, which could lead such vessels initially to have a higher than industry standard number of idle days until such time as we establish business relations.

Risks associated with the shipping industry

If charter rates fluctuate and the shipping industry continues to undergo cyclical turns, it may reduce our profitability and operations.

The shipping business, including the dry market, has been cyclical in varying degrees, experiencing fluctuations in charter rates, profitability and, consequently, vessel values. significant contraction in demand for imported commodities, such as iron ore or coal, as a result of economic downturns or changes in government policies in certain regional markets could depress vessel freight rates, as well as the general demand for vessels. For instance, a downturn in the economy of countries such as China, which has experienced substantial global economic growth during the past few years, could negatively affect the shipping industry. The demand for vessels is also greatly affected by, among other factors, the demand for consumer goods, commodities and bagged and finished products, as well as commodity prices, environmental concerns and competition. The supply of shipping capacity is also a function of the delivery of new vessels and the number of older vessels scrapped, in lay-up, converted to other uses, reactivated or removed from active service. Supply may also be affected by maritime transportation and other types of governmental regulation, including that of international authorities. These and other factors may cause a decrease in the demand for the services we may ultimately provide or the value of the vessels we may own and operate, thereby limiting our ability to successfully operate any prospective target business with which we may ultimately complete a business combination.

The shipping industry is subject to seasonal fluctuations in demand and, therefore, may cause volatility in our operating results.

The shipping industry has historically exhibited seasonal variations in demand and, as a result, in charter hire rates. This seasonality may result in quarter-to-quarter volatility in our operating results. The tanker and dry bulk carrier markets are typically stronger in the fall and winter months in anticipation of increased consumption of oil, coal and other raw materials in the northern hemisphere. In addition, unpredictable weather patterns in these months tend to disrupt vessel scheduling and supplies of certain commodities. As a result, revenues are typically weaker during the fiscal quarters ended June 30 and September 30, and, conversely, typically stronger in fiscal quarters ended December 31 and March 31. Our operating results, therefore, may be subject to seasonal fluctuations.

If we were to acquire vessels or a company with agreements to purchase individual vessels, it is highly unlikely that proxy materials provided to our shareholders would include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.

If we were to acquire vessels or a company with agreements to purchase individual vessels, it is highly unlikely that the proxy statement we would send to shareholders would, unless otherwise required by applicable law and regulations, contain historical financial statements with respect to the operation of vessels. Although we would provide such historical financial statements if required by applicable law or regulations, such historical financial statements are not often required. Instead, the proxy statement we would send to our shareholders would contain the same information that would typically be provided in the prospectus for an initial public offering of a start-up shipping company, such as: (i) historical and prevailing market rates for vessels on the basis of type, age and proposed employment; (ii) our expectations of future market trends and proposed strategy for employment of the vessels; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the vessels as assets generally (i.e., whether they are new buildings or second-hand and the type of vessel), all of which, in turn, depend on the sector of the shipping industry in which we consummate such a business combination. Thus, you would not necessarily be able to rely on historical financial statements when deciding whether to approve a business combination involving the acquisition of vessels or a company with agreements to purchase individual vessels.

If we experienced a catastrophic loss and our insurance is not adequate to cover such loss, it could lower our profitability and be detrimental to operations.

The ownership and operation of vessels in international trade is affected by a number of risks, including mechanical failure, personal injury, vessel and cargo loss or damage, business interruption due to political conditions in foreign countries, hostilities, labor strikes, adverse weather conditions and catastrophic marine disaster, including environmental accidents and collisions. All of these risks could result in liability, loss of revenues, increased costs and loss of reputation. We intend to maintain insurance, consistent with industry standards, against these risks on any vessels and other business assets we may acquire upon completion of a business combination. However, we cannot assure you that we will be able to adequately insure against all risks, that any particular claim will be paid out of our insurance, or that we will be able to procure adequate insurance coverage at commercially reasonable rates in the future. Our insurers will also require us to pay certain deductible amounts, before they will pay claims, and insurance policies may contain limitations and exclusions, which, although we believe will be standard for the shipping industry, may nevertheless increase our costs and lower our profitability. Additionally, any increase in environmental and other regulations may also result in increased costs for, or the lack of availability of, insurance against the risks of environmental damage, pollution and other claims for damages that may be asserted against us. Our inability to obtain insurance sufficient to cover potential claims or the failure of insurers to pay any significant claims, could lower our profitability and be detrimental to our operations.

We may incur significant costs in complying with environmental, safety and other governmental regulations, and our failure to comply with these regulations could result in the imposition of penalties, fines and restrictions on our operations.

The operation of vessels is subject to extensive and changing environmental protection, safety and other federal, state and local laws, rules, regulations and treaties, compliance with which may entail significant expense, including expenses for ship modifications and changes in operating procedures. We cannot assure you hat we will be able to comply with all laws, rules, regulations and treaties following a business combination. If we are unable to adhere to these requirements, it could result in the imposition of penalties and fines against us, and could also result in the imposition of restrictions on our business and operations. Furthermore, the costs of compliance also could lower our profitability and be detrimental to our operations. For a more complete discussion of the government regulations applicable to the shipping industry, please see the section entitled ‘‘Proposed Business — Government regulations’’ below.

The ownership and operation of vessels in international trade is susceptible to world events, which could be detrimental to our financial condition and operating performance.

Terrorist attacks such as the attacks on the United States on September 11, 2001 and the continuing response of the United States to these attacks, as well the threat of future terrorist attacks in the United States or elsewhere, continue to cause uncertainty in the world financial markets and may affect our business, operating results and financial condition. The continuing conflict in Iraq may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial markets. In the past, political conflicts have also resulted in attacks on vessels, mining of waterways and other efforts to disrupt international shipping, particularly in the Persian Gulf region. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea. Any of theses occurrences could impair our operating results.

If a business combination involves the ownership of vessels, such vessels could be arrested by maritime claimants, which could result in the interruption of business and decrease revenue and lower profitability.

Crew members, tort claimants, claimants for breach of certain maritime contracts, vessel mortgagees, suppliers of goods and services to a vessel, shippers of cargo and other persons may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages, and in many circumstances a maritime lien holder may enforce its lien by ‘‘arresting’’ a vessel through court processes. Additionally, in certain jurisdictions, such as South Africa, under the ‘‘sister ship’’ theory of liability, a claimant may arrest not only the vessel with respect to which the claimant’s lien has arisen, but also any ‘‘associated’’ vessel owned or controlled by the legal or beneficial owner of that vessel. If any vessel ultimately owned and operated by us is ‘‘arrested,’’ this could result in a material loss of revenues, or require us to pay substantial amounts to have the ‘‘arrest’’ lifted.

Governments could requisition vessels of a target company during a period of war or emergency, resulting in a loss of earnings.

A government could requisition a company’s vessels for title or hire. Requisition for title occurs when a government takes control of a vessel and becomes her owner, while requisition for hire occurs when a government takes control of a vessel and effectively becomes her charterer at dictated charter rates. Generally, requisitions occur during periods of war or emergency, although governments may elect to requisition vessels in other circumstances. Although a target company would be entitled to compensation in the event of a requisition of any of its vessels, the amount and timing of payment would be uncertain.

We may become subject to United States federal income taxation on our United States source shipping income, which would reduce our net income and impair our cash flow.

Due to the nature of the shipping industry, we may complete a business combination with a target business outside of the United States, in which case we would seek to qualify under Section 883 of the United States Internal Revenue Code of 1986, as amended, for an exemption from U.S. federal income tax on substantially all of our shipping income. We can give no assurance that we will qualify for the Section 883 exemption. If we do not qualify for such exemption, we will be subject to U.S. federal income tax, likely imposed on a gross basis at 4%, on our U.S.-source shipping income, which we anticipate will constitute not more than 50% of our gross shipping income. In such case, our net income and cash flow will be reduced by the amount of such tax. The Section 883 exemption generally does not apply to income other than shipping income.

If we acquire a business that charters vessels on the spot market (that is, vessels chartered on a voyage basis or for periods of less than 12 months), it may increase our risk of doing business following the business combination.

We may complete a business combination with a business that involves the chartering of vessels on a spot charter basis. Spot charters are entered into as either voyage charters or short-term time charters of less than 12 months’ duration. Although dependence on spot charters is not unusual in the shipping industry, the spot charter market is highly competitive and spot charter rates are subject to significant fluctuations based upon available charters and the supply of and demand for seaborne shipping capacity. Although our focus on the spot charter market may enable us to benefit from strengthening industry conditions, should they occur, to do so, we may be required to consistently procure spot charter business. We cannot assure you that spot charters will be available at rates that will be sufficient to enable us to operate our business profitably.

In addition, our dependence on the spot charter market may result in lower utilization of our vessels and, consequently, decreased profitability. We cannot assure you that rates in the spot charter market will not decline, that charters in the spot charter market will continue to be available or that our dependence on the spot charter market will not result in generally lower overall utilization or decreased profitability, the occurrence of any of which events could reduce our earnings and cause us to incur losses.

If a target company has or obtains a vessel that is of second-hand or older nature, it could increase our costs and decrease our profitability.

We believe that competition for employment of second-hand vessels may be intense. Additionally, second-hand vessels may carry no warranties from sellers with respect to their condition as compared to warranties from shipyards available for newly-constructed vessels, and may be subject to problems created by the use of their original owners. If we purchase any second-hand vessels, we may incur additional expenditures as a result of these risks, which may reduce our profitability.

While it will be our intention if we acquire a target business in this area to sell or retire our vessels before they are considered older vessels, under shipping standards, in the rare case where we continue to own and operate a vessel for a longer period, we could be faced with the additional expenditures necessary to maintain a vessel in good operating condition as the age of a vessel increases. Moreover, port-state authorities in certain jurisdictions may demand that repairs be made to this type of vessel before allowing it to berth at or depart a particular port, even though that vessel may be in class and in compliance with all relevant international maritime conventions. Should any of these types of problems or changes develop, income may be lost if a vessel goes off-hire and additional unforeseen and unbudgeted expenses may be incurred. If we choose to maintain any vessels past the age that we have planned, we cannot assure you that market conditions will justify expenditures with respect to any of the foregoing or enable us to operate these vessels profitably.

Management services relating to a target company’s vessels may be performed by management companies that are affiliates of our officers and directors, which could result in potential conflicts of interest.

If we complete a business combination which involves the acquisition of vessels, we anticipate engaging the services of one or more management companies to provide technical and management services, relating to the operation of such vessels. Whether or not members of existing management remain our officers or directors post business combination, it is possible that these management services will be performed by management companies that are controlled by our existing shareholder, officers or directors (for example, by acting as our fleet’s technical managers and performing all commercial management functions). The management companies may receive fees and commissions on gross revenue received by us in respect of each vessel managed, a commission on the gross sale or purchase price of vessels which we purchase or sell, and a commission on all insurance placed. If members of our existing management remain as members of management following a business combination, the relationships between our officers and directors and the applicable management companies may give rise to conflicts of interest between us on the one hand and the management companies on the other. In addition, some of our officers and directors also may hold senior management positions with one or more of these management companies. In light of their positions, these individuals may experience conflicts of interest in selecting between our interests and those of the applicable management companies.

Because certain financial information will be required to be provided to our shareholders in connection with a proposed business combination, prospective target businesses may be limited.

In order to seek shareholder approval of a business combination with an operating business in the shipping industry, the proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with the standards of the United States Public Company Accounting Oversight Board. Some of the businesses in the shipping industry may not keep financial statements in accordance with, or that can be reconciled to, U.S. generally accepted accounting principles. To the extent that the required financial statements or information cannot be prepared or obtained, we will not be able to complete a business combination with such entities. Accordingly, these financial information requirements may limit the pool of potential target businesses or vessels which we may acquire.

Risks associated with this offering

Our existing shareholder paid an aggregate of $25,000, or approximately $0.008 per share, for their founder shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to you and the other investors in such offerings. The fact that our existing shareholder acquired their initial shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other investors in this offering will incur an immediate and substantial dilution of approximately 29%, or $2.91 per share (the difference between the pro forma net tangible book value per share of $7.09, and the initial offering price of $10.00 per unit).

Our outstanding warrants may lower the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units offered pursuant to this prospectus, we will be issuing warrants to purchase an aggregate of 12,500,000 shares of common stock (or 14,375,000 shares of common stock if the over-allotment option is exercised in full). In addition, our sole shareholder will purchase 4,750,000 insider warrants in the private placement. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business, as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could be detrimental to the market price for our securities or on our ability to obtain future public financing. If, and to the extent, these warrants are exercised, you may experience dilution to your holdings.

If our existing shareholder exercises its registration rights, it may lower the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

Our existing shareholder is entitled to demand that we register the resale of the securities underlying the 3,593,750 founders shares it acquired prior to this offering at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will occur upon the expiration of one year after a business combination is completed. Furthermore, they are entitled to demand the registration of the securities underlying the insider warrants and the underlying 4,750,000 shares of common stock at any time after the completion of a business combination. If our existing shareholder exercises its registration rights with respect to all of their shares of common stock and warrants, then there will be an additional 3,593,750 shares of common stock and 4,750,000 warrants and/or up to 4,750,000 shares of common stock issued on exercise of the warrants eligible for trading in the public market. The presence of these additional securities eligible for trading in the public market may lower the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising, and the amount to be placed in a trust account were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business in the shipping industry;

•	our capital structure;

•	an assessment by our management team of the shipping industry and our management team’s experience in identifying acquisition targets and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering;

•	the likely competition for acquisition targets; and

•	the likely number of potential targets.

We expect that an initial public offering of $125,000,000 will enable us to effect an initial business combination for consideration in the range of $100,000,000 to $600,000,000, depending on whether any of the consideration is comprised of stock and our ability to finance the business combination with debt financing. Although we have not identified any potential target businesses for our initial business combination, we believe that the most likely candidates will be private companies or operating businesses with a valuation in that range. We believe that businesses that can be purchased for this amount are most likely to be able to operate on a merged basis with us as a stand-alone publicly traded reporting company and to provide us with a large enough platform, in terms of assets and other resources. Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as is our management’s estimate of the amount needed to fund our operations for the next 24 months since we have no operating history or financial results. In addition, because we have not identified any potential target businesses, our management’s assessment of the financial requirements necessary to complete a business combination may prove to be inaccurate, in which case we may not have sufficient funds to complete a business combination and we will be forced to either find additional financing or dissolve and liquidate.

There is currently no market for our securities, and a market for our securities may not develop, which could reduce the liquidity and, hence, the prices of our securities.

There is no market for our securities. Therefore, shareholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest, which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

The holders of the warrants purchased in the private placement may exercise their warrants even if holders of the warrants purchased in this offering may not be able to exercise their warrants.

Because the warrants we will sell to First Fleet Ltd. in the private placement will be issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of the warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. The holders of the warrants purchased in this offering will not be able to exercise them unless we have an effective registration statement and a current prospectus covering the shares issuable upon their exercise. As a result, the exercise of the warrants issued in the private placement would have a dilutive effect on the warrants purchased in this offering and could cause the price of our common stock to drop below the exercise price of the warrants and cause the trading price of the warrants to decline or render the warrants worthless.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a ‘‘penny stock’’ which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company;

•	reduced liquidity with respect to our securities; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

U.S. tax authorities could treat us as a ‘‘passive foreign investment company,’’ which would have adverse U.S. federal income tax consequences to U.S. holders.

If we are determined to be a passive foreign investment company, or a PFIC, U.S. holders (as defined in the section of this prospectus captioned ‘‘Taxation — United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences for Holders of Our Shares and Warrants — Tax Consequences If We Are a Passive Foreign Investment Company’’) could be subject to adverse U.S. federal income tax consequences. Specifically, if we are determined to be a PFIC for any taxable year, each U.S. holder may be subject to increased tax liabilities and additional reporting requirements. The determination of whether we are a PFIC will be made on an annual basis and will depend on the composition of our income and assets. In general, we will be classified as a PFIC for any taxable year in which either (1) at least 75% of our gross income is passive income or (2) at least 50% of the value (determined on the basis of a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income. If we would otherwise be a PFIC in our ‘‘start-up year’’ (defined as the first taxable year we earn gross income), we will not be treated as a PFIC in that taxable year, provided that (i) no predecessor corporation was a PFIC, (ii) it is established to the United States Internal Revenue Service’s satisfaction that we will not be a PFIC in either of the two succeeding taxable years, and (iii) we are not, in fact, a PFIC for either succeeding taxable year. There can be no assurance that we will be able to make the showing required by the United States Internal Revenue Service to satisfy the start-up year exception. We will attempt to conduct our affairs in a manner so that we will not qualify as a PFIC, but we cannot assure you that we will not be treated as a PFIC for U.S. federal income tax purposes as this will depend upon, among other things, the timing of our initial business combination. We urge prospective investors to consult their tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the PFIC rules and our status as a PFIC, see the section of this prospectus captioned ‘‘Taxation — United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences for Holders of Our Shares and Warrants — Tax Consequences If We Are a Passive Foreign Investment Company.’’

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the U.S. Investment Company Act of 1940 (the ‘‘Investment Company Act’’), our activities may be restricted, including:

•	restrictions on the nature of our investments;

•	restrictions on the issuance of securities; and

•	which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in trust may only be invested by the trust agent in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds (i) meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and (ii) which hold themselves out as making only distributions which, to the extent treated as dividends for United States federal income tax purposes, qualify as ‘‘interest-related dividends’’ for purposes of Section 871(k) of the United States Internal Revenue Code of 1986, as amended (or any successor provision). By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in this trust account to our public shareholders as part of our plan of dissolution and liquidation. Notwithstanding our belief that we are not required to comply with the requirements of the Investment Company Act, in the event that the shareholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with the Investment Company Act. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense for which we have not budgeted.

We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law, causing our public shareholders to have more difficulty in protecting their interests.

Our corporate affairs are governed by our Amended and Restated Articles of Incorporation and By-Laws and by the Marshall Islands Business Corporations Act, or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain United States jurisdictions. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, our public shareholders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction. For more information with respect to how shareholder rights under Marshall Islands law compares with shareholder rights under Delaware law, please see the section entitled ‘‘Marshall Islands Company Considerations.’’

Because we may acquire a company located outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate.

If we acquire a company that has sales or operations outside the United States, we could be exposed to risks that negatively impact our future sales or profitability following a business combination, especially if the acquired company is in a developing country or a country that is not fully market-oriented. If we were to acquire a business that operates in such a country, our operations might not develop in the same way or at the same rate as might be expected in the United States or another country with an economy similar to the market-oriented economies of member countries which are members of the Organization for Economic Cooperation and Development.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words ‘‘anticipates,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intends,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘possible,’’ ‘‘potential,’’ ‘‘predicts,’’ ‘‘project,’’ ‘‘should,’’ ‘‘would’’ and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a combination with one or more target businesses;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;

•	executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements and their shares of common stock would become eligible for later release from escrow;

•	potential inability to obtain additional financing to complete a business combination;

•	limited pool of prospective target businesses;

•	securities’ ownership being concentrated;

•	potential change in control if we acquire one or more target businesses for stock;

•	risks associated with operating in the shipping industry;

•	public securities’ limited liquidity and trading, as well as the current lack of a trading market;

•	delisting of our securities from the American Stock Exchange or an inability to have our securities quoted on the American Stock Exchange following a business combination; or

•	use of proceeds not in trust or available to us from interest income, net of income taxes, on the trust account balance, and our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading ‘‘Risk Factors.’’ Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/ or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Offering gross proceeds	$125,000,000	$143,750,000
Private placement gross proceeds	4,750,000	4,750,000
Total gross proceeds	$129,750,000	$148,500,000
Offering and private placement expenses(1)
Underwriting discount(2)	4,000,000	4,600,000
Deferred Underwriting Discount(3)	4,750,000	5,462,500
Legal fees and expenses	325,000	325,000
Miscellaneous expenses	116,198	116,198
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	60,000	60,000
American Stock Exchange filing and listing fee	81,250	81,250
SEC registration fee	11,864	11,864
FINRA registration fee	30,688	30,688
Total offering and private placement expenses	$9,450,000	$10,762,500
Net proceeds after offering and private placement expenses	$120,300,000	$137,737,500
Net proceeds held in trust	120,250,000	137,687,500
Deferred underwriting discounts and commissions held in trust	4,750,000	5,462,500
Total held in trust	125,000,000	143,150,000
Net proceeds not held in trust	$50,000	$50,000
Use of net proceeds not held in trust and up to $2,500,000 (or up to $2,875,000 if the underwriters’ over-allotment option is exercised in full or such lesser pro-rated amount upon partial exercise of the over-allotment option) of the interest income earned on the trust account (net of taxes payable) that may be released to us to cover our working capital requirements
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination and the preparation and filing of the related proxy statement	600,000	$600,000
Payment for office space and administrative and support services ($10,000 per month for up to two years)	240,000	240,000
Due diligence of prospective target businesses	700,000	700,000
Legal and accounting fees relating to SEC reporting obligations	160,000	160,000
Directors’ and Officers’ Liability Insurance	300,000	300,000
Working capital to cover miscellaneous expenses(4)	550,000	925,000
Total estimated expenses related to a business combination(5)	$2,550,000	$2,925,000

(1)	As of March 31, 2008, offering expenses of approximately $240,000, including the SEC registration fee, FINRA filing fee, American Stock Exchange application fee and legal, accounting, and other fees, have been paid from the $400,000 loan we received from First Class Management S.A. Interest of 4% per annum accrued and unpaid on the loan as of March 31, 2008 was $8,296, and will be paid from the proceeds of this offering not held in trust.

(2)	Represents 3.20% of the gross proceeds from the sale of the 12,500,000 units in this offering ($4,000,000) and 3.20% of the gross proceeds from the sale of the 1,875,000 units subject to the underwriters’ over-allotment option (an additional $600,000 for a total of $4,600,000).
(3)	Represents 3.80% of the gross proceeds from the sale of the 12,500,000 units in this offering ($4,750,000) and 3.80% of the gross proceeds from the sale of the 1,875,000 units subject to the underwriters’ over-allotment option (an additional $712,500 for a total of $5,462,500) that will be deposited into the trust account and paid to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed. If a business combination is not consummated and we are liquidated, such amounts will be distributed among our public shareholders. In addition, in the event of a business combination, the amount of deferred underwriting compensation payable to the underwriters will be paid from the funds held in the trust account.
(4)	The miscellaneous fees and expenses may include, without limitation, finders fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a ‘‘no-shop’’ provision with respect to a particular business combination), trustee’s fees, annual transfer fees, and dissolution obligations and reserves, if any. The miscellaneous fees and expenses do not, however, include the $50,000 per year fee payable to each of our independent directors, as such fees are payable only after we have consummated our initial business combination. If we consummate our initial business combination two years from the date of this prospectus, an aggregate fee of $500,000 will be payable to our independent directors.
(5)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our aggregate intended use of proceeds, other than fluctuating among the current categories of allocated expenses, which fluctuation, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. We do not expect to exceed $2,550,000 in funding our working capital requirements.

We intend to use net proceeds not held in trust and up to $2,500,000 (or up to $2,875,000 if the underwriters’ over-allotment option is exercised in full or such lesser pro-rated amount upon partial exercise of the over-allotment option) of the interest income earned on the trust account (net of taxes payable) for premiums for director and officer liability insurance (approximately $300,000), payment for office space ($240,000) and legal and accounting fees associated with SEC reporting obligations ($160,000), with the balance of $1,150,000 ($1,525,000 if the underwriters’ over-allotment option is exercised in full) being held in reserve for other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our directors and officers in connection with activities on our behalf as described below. We have also reserved approximately $700,000 for reimbursement of expenses incurred in connection with conducting due diligence reviews of prospective target businesses. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research and valuation firms, as well as other third party consultants. None of our officers or directors will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. Our audit committee will review and approve all expense reimbursements made to our officers, directors or existing shareholder and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income, net of income taxes, of up to $2,500,000 (or up to $2,875,000 if the underwriters’ over-allotment option is exercised in full or such lesser pro-rated amount upon partial exercise of the over-allotment option) that may be released to us from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination.

In addition, we may opt to make a down payment or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. We have not reserved any specific amounts for such payments or fees, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. To the extent the size of the offering is increased or decreased, the amount of interest we may withdraw from the trust account could change proportionately.

First Class Management S.A. has loaned to us a total of $400,000 for the payment of offering expenses. This loan, including principal and simple interest accruing thereon at 4% per annum, will be payable on the earlier of September 25, 2008 or the consummation of this offering. The principal of this loan will be repaid out of the proceeds used to pay the offering expenses and the interest will be paid out of the proceeds of the offering not held in trust.

The net proceeds of this offering which are not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States ‘‘government securities,’’ defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds (i) meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and (ii) which hold themselves out as making only distributions which, to the extent treated as dividends for United States federal income tax purposes, qualify as ‘‘interest-related dividends’’ for purposes of Section 871(k) of the United States Internal Revenue Code of 1986, as amended (or any successor provision) so that we are not deemed to be an investment company under the Investment Company Act. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the shareholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and, thus, required to comply with such act.

According to the Federal Reserve Statistical Release, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four-week, three-month and six-month maturities were yielding, in secondary markets as of June 6, 2008, 1.72%, 1.81% and 1.95%, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. Interest income of up to $2,500,000 (or up to $2,875,000 if the underwriters’ over-allotment option is exercised in full or such lesser pro-rated amount upon partial exercise of the over-allotment option) on the trust account balance is releasable to us from the trust account to fund a portion of our working capital requirements. Following consummation of this offering, we believe the funds available to us outside of the trust account, together with interest income, net of income taxes on such interest, of up to $2,500,000 (or up to $2,875,000 if the underwriters’ over-allotment option is exercised in full or such lesser pro-rated amount upon partial exercise of the over-allotment option) on the trust account to be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time.

No compensation of any kind, including finder’s and consulting fees, will be paid to any of our directors, officers or existing shareholder or any of their or its affiliates, other than the payment of $10,000 per month to First Class Management S.A. in connection with the general and administrative services arrangement for services rendered to us prior to or in connection with the business combination. However, our directors, officers and existing shareholder will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations, except that our independent directors will be entitled to receive $50,000 in cash per year, accruing pro rata from the start of their service on our board of directors and payable only upon the successful completion of a business combination. Unless we consummate our business combination, none of our directors, officers or our existing shareholder or any of their or its affiliates will receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $2,500,000 (or up to $2,875,000 if the underwriters’ over-allotment option is exercised in full or such lesser pro-rated amount upon the partial exercise of the over-alloment option) that may be released to us for working capital. We do not have a policy that prohibits us, our directors, officers or existing shareholder or any of their or its affiliates from negotiating for the reimbursement of such expenses by a target business or businesses. Upon the consummation of a business combination with a target business, our officers, directors or our existing stockholder or any of their or its affiliates may provide consulting services to the combined businesses and may be paid consulting fees by the combined business, with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with the company after the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable and interest amounts previously released to us from the trust account) only in the event of liquidation upon our failure to complete a business combination within the allotted time, as part of our plan of dissolution and liquidation approved by our shareholders, or if that public shareholder were to seek to convert such shares to cash by exercising conversion rights in connection with (a) a proposal to approve the extended period that the public shareholder voted against and was approved by our public shareholders, and (b) a business combination which the public shareholder voted against and which we actually consummate. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of a business combination. After we complete a business combination, if ever, the payment of dividends will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends after a business combination will be within the discretion of our then-board of directors. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board of directors declaring any dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2008, and as adjusted to give effect to the sale of our units in this offering and the founder shares and insider warrants in the private placement and the application of the estimated net proceeds derived from the sale of our units:

	As of March 31, 2008
	Actual		As Adjusted
Underwriters’ Fee payable(1)	$		$3,325,000
Notes payable to First Class Management S.A.		$408,296
Total debt		$408,296
Common stock, $0.0001 par value, 0 and 3,749,999 shares which are subject to possible conversion, shares at conversion value(2)		0	$37,499,990
Shareholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding		0	0
Common stock, $0.0001 par value, 100,000,000 shares authorized; 3,593,750 shares issued and outstanding(3); 11,875,001 shares issued and outstanding (excluding 3,749,999 shares subject to possible conversion), as adjusted		$359	$1,188
Additional paid-in capital		$24,641	$84,248,822
Deficit accumulated during the development stage		$(19,597)	$(19,597)
Total shareholders’ equity		$5,403	$84,230,413
Total capitalization		$413,699	$125,055,403

(1)	Excludes $1,425,000 that is subject to forfeiture in the event of a 29.99% conversion. In the event no shares are converted upon a business combination, the liability in full would total $4,750,000.
(2)	If the extended period is approved or we consummate our initial business combination, the conversion rights afforded to our public shareholders, other than our existing shareholder, may result in the conversion into cash of up to approximately 29.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially, approximately $10.00 per share ($9.96 per share if the underwriters’ over-allotment option is exercised in full), of which $0.38 is attributable to each share of common stock that our public shareholders elect to convert in connection with our initial business combination), before payment of deferred underwriting discounts and commissions subject to forfeiture and including accrued interest and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income (net of income taxes) previously released to us for working capital requirements, as of two business days prior to the proposed consummation of a business combination or vote on the extended period of our initial business combination, divided by the number of shares sold in this offering.
(3)	Of these shares, 468,750 are subject to forfeiture by our existing shareholder if the over-allotment option is not exercised by the underwriters.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to investors in this offering and the private placement. Holders of our common stock will experience additional dilution upon the exercise of the warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At March 31, 2008, our net tangible book value was a deficiency of $323,149 or approximately $(0.09) per share of common stock. After giving effect to the sale of 12,500,000 shares of common stock included in the units to be sold in this offering and the deduction of underwriting discounts and commissions and estimated expenses of this offering and the private placement, our pro forma net tangible book value (as decreased by the value of 3,749,999 shares of common stock which may be converted to cash) at March 31, 2008 would have been approximately $84,230,413, or $7.09 per share, representing an immediate increase in net tangible book value of $7.18 per share to the existing shareholder and an immediate dilution of $2.91 per share, or approximately 29%, to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering(1)	$(0.09)
Increase attributable to new investors	7.18
Pro forma net tangible book value after this offering		7.09
Dilution to new investors		$2.91

(1)	Based on 3,593,750 shares.

Our pro forma net tangible book value after this offering is approximately $37,499,990 less than it otherwise would have been because, if we effect a business combination, the conversion rights of our public shareholders, other than our existing shareholder, may result in the conversion into cash of up to approximately 29.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially, approximately $10.00 per share (approximately $9.96 per share if the underwriters’ over-allotment option is exercised in full)), before payment of deferred underwriting discounts and commissions and including accrued interest and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income (net of income taxes) previously released to us for working capital requirements, as of two business days prior to the consummation of the proposed business combination, divided by the number of shares sold in this offering.

The following table sets forth information with respect to our existing shareholder prior to and after the private placement and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing shareholder	3,125,000	20.00	$25,000	0.02		$0.008
Private placement investors	0	0.00	$0	0.00	$
New investors	12,500,000	80.00	$125,000,000	99.98		$10.00
	15,625,000	100.00%	$125,025,000	100.00%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and private placement	$(323,149)
Offering costs accrued for or paid in advance and excluded from the net tangible book value before the offering	328,552
Proceeds from this offering and the private placement	125,050,000
Less: Deferred underwriter’s fee paid upon consummation of a business combination(1)	(3,325,000)
Less: Proceeds held in trust subject to conversion ($10.00 × 3,749,999 shares)	(37,499,990)
Tangible net worth(2)	$84,230,413
Denominator:
Shares of common stock outstanding prior to the offering and the private placement(3)	3,125,000
Shares of common stock included in the units offered	12,500,000
Less: Shares subject to conversion (12,500,000 × 29.99%)	3,749,999
Shares after the offering not subject to conversion	11,875,001

(1)	Excludes $1,425,000 underwriting discount that is subject to forfeiture in the event of a 29.99% conversion.
(2)	Includes $1,425,000 underwriting discount that is subject to forfeiture in the event of a 29.99% conversion.
(3)	Assumes the over-allotment option has not been exercised and an aggregate of 468,750 shares of common stock have been forfeited by our existing shareholder as a result thereof.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

We were formed on September 24, 2007 as a blank check company for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, vessels or one or more operating businesses in the shipping industry, but will not be limited to pursuing acquisition opportunities only within that industry. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration and neither we nor any representative acting on our behalf has had any contacts or discussions with any target business with respect to such a transaction. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering, and the private placement that will occur no less than one business day prior to the closing of this offering, of our equity securities. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after the offering, we will begin paying monthly fees of $10,000 per month to First Class Management S.A., and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of the private placement and this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 in stock subscriptions from our initial shareholders and a loan of $400,000 that are more fully described below.

We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $700,000 and underwriting discounts and commissions of approximately $8,750,000 (or $10,062,500, if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the insider warrants in a private placement to occur no less than one business day prior to the closing of this offering for an aggregate purchase price of $4,750,000, will be approximately $120,300,000 (or $137,737,500, if the underwriters’ over-allotment option is exercised in full). Of this amount, $120,250,000 (or $137,687,500, if the underwriters’ over-allotment option is exercised in full), will be held in the trust account and the remaining $50,000 in either case, will not be held in the trust account. An additional amount equal to 3.8% of the gross proceeds of this offering, or 4,750,000 ($5,462,500, if the underwriters’ over-allotment option is exercised in full), will also be held in trust and be used to pay the underwriters a deferred underwriting discount and commission (or paid to public shareholders who elect to convert their common stock in connection with our initial business combination, as the case may be) upon the consummation of our initial business combination, and will not be available for our use to acquire an operating business. We expect that most of the proceeds held in the trust account will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete a business combination. We will use substantially all of the net proceeds of this offering not in trust to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that, upon consummation of this offering and the private placement, the funds available to us outside of the trust account, together with interest income, net of income taxes on such interest, of up to $2,500,000 (or up to $2,875,000 if the underwriters’ over-allotment option is exercised in full or such lesser pro-rated amount upon partial exercise of the over-allotment option) on the balance of the trust account which may be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $600,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination;

•	approximately $700,000 of expenses for the due diligence and investigation of a target business;

•	approximately $160,000 of expenses in legal and accounting fees relating to our Securities and Exchange Commission reporting obligations;

•	approximately $240,000 of expenses in fees relating to our office space and certain general and administrative services; and

•	approximately $850,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $300,000 for director and officer liability insurance premiums, finders fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a ‘‘no-shop’’ provision with respect to a particular business combination.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we are relying on the trust account interest, in an amount of up to $2,500,000 (or up to $2,875,000 if the underwriters’ over-allotment option is exercised in full or such lesser pro-rated amount upon partial exercise of the over-allotment option), earned on the trust account balance to fund such expenditures and to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we will need to obtain additional financing to the extent such financing is required to consummate our initial business combination or the extended period, as the case may be, or because we become obligated to convert into cash a significant number of shares from dissenting shareholders, in which case we may issue additional securities or incur debt in connection with such business combination. Following a business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

First Fleet Ltd., our sole shareholder, has agreed to purchase from us, in a private placement that will occur no less than one business day prior to the closing of this offering, 4,750,000 insider warrants, at $1.00 per warrant, to purchase an aggregate of 4,750,000 shares of our common stock at a per-share exercise price of $7.00. The closing of each of this offering and the private placement is conditional upon the closing of the other. The aggregate proceeds from the private placement will be added to proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the liquidating distribution to be made on a pro rata basis to our public shareholders. The insider warrants purchased in the private placement will not be transferable or salable by First Fleet Ltd. until we complete a business combination, except that First Fleet Ltd. may transfer the insider warrants to entities that are controlled by First Fleet Ltd. which will be subject to the same transfer restrictions.

In addition, commencing on the date following consummation of a business combination, the founding shares, the insider warrants and the shares of common stock underlying the insider warrants are entitled to registration rights pursuant to the insider warrant purchase agreement to be entered into on or before the date of this prospectus in connection with the private placement.

First Class Management S.A. has loaned to us a total of $400,000 for the payment of offering expenses. This loan, including principal and simple interest accruing thereon at 4% per annum, will be payable on the earlier of September 25, 2008 or the consummation of this offering. The principal of this loan will be repaid out of the proceeds used to pay the offering expenses and the interest will be paid out of the proceeds of the offering not held in trust.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending September 30, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the completion of a business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls. Many small and mid-sized target businesses we consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;

•	documentation of key accounting assumptions, estimates and/or conclusions; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. Additional matters concerning a target business’s internal controls may be identified in the future when the assessment and testing is performed.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds (i) meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and (ii) which hold themselves out as making only distributions which, to the extent treated as dividends for United States federal income tax purposes, qualify as ‘‘interest-related dividends’’ for purposes of Section 871(k) of the United States Internal Revenue Code of 1986, as amended (or any successor provision). Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of December 31, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the Republic of the Marshall Islands on September 24, 2007. We were formed to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more vessels or one or more operating businesses in the shipping industry. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination.

Our management team has over fifty years of combined maritime experience in shipping finance, sales and purchase, technical management, operations and engineering. Their track record includes identifying acquisition targets and realizing value from assets in different business cycles and sectors within the shipping industry. In the past six years, our management team has completed on behalf of their employer purchases and sales of vessels in excess of $1 billion with an average deal size of approximately $50.0 million. During the last three and two year periods, the average deal size increased to approximately $60.0 million and $70.0 million, respectively. In each of these transactions, our management analyzed the shipping market for the availability of vessels for purchase, negotiated the purchase agreement, determined the physical condition of available vessels, and completed a formal evaluation of the proposed acquisition. Adapting to market conditions, our executive officers have demonstrated flexibility and creativity to take advantage of drybulk, tanker, reefer vessels, ro-ro vessels and other sector opportunities to achieve growth and profitability. We intend to leverage the industry experience of our officers and directors in connection with our efforts to identify prospective target businesses in the shipping industry.

The shipping industry provides a practical and cost-effective means of transporting large volumes of cargoes. This is accomplished predominantly by the dry bulk and tanker sectors, while other related sectors tend to be specialized. The dry bulk sector involves the transportation of dry bulk and general cargoes, including, among other products, coal, minerals, ore, steel products, forest products, agricultural products, construction materials and heavy equipment, machinery and spare parts via dry bulk cargo vessels. The tanker sector involves the transportation of wet products such as crude oil, refined petroleum cargoes and liquid chemicals via different types of tankers. Related sectors comprise, but are not limited to, the operation of vessels such as containerships, liquefied gas carriers and offshore supply and anchor-handling vessels.

We may seek to acquire one or more vessels, one or more companies with agreements to purchase individual vessels, one or more companies owning or operating vessels, a number of such companies as a group or one or more entities which provides commercial management, operational and technical management or other services to one or more segments of the shipping industry. Prices for individual vessels vary widely depending on the type, quality, age and expected future earnings. A target company might be a holding company, the sole assets of which are one or more agreements to acquire individual vessels. If we acquire such a holding company, we will need to retain current management, seek to retain new management or outsource the commercial and technical management of the vessels by contracting with a shipping company engaged in this business. In such a situation, we would be subject to risks resulting from being a start-up shipping company, such as the inability to quickly develop the infrastructure and hire the seafarers and shore-side administrative and management personnel necessary to effectively manage and operate such a business. In addition, we might have to begin our operations without advance bookings of charters, which could lead such vessels initially to have a higher than industry standard number of idle days until such time as we establish business relations. Our inability to manage such risks could, in such event, impair our operations. See ‘‘Risk Factors — Risks associated with our business — If we were to acquire vessels or a company with agreements to purchase individual vessels, we may be subject to risks resulting from being a start-up shipping company.’’ In addition, the proxy statement that we would send to shareholders would not contain historical financial information with respect to the vessels. Rather, the proxy statement we would send to our shareholders would contain the same information that would typically be provided in the prospectus for an initial public offering of a start-up shipping company, such as: (i) historical and prevailing market rates for vessels on the basis of type, age and proposed employment; (ii) our expectations of future market trends and proposed strategy for employment of the vessels; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the vessels as assets generally (i.e., whether they are new buildings or second-hand and the type of vessel), all of which, in turn, depend on the sector of the shipping industry in which we consummate such a business combination. See ‘‘Risk Factors — Risks associated with the shipping industry — If we were to acquire vessels or a company with agreements to purchase individual vessels, it is highly unlikely that proxy materials provided to our shareholders would include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.’’

While we intend to focus on potential acquisition targets in the shipping industry, at any time after 15 months after the date of this prospectus we may enter into an agreement to acquire a target business in another industry. If an attractive acquisition opportunity is identified in such other industry prior to the time we identify an acquisition opportunity in the shipping industry. Except for the limitation that a target acquisition have a fair market value of at least 80% of our net assets held in the trust account at the time of the acquisition, there is no monetary milestone associated with when we may begin looking for acquisition opportunities outside of the shipping industry.

Dry Bulk Sector Overview

Dry bulk vessels are used to transport commodities such as iron ore, minerals, grains, forest products, fertilizers, coking and steam coal. The dry bulk sector can be divided into four major vessel categories with reference to size. We may explore acquisitions of either one or more vessels and/or operating companies that are focused on these segments of the dry bulk sector, including:

•	Capesize

The largest of the dry bulk carrier vessels, with typical cargo capacity over 80,000 dead weight tons, or dwt. Capesize vessels are used primarily for one-way voyages with cargoes consisting of iron ore and coal. Due to the size of the vessels, there are only a few ports around the world that have the infrastructure to accommodate them. Capesize vessels cannot traverse through the Panama Canal due to their size.

•	Panamax

The second largest of the dry bulk vessels, with cargo capacity typically between 60,000 and 80,000 dwt. Panamax vessels are used for various long distance trade routes, including those that traverse through the Panama Canal. These vessels typically carry cargoes consisting of coal, grains, fertilizers, steel and forest products.

•	Handymax

Versatile vessels that are dispersed in various geographic locations throughout the world. Handymax vessels typically have cargo capacity of 35,000 to 60,000 dwt, and are primarily used to transport grains, forest products and fertilizers. These vessels are equipped with onboard cranes which allow for the loading and unloading of cargo.

•	Handysize

The smallest of the dry bulk carrier vessels with cargo capacity up to 35,000 dwt. These vessels are used mainly for regional voyages, are extremely versatile and can be used in smaller ports that lack infrastructure. Like Handymax vessels, Handysize vessels are also equipped with onboard cranes.

Prices for individual vessels vary widely depending on the type, quality, age and expected future earnings.

Tanker Sector Overview

The world tanker fleet is divided into two primary categories, crude oil and product tankers. Tanker charterers of wet cargoes will typically charter the appropriate sized tanker based on the length of journey, cargo size and port and canal restrictions. Crude oil tankers are typically larger than product tankers. The four major tanker categories with reference to size are:

•	Very Large Crude Carriers, or VLCCs

Tanker vessels that are used to transport crude oil with cargo capacity typically 200,000 to 320,000 dwt that are more than 300 meters in length. VLCCs are highly automated and their advanced computer systems allow for a minimal crew. The majority of the world’s crude oil is transported via VLCCs.

•	Suezmax

Tanker vessels with cargo capacity typically 120,000 to 200,000 dwt. These vessels are used in some of the fastest growing oil producing regions of the world, including oil emanating from the Caspian Sea and West Africa. Suezmax tankers are the largest ships able to transit the Suez Canal with a full payload and are capable of both long and short haul voyages.

•	Aframax

Tanker vessels with cargo capacity typically 80,000 to 120,000 dwt. These tankers carry crude oil and serve various trade routes from short to medium distances, for example, from the North Sea to Western Europe, to the Baltic Sea and to East Coast of the United States. These vessels are able to enter a larger number of ports throughout the world as compared to the larger crude oil tankers.

•	Product

Tanker vessels with cargo capacity typically less than 80,000 dwt. Product tankers are capable of carrying refined petroleum products, such as fuel oils, gasoline and jet fuel, as well as various edible oils, such as vegetable and palm oil. Chemicals, including ethanol and biofuels are carried in the smaller sizes of these vessels.

•	Chemical

Chemical tankers are specialized product tankers designed to transport chemicals in bulk. Ocean-going chemical tankers generally range from 5,000 to 40,000 dwt in size, which is considerably smaller than the average size of other tanker types due to the specialised nature of their cargoes and the size restrictions of the port terminals where they call to load and discharge.

Chemical tankers normally have a series of separate cargo tanks which are either coated with specialised coatings such as phenolic epoxy or zinc paint, or made from stainless steel. The coating or cargo tank material determines what types of cargo a particular tank can carry: stainless steel tanks are required for aggressive acid cargoes such as sulphuric and phosphoric acid, while ‘easier’ cargoes, for example, vegetable oil, can be carried in epoxy coated tanks.

Chemical tankers often have a system for tank heating in order to maintain the viscosity of certain cargoes. This system typically consists of a boiler which pumps pressurized steam through heating coils to transfer heat into the cargo and circulate tank contents by convection. Cargo tanks are completely separated and can be loaded and emptied fully independently of the other cargo tanks. This enables a single tanker to separately load, transport and discharge a variety of chemicals.

Prices for individual vessels vary widely depending on the type, quality, age and expected future earnings.

Container Sector Overview

Container vessels transport finished goods that are shipped in containers. A container is an internationally standardized packing box for cargo by road, rail or sea. The different sizes of containers have been fixed by the International Organization of Standardization. The twenty-foot container is the basic unit (referred to as TEU, or Twenty-foot Equivalent Units), which is 20 feet in length and can be loaded with 15 to 20 tons of cargo. The other standard size container is forty feet in length, and is designated as a Forty-foot Equivalent Unit, or FEU. Such a container can carry up to 30 tons of cargo.

Container vessels are sized according to the number of containers that they can carry and whether the vessels can traverse the Panama Canal or Suez Canal. The four major container vessel categories, with reference to size, from smallest to largest, are as follows:

•	Panamax

Container vessels with cargo capacity typically from 2,500 up to approximately 5,000 TEU. They are constructed as the largest vessels, in terms of breadth and length, capable of fitting through the Panama Canal.

•	Post-Panamax

Container vessels with cargo capacity typically from 4,500 up to approximately 10,000 TEU.

•	Suezmax

Container vessels with cargo capacity typically of 10,000-12,000 TEU. They are constructed as the largest vessels capable of fitting through the Suez Canal (both in terms of breadth and draft, or the maximum depth below a vessel’s waterline).

•	Post-Suezmax

These container vessels are currently in the design stage and are expected to exceed a capacity of 12,000 TEU. They will also be designed to travel through the Malacca Strait, which is limited due to its draft restrictions (thus, the term ‘‘Malaccamax’’ is also being used).

There are also container ships called ‘‘RoRo’s’’ (for roll-on, roll-off), which utilize shore-based ramp systems for loading and unloading. RoRo’s are usually associated with shorter trade routes, as they are unable to carry the volume of crane-based container vessels. However, due to their flexibility and high speed, Ro-Ro’s are frequently used in today’s container markets. Various types of RoRo vessels include ferries, cruise ferries and barges. A true RoRo’s ramps can serve all of the vessel’s decks; otherwise it is a hybrid type. New automobiles that are transported by ship around the world are often moved on a large type of RoRo called a Pure Car Carrier (PCC) or Pure Car Truck Carrier (PCTC).

Prices for individual vessels vary widely depending on the type, quality, age and expected future earnings.

Maritime SPACs

As of June 1, 2008, we identified four blank check companies priced since 2004 that have a maritime shipping focus and one blank check company without an industry focus which has entered into an agreement to merge with a shipping company. These include:

•	Navios Maritime Holdings, Inc. (formerly International Shipping Enterprises)

International Shipping Enterprises, Inc. completed its offering in December 2004, announced entry into a definitive acquisition in February 2005, and successfully submitted the acquisition to a shareholder vote August 2005. Navios today is one of the leading public companies in the drybulk shipping sector.

•	Star Bulk Carriers Corp. (formerly Star Maritime Acquisition Corp.)

Star Maritime, filing as a US domiciled company, completed its offering in December 2005, announced entry into a definitive acquisition agreement in December 2006, and issued its definitive proxy statement in November 2007. On November 27, 2007, shareholders approved the acquisition.

•	Oceanaut, Inc.

Oceanaut, Inc., a foreign private issuer, completed its offering in March 2007.

•	Seanergy Maritime Corp.

Seanergy Maritime Corp., a foreign private issuer, completed its offering in September 2007. On May 20, 2008, Seanergy announced entry into definitive agreements to purchase six dry bulk vessels.

•	Marathon Acquisition Corp.

On March 21, 2008, Marathon Acquisition Corp. entered into an agreement to merge with a container ship company with a fleet totaling 17 vessels. Marathon completed its initial public offering in August 2006. The company was not limited to a specific industry sector.

Other blank check companies without a maritime focus may enter or may have entered into definitive agreements in the maritime sector without our knowledge.

Management believes that the product and bulker, shipping sectors may present certain advantages compared to certain other sectors with respect to consummating a business combination for a blank check company. Shipping drybulk cargoes and crude and refined petroleum products are commoditized businesses. Vessels and cargoes come in standard sizes and classes. Information concerning vessel values, charter day rates, and operating costs are published. In addition, a large number of vessels or vessel owing companies change hands on a regular basis. For example, for the year 2007, shipping broker Clarksons reported that 396 product tankers and 763 bulkers had changed hands. For the year 2008 through May 30, Clarksons reports that 161 tankers and 189 dry bulk vessels had changed ownership.

As a consequence, a fleet of five or six vessels, a number approximately equal to the average fleet size for both bulkers and tankers, can be assembled or acquired, providing economies of scale, day rates and utilizations similar to substantially larger fleets.

Specialized Vessels

We may also consider fuel bunkers, supply vessels, service vessels and anchor handlers that perform various functions related to the supply and maintenance of offshore oil rigs. Additionally, we will also be looking at multipurpose vessels with heavy gear capacity to service containers and specialty cargoes such as for shipyards, oil refineries, modification requirements and the full range of steel products.

Port, Storage and Terminal Operation

We may also seek to acquire service businesses engaged in, among other activities, the development of the infrastructure of ports and specialized private berths, warehousing and logistic services and regulatory matters, including compliance with customs formalities.

The Management Sector

Instead of acquiring individual vessels and/or a company or companies owning or operating vessels, we may seek to acquire service businesses engaged in, among other activities, operational management, brokerage, maintenance and technical support. Service businesses we may seek to acquire would typically be engaged in:

•	Technical management services, such as crew retention and training, maintenance, repair, capital expenditures, drydocking, payment of vessel tonnage tax, maintaining insurance and other vessel operating activities; or

•	Commercial management services, such as finding employment for vessels, vessel acquisition and disposition, freight and charter hire collection, accounts control, appointment of agents, bunkering and cargo claims handling and settlements.

We may also seek to acquire a company actively engaged in the contract of affreightment, or COA, market. A COA is a service contract under which a vessel owner agrees to transport multiple cargoes, at a specified rate per ton, between designated loading and discharge ports. A COA does not designate any particular vessel but does require a specified amount of cargo to be carried during the term of the COA, which usually spans a number of months or years. A COA arrangement also provides flexibility in that both the contract and the cargo may also be re-let to other parties, allowing the COA holder effectively to ‘‘trade’’ its paper contract as well as the cargo subject to such contract.

Information that may be Contained in the Proxy Statement

To the extent that we acquire one or more vessels, it is highly likely that the proxy statement that we would send to shareholders would not contain audited historical financial information with respect to the vessels and, therefore, shareholders voting on a proposed transaction would not have access to audited or unaudited financial information with respect to the vessels. The reason that we may not be required to provide audited historical information is because the business combination would be viewed as an acquisition of assets, such as one or more vessels, instead of an acquisition of a business. It is consistent with shipping industry precedent in that audited historical financials would not be required, because typically the acquiring company would not have access to such information. However, whether an acquisition is actually deemed to be that of assets (instead of a business) is based on an analysis of the facts and circumstances involved, taking to consideration a number of variables that generally would reflect upon whether there is sufficient continuity of the acquired entity’s operations prior to and after the acquisition so that the disclosure of the historical information is material to the understanding of future operations. Some of these factors would include whether new charter agreements will be entered into, if the vessel’s flag will change, or whether existing crew will continue and if so under pre-existing or new contracts. We are unable to predict the facts and circumstances surrounding any possible future acquisition of vessels (whether the acquisition will be structured as an acquisition of assets or an operating business), and accordingly cannot provide assurances with respect to the provision of audited historical financial information. If however, we determined that such audited historical financial information was not required, instead of audited financial statements, the proxy statement we would send to our shareholders would contain the same information that would typically be provided in the prospectus for an initial public offering of a start-up shipping company, such as: (i) historical and prevailing market rates for vessels on the basis of type, age and proposed employment; (ii) our expectations of future market trends and proposed strategy for employment of the vessels; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the vessels as assets generally (i.e., whether they are new or second-hand and the type of vessel), all of which, in turn, depend on the sector of the shipping industry in which we consummate such a business combination. See ‘‘Risk Factors — Risks associated with the shipping industry  — If we were to acquire vessels or a company with agreements to purchase individual vessels, it is highly unlikely that proxy materials provided to our shareholders would include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.’’

We intend to determine the value of vessels we may acquire by examining historical records of the vessels, conducting an on-site technical analysis of the vessels and a physical inspection of the vessels. In addition, we will review recent purchase and sale transactions of similar vessels and examine such transactions based on size, class and type of vessels.

To the extent that financial information is not available with respect to vessels we may acquire, we expect to evaluate the fair value of the assets, based on the advice of our ship broker and financial advisors, consistent with industry practice. Under current industry practice, a ship broker or financial advisor would estimate a vessel’s value based upon recent purchases and sale transactions of similar vessels taking into account adjustments based on size, class and type of vessel, and other factors which, in the opinion of the valuation expert or financial advisor, is necessary at the time of valuation.

Such valuation would factor in, among other things, the revenue stream generated from ongoing charter arrangements, to the extent that the vessels have any charter arrangements that will continue after the business combination, and future forward rates, as quoted on the International Maritime Exchange (Imarex).

In the event it was determined that we are in fact acquiring a business (as opposed to assets), we anticipate that we would provide audited annual financial statements and unaudited interim statement as required in such circumstances.

Government regulations

Government regulation significantly affects the ownership and operation of vessels including international conventions and national, state and local laws and regulations in force in the countries in which vessels may operate or are registered.

A variety of governmental and private entities subject vessels to both scheduled and unscheduled inspections. These entities include the local port authorities (U.S. Coast Guard, harbor master or equivalent), classification societies, flag state administration (country of registry) and charterers, particularly terminal operators. Certain of these entities require vessel owners to obtain permits, licenses and certificates for the operation of their vessels. Failure to maintain necessary permits or approvals could require a vessel owner to incur substantial costs or temporarily suspend operation of one or more of its vessels.

We believe that the heightened level of environmental and quality concerns among insurance underwriters, regulators and charterers is leading to greater inspection and safety requirements on all vessels and may accelerate the scrapping of older vessels throughout the industry. Increasing environmental concerns have created a demand for vessels that conform to the stricter environmental standards. Vessel owners are required to maintain operating standards for all vessels that will emphasize operational safety, quality maintenance, continuous training of officers and crews and compliance with United States and international regulations. Because these laws and regulations are frequently changed and may impose increasingly stricter requirements, we cannot predict the ultimate cost of complying with these requirements, or the impact of these requirements on our proposed business.

Environmental regulations

The International Maritime Organization, or IMO, has negotiated international conventions that impose liability for oil pollution in international waters and a signatory’s territorial waters. In September 1997, the IMO adopted Annex VI to the International Convention for the Prevention of Pollution from Ships, which became effective on May 19, 2005. Annex VI sets limits on sulfur oxide and nitrogen oxide emissions from ship exhausts and prohibits deliberate emissions of ozone depleting substances, such as chlorofluorocarbons. Annex VI also includes a global cap on the sulfur content of fuel oil and allows for special areas to be established with more stringent controls on sulfur emissions. Annex VI and new conventions, laws and regulations that may be adopted in the future could adversely affect our ability to manage vessels we acquire or operate.

Under the International Safety Management Code, or ISM Code, promulgated by the IMO, the party with operational control of a vessel is required to develop an extensive safety management system that includes, among other things, the adoption of a safety and environmental protection policy setting forth instructions and procedures for operating its vessels safely and describing procedures for responding to emergencies.

The ISM Code requires that vessel operators obtain a safety management certificate for each vessel they operate. This certificate evidences compliance by a vessel’s management with code requirements for a safety management system. No vessel can obtain a certificate unless its manager has been awarded a document of compliance, issued by the respective flag state for the vessel, under the ISM Code.

Noncompliance with the ISM Code and other IMO regulations may subject a ship owner to increased liability, may lead to decreases in available insurance coverage for affected vessels and may result in the denial of access to, or detention in, some ports. For example, the United States Coast Guard and European Union authorities have indicated that vessels not in compliance with the ISM Code will be prohibited from trading in ports in the United States and European Union.

The United States Oil Pollution Act of 1990

The United States Oil Pollution Act of 1990, or OPA, established an extensive regulatory and liability regime for the protection and cleanup of the environment from oil spills. OPA affects all owners and operators whose vessels trade in the United States, its territories and possessions or whose vessels operate in United States waters, which includes the United States’ territorial sea and its two hundred nautical mile exclusive economic zone.

Under OPA, vessel owners, operators and bareboat charterers are ‘‘responsible parties’’ and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or threatened discharges of oil from their vessels. OPA defines these other damages broadly to include:

•	natural resources damages and the costs of assessment thereof;

•	real and personal property damages;

•	net loss of taxes, royalties, rents, fees and other lost revenues;

•	lost profits or impairment of earning capacity due to property or natural resources damage; and

•	net cost of public services necessitated by a spill response, such as protection from fire, safety or health hazards, and loss of subsistence use of natural resources.

OPA limits the liability of responsible parties to the greater of $600 per gross ton or $500,000 per dry bulk vessel that weighs more than 300 gross tons (subject to possible adjustment for inflation). These limits of liability do not apply if an incident was directly caused by violation of applicable United States federal safety, construction or operating regulations or by a responsible party’s gross negligence or willful misconduct, or if the responsible party fails or refuses to report the incident or to cooperate and assist in connection with oil removal activities.

OPA requires owners and operators of vessels to establish and maintain with the U.S. Coast Guard evidence of financial responsibility sufficient to meet their potential liabilities under OPA. In December 1994, the U.S. Coast Guard implemented regulations requiring evidence of financial responsibility in the amount of $1,500 per gross ton, which includes the OPA limitation on liability of $1,200 per gross ton and the United States Comprehensive Environmental Response, Compensation, and Liability Act liability limit of $300 per gross ton. Under the regulations, vessel owners and operators may evidence their financial responsibility by showing proof of insurance, surety bond, self-insurance or guaranty. Under OPA, an owner or operator of a fleet of vessels is required only to demonstrate evidence of financial responsibility in an amount sufficient to cover the vessels in the fleet having the greatest maximum liability under OPA.

The United States Coast Guard’s regulations concerning certificates of financial responsibility provide, in accordance with OPA, that claimants may bring suit directly against an insurer or guarantor that furnishes certificates of financial responsibility. In the event that such insurer or guarantor is sued directly, it is prohibited from asserting any contractual defense that it may have had against the responsible party and is limited to asserting those defenses available to the responsible party and the defense that the incident was caused by the willful misconduct of the responsible party. Certain organizations, which had typically provided certificates of financial responsibility under pre-OPA laws, including the major protection and indemnity organizations, have declined to furnish evidence of insurance for vessel owners and operators if they are subject to direct actions or required to waive insurance policy defenses.

The United States Coast Guard’s financial responsibility regulations may also be satisfied by evidence of surety bond, guaranty or by self-insurance. Under the self-insurance provisions, the vessel owner or operator must have a net worth and working capital, measured in assets located in the United States against liabilities located anywhere in the world, that exceeds the applicable amount of financial responsibility.

OPA specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and some states have enacted legislation providing for unlimited liability for oil spills. Some states which have enacted such legislation have not yet issued implementing regulations defining vessels owners’ responsibilities under these laws.

Other environmental initiatives

The European Union is considering legislation that will affect the operation of vessels and the liability of owners for oil pollution. It is difficult to predict what legislation, if any, may be promulgated by the European Union or any other country or authority.

Although the United States is not a party thereto, many countries have ratified and follow the liability scheme adopted by the IMO and set out in the International Convention on Civil Liability for Oil Pollution Damage, 1969, as amended, or the CLC, and the Convention for the Establishment of an International Fund for Oil Pollution of 1971, as amended. Under these conventions, a vessel’s registered owner is strictly liable for pollution damage caused on the territorial waters of a contracting state by discharge of persistent oil, subject to certain complete defenses. Many of the countries that have ratified the CLC have increased the liability limits through a 1992 Protocol to the CLC. The liability limits in the countries that have ratified this Protocol are currently approximately $4 million plus approximately $566 per gross registered ton above 5,000 gross tons, with an approximate maximum of $80.5 million per vessel, with the exact amount tied to a unit of account which varies according to a basket of currencies. The right to limit liability is forfeited under the CLC where the spill is caused by the owner’s actual fault or privity and, under the 1992 Protocol, where the spill is caused by the owner’s intentional or reckless conduct. Vessels trading to contracting states must provide evidence of insurance covering the limited liability of the owner. In jurisdictions where the CLC has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to the CLC.

Security regulation

Since the terrorist attacks of September 11, 2001, there have been a variety of initiatives intended to enhance vessel security. On November 25, 2002, the Maritime Transportation Security Act of 2002, or MTSA, came into effect. To implement certain portions of the MTSA, in July 2003, the United States Coast Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States. Similarly, in December 2002, amendments to the International Convention for the Safety of Life at Sea, or SOLAS, created a new chapter of the convention dealing specifically with maritime security. The new chapter went into effect on July 1, 2004 and imposes various detailed security obligations on vessels and port authorities, most of which are contained in the recently created International Ship and Port Facilities Security, or ISPS Code. Among the various requirements are:

•	on-board installation of automatic information systems, or AIS, to enhance vessel-to-vessel and vessel-to-shore communications;

•	on-board installation of ship security alert systems;

•	the development of vessel security plans; and

•	compliance with flag state security certification requirements.

The United States Coast Guard regulations, intended to align with international maritime security standards, exempt non-U.S. vessels from MTSA vessel security measures, provided such vessels have on board, by July 1, 2004, a valid International Ship Security Certificate, or ISSC, that attests to the vessel’s compliance with SOLAS security requirements and the ISPS Code.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth or to begin operations by purchasing vessels, in which case we would be subject to the risks inherent in being a start-up business, although it is not our current intention to do so. While we may seek to effect business combinations with more than one target business, it is likely that we will have the ability to initially complete only a single business combination, although this may entail the simultaneous acquisitions of several operating businesses at the same time.

We have not identified a target business

As mentioned above, to date, neither we nor First Fleet Ltd. has selected any target business with which to seek a business combination. None of our officers, directors, promoters or other affiliates, including First Fleet Ltd., is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with us, nor have we, nor any of our agents of affiliates, including First Fleet Ltd., been approached by any candidates (or representative of any candidates) with respect to a possible business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Neither we nor First Fleet Ltd. has established any specific attributes or criteria (financial or otherwise) for prospective target businesses except for those factors described below under ‘‘— Selection of a target business and structuring of a business combination.’’ Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by First Fleet Ltd. or us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitation that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

Our officers and directors, as well as their affiliates, may bring to our attention target business candidates that they become aware of through their business contacts after our offering. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. None of our officers, directors or First Fleet Ltd., or any affiliates thereof, have had any contact to date with any unaffiliated sources regarding potential target businesses and none of our officers, directors or First Fleet Ltd., or any affiliates thereof, have undertaken any affirmative efforts to locate a target business or business combination candidate. In no event will we pay any of our existing officers, directors or shareholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

We anticipate that target business candidates may also be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, ship brokers and other members of the financial or shipping community, who may present solicited or unsolicited proposals. We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, such as publicly available information relating to this offering, public relations and marketing efforts, articles that may be published in industry trade journals discussing our intent to make acquisitions, and/or direct contact by management to be commenced following the completion of this offering. We will make a preliminary judgment about the relative merits and timing of a shipping opportunity employing our market knowledge, which is based upon published vessel values and charter rates, notably those of Clarksons Shipping Services or Drewry Shipping Consultants, Ltd., among others, market and vessel-specific information provided to us by ship brokers and charterers; information obtained by us through the ordinary course of business as a result of general discussions with ship owners, managers and other industry players; and transaction-specific information resulting from unsolicited approaches, proposals or offers from third parties. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation (which would be equal to a percentage of the fair market value of the transaction as agreed upon at the time of such engagement or agreement with a party that brings us an unsolicited proposal, as the case may be) may be paid from the offering proceeds not held in trust. Any finder or broker would only be paid a fee upon the consummation of a business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not conducted any specific research on the shipping industry to date nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. Since we have not yet analyzed the businesses available for acquisition and have not identified a target business, we have not established any specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses, except for the factors described below. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors that we deem relevant at such time based on the identity of such target business, the following:

•	earnings and growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	cash flow and cash flow growth potential;

•	stability of cash flow;

•	competitive position;

•	financial condition and results of operation;

•	barriers to entry into the shipping industry;

•	breadth of services offered;

•	degree of current or potential market acceptance of the services;

•	regulatory environment of the shipping industry; and

•	costs associated with effecting the business combination.

Because we do not know in which segment of the shipping industry we will be considering a target business, we have listed the foregoing general factors. These criteria are not intended to be exhaustive. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the listed factors, as well as other considerations deemed relevant by our management in effecting a particular business combination. We have not conducted any research with respect to identifying the number and characteristics of potential acquisition candidates, nor is it possible for us to list the number of market participants that fall within each of the sectors in the shipping sector identified by us, as the shipping industry is generally highly fragmented and, aside from the handful of publicly-traded shipping companies, characterized by a lack of transparency in ownership or corporate structure, the possibility of companies selling pieces or divisions of themselves and new ships that are being built constantly, all of which factors limit our ability to approximate the number of market participants in each sector.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finders or consulting fees to our existing shareholder, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair market value of target business

The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets at the time of such acquisition. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through an issuance of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise their conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having to adjust the ratio of cash to stock used as consideration or arrange for third party financing.

The fair market value of such business will be determined by our board of directors based upon valuation criteria accepted by the financial community, such as actual and potential sales, earnings before interest, tax, depreciation and amortization, net income, cash available for distributions, net asset value, cash flow and book value. The evaluation of a potential holding company acquisition where the assets to be acquired are not in the possession of the target company would be based on established valuation criteria in the shipping industry for ships as well as agreements to acquire ships. This valuation process, which also applies to an operating company that has among its assets one or more agreements to purchase vessels, involves obtaining two or three appraisals from independent ship brokers. These appraisals, in accordance with standard industry practice, are based on a description of the particular vessel (including size, age and type), as well as the appraisers’ review of publicly available maintenance records for vessels that are not new. The value of the purchase agreement reflects the value of the vessel underlying such agreement. It is not anticipated that such appraisers will agree to allow our stockholders to rely directly on the appraisals.

Our officers and directors have experience evaluating target businesses based upon the valuation criteria set forth in the preceding paragraph and have performed such evaluations for transactions valued in the range contemplated by this offering. Satisfaction of the 80% threshold is determined by calculating the fair market value of what we receive in the business combinations and comparing it to 80% of our net assets. Whether assets or stock of a target business is acquired, including if we acquire less than 100% of an entity’s stock, such assets or stock received by us would be evaluated based upon such financial criteria in order to determine if the fair market value of such assets or stock equals at least 80% of our net assets.

If our board of directors is not able to independently determine that the target business has a sufficient fair market value (for example, if the financial analysis is too complicated for our board of directors to perform on their own), we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority or from another qualified independent consultant or advisory firm with respect to the satisfaction of such criteria. The willingness of an investment banking firm or consultant to provide for reliance by our shareholders would be one factor considered by us in selecting an independent investment banking firm.

If we do obtain the opinion of an investment banking firm or consultant, a summary of the opinion will be contained in the proxy statement that will be mailed to shareholders in connection with obtaining approval of the business combination, and the investment banking firm or consultant will consent to the inclusion of their report in our proxy statement. We will not be required to obtain an opinion from an investment banking firm or consultant as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Possible lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to effect only one, or perhaps, two business combinations, although this may entail simultaneous acquisitions of several entities at the same time. We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and other legal issues and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of net assets threshold. Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of services.

Additionally, since our business combination may entail the simultaneous acquisitions of several entities at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their entities is contingent upon the simultaneous closings of the other acquisitions.

Limited ability to evaluate the target business’s management

Although we expect certain of our management to remain associated with us following a business combination, it is likely that the management of the target business at the time of the business combination will remain in place, and we may employ other personnel following the business combination. Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Thus, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for shareholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable law. Our shareholders will be given written notice of a special meeting to approve a business combination, which notice will be given not less than fifteen days or more than sixty days before the date fixed for the meeting. In connection with seeking shareholder approval of a business combination, we will also submit to our shareholders for approval a proposal to amend our Amended and Restated Articles of Incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend the corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. However, we may elect to form a foreign subsidiary in connection with a proposed business combination, which may be used to make the acquisition. In the event we choose to complete our initial business combination using a foreign subsidiary, we may choose not to amend our Amended and Restated Articles of Incorporation to provide for perpetual existence. We will only consummate a business combination if shareholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking shareholder approval of a business combination we will furnish our shareholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business. When we furnish proxy solicitation materials to our shareholders, we will publicly furnish such materials to the SEC. We expect that the proxy statement that we would send to shareholders would not contain historical financial information with respect to the vessels and, therefore, shareholders voting on a proposed transaction would not have the benefit of financial statements of past operations. Rather, instead of financial statements, the proxy statement we would send to our shareholders would contain the same information that would typically be provided in the prospectus for an initial public offering of a start-up shipping company, such as: (i) historical and prevailing market rates for vessels on the basis of type, age and proposed deployment; (ii) our expectations of future market trends and proposed strategy for employment of the vessels; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the vessels as assets generally (i.e., whether they are new or second-hand and the type of vessel), all of which, in turn, depend on the sector of the shipping industry in which we consummate such a business combination. See ‘‘Risk Factors — Risks associated with the shipping industry — If we were to acquire vessels or a company with agreements to purchase individual vessels, it is highly unlikely that proxy materials provided to our shareholders would include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.’’

In connection with the vote required for our initial business combination, our existing shareholder has agreed to vote the shares of common stock owned by it prior to this offering in accordance with the vote of the majority of the public shareholders. We are not aware of any intention on the part of our officers and directors, or our existing shareholder, to make any purchases in this offering or in the aftermarket, although they are not prohibited from doing so. Although we do not know for certain the factors that would cause our existing shareholder to purchase our securities, we believe that some of the factors it would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public shareholders are voting against a proposed business combination, and (iv) their interest in the target business once the target business has been identified. Any shares acquired by such individuals in this offering or in the aftermarket will be voted in favor of the business combination. Accordingly, any purchase of our shares by our officers and directors, or our existing shareholder, in this offering or in the aftermarket could influence the result of a vote submitted to our shareholders in connection with a business combination by making it more likely that a business combination would be approved. In addition, given the interest that our existing shareholder and our officers and directors have in a business combination being consummated, it is possible that our existing shareholder and such individuals will acquire securities from public shareholders who have elected to redeem their shares of our common stock (as described below) in order to change their vote and insure that the business combination will be approved (which could result in a business combination being approved even if, after the announcement of the business combination, 30% or more of our public shareholders would have elected their conversion rights on a cumulative basis, including any shareholders who previously exercised their conversion rights in connection with the shareholder vote required to approve the extended period, if any, or 51% of our public shareholders would have voted against the business combination, but for the purchases made by our existing shareholder). We will proceed with the business combination only if a majority of the shares of common stock voted by the holders of the common stock included in the units offered by this prospectus are voted in favor of the business combination and public shareholders owning less than 30% of the shares sold in this offering exercise their conversion rights. Our threshold for conversion has been established at 30% to reduce the risk of a small group of shareholders exercising undue influence on the approval process. However, a 20% threshold is more typical in offerings of this type and such lower threshold permits the holders of a smaller number of shares to prevent a transaction they deem to be undesirable from being consummated (and therefore makes it easier for a proposed business combination to be approved as compared to other offerings of this type with a lower threshold). In addition, permitting conversion above the typical 20% threshold may require us to secure additional financing to fund a proposed business combination. Voting against the business combination alone will not result in conversion of a shareholder’s shares into a pro rata share of the trust account. To do so, a shareholder must have also exercised the conversion rights described below. As a result of our higher conversion threshold, we may have less cash available to complete a business combination. Because we will not know how many shareholders may exercise such conversion rights, we will need to structure a business combination that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of shareholders exercise their conversion rights than we expect. Alternatively, to compensate for the potential shortfall in cash, we may be required to structure the business combination, in whole or in part, using the issuance of our stock as consideration.

Accordingly, this increase in the customary conversion threshold may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

Extension of time to complete a business combination to 36 months

We have a period of 24 months from the consummation of this offering within which to effect our initial business combination. However, unlike other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement within the 24 month period from the consummation of this offering, we may, prior to the expiration of the 24 month period, call a meeting of our shareholders for the purpose of soliciting their approval to extend the date by which we must complete our business combination by an additional 12 months. If the extended date is approved by shareholders we would have a total of 36 months from the consummation of this offering to complete a business combination. In connection with seeking shareholder approval for the extended period, we will furnish our shareholders with proxy solicitation materials prepared in accordance with the Exchange Act. Before mailing the proxy statement to shareholders, we will file preliminary statements with the SEC for its review and comment.

We believe that extending the date by which we must complete our initial business combination to 36 months may be necessary due to the circumstances involved in the evaluation and closing of a business combination.

While such 24 month period may be sufficient to accomplish all of these necessary tasks prior to effectuating the business combination, if, in the course of this process, we conclude that it may be insufficient, we may, pursuant to our Amended and Restated Articles of Incorporation, call a special meeting of our shareholders for the purpose of extending by an additional 12 months the date by which we must complete our business combination.

If holders of 30% or more of the shares sold in this offering vote against the proposed extended period and elect to convert their shares for a pro rata share of the trust account, we will not extend the date by which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public shareholders. Subject to the foregoing, approval of the extension to 36 months will require the affirmative vote of the majority of the votes cast by our public shareholders who vote at the special or annual meeting called for the purpose of approving such extension. In connection with the vote required for the extension to 36 months, our existing shareholder has agreed to vote its shares of common stock acquired prior to this offering in accordance with the majority of shares of common stock voted by the public shareholders and have agreed to waive its conversion rights.

If the majority of votes cast by our public shareholders are voted at the special meeting called for the purpose of approving such extension in favor of such extension and holders of less than 30% of the shares sold in this offering vote against the proposed extension and elect to convert their shares, we will then have an additional 12 months in which to complete the initial business combination.

If the proposal for the extension to 36 months is approved, we will still be required to seek shareholder approval as described above under ‘‘Opportunity for shareholder approval of business combination’’ before effectuating our initial business combination, even if the business combination would not ordinarily require shareholder approval under applicable law. Unless a shareholder voted against the proposal to extend to 36 months and exercised such shareholder’s conversion rights, such shareholder will be able to vote on the initial business combination.

Conversion rights for shareholders voting to reject the extended period or our initial business combination

Public shareholders voting against the extended period or our initial business combination, as the case may be, will be entitled to cause us to convert their common stock for a pro rata share of the aggregate amount then in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of up to an aggregate of $2,500,000 (or up to $2,875,000 if the underwriters’ over-allotment option is exercised in full or such lesser pro-rated amount upon partial exercise of the over-allotment option) of the interest income, net of taxes, on the trust account balance previously released to us to fund our working capital. Shareholders voting against (i) the extended period will only have the right to cause us to convert their shares if the extended period is approved and (ii) the business combination will only have the right to cause us to convert their shares if our initial business combination is approved and completed. Public shareholders who cause us to convert their common stock for a pro rata share of the trust account will be paid their conversion price as promptly as practicable after the date of the special meeting for the extended period or upon consummation of a business combination, as the case may be, and will continue to have the right to exercise any warrants they own. A public shareholder who converts his common stock in connection with a business combination or an extension and does not object to the business combination or an extension will forego his right to commence a derivative action against us.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of his, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Such a public shareholder would still be entitled to vote against the extended period or a proposed business combination with respect to all shares owned by him, her or it or his, her or its affiliates. We believe this restriction will prevent shareholders from accumulating large blocks of stock before the vote held to approve a proposed business combination or an extension of the period of time in which to complete the initial business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, for example, a public shareholder who owns 15% of the shares sold in this offering could threaten to vote against a proposed business combination or an extension of the period of time in which to complete the initial business combination and seek conversion, regardless of the merits of the transaction, if his, her or its shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting each shareholder’s ability to convert only up to 10% of the shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders. However, we are not restricting the shareholders’ ability to vote all of their shares against the transaction.

The Company intends to rely on public filings made by its stockholders with the Securities and Exchange Commission under Section 13 of the Exchange Act for purposes of determining this 10% conversion limitation. Section 13 under the Exchange Act obligates such stockholders to disclose in such filings with the Commission whether they are acting in concert or as a ‘‘group’’ for purposes of holding, voting or disposing of the Company’s securities. The Company does not have any current plans or arrangements in place to monitor whether unaffiliated public stockholders are acting in concert or as a ‘‘group’’ for purposes of implementing this provision other than relying on these public filings. However, if information becomes available to the Company that certain of its stockholders have acted as a ‘‘group’’ and have not complied with their obligations under Section 13 of the Exchange Act, whether through communications with its stockholders or other information that is generally available to the public, we will investigate such matters as the Company deems appropriate in compliance with the Company’s fiduciary obligations to its stockholders. We note that we have no specific criteria to determine whether persons are acting as a ‘‘group’’ other than relying on the guidance provided in Section 13(d) of the Exchange Act. We believe that such determination will depend on the nature of the information received by us. Accordingly, we intend to look, on a case-by-case basis, at the factors surrounding each circumstance, including but not limited to, the existence of a voting agreement, arrangement or understanding between stockholders for the purpose of voting on a business combination and seeking conversion rights to determine whether certain stockholders are acting as a ‘‘group’’.

A shareholder who votes against an extension of the period of time in which we may complete our initial business combination and also elects to convert its shares of common stock in connection with such vote may vote against our initial business combination at the applicable shareholder meeting held for that purpose only to the extent such shareholder continues to hold shares of our common stock or acquires additional shares through subsequent market purchases or otherwise. However, such shareholder and its affiliates would be prohibited from exercising any shareholder conversion right with respect to any shares at the shareholder meeting held for the purpose of approving our initial business combination. We believe such limitation on the shareholder conversion rights will deter shareholders who exercise shareholder conversion rights in connection with the shareholder vote on a proposed extension from acquiring shares solely for the purpose of attempting to seek shareholder conversion, regardless of the merits of the transaction, if its shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares).

The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes payable on such interest, which shall be paid from the trust account, and net of interest income previously released to us to fund our working capital requirements), calculated as of the date of the special meeting of shareholders approving the extended period or two business days prior to the consummation of the proposed initial business combination, as the case may be, divided by the number of shares sold in this offering. The initial per-share conversion price is expected to be $10.00 (or approximately $9.96 per share if the over-allotment option is exercised in full).

An eligible public shareholder may request conversion at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to the extended period or a proposed business combination, as the case may be, but the request will not be granted unless the shareholder votes against the extension or business combination and the extension or business combination, as the case may be, is approved and, in the case of the business combination, it is consummated. If a shareholder votes against the business combination or the extended period but fails to properly exercise such shareholder’s conversion rights, such shareholder will not have its shares of common stock converted for its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the applicable meeting. The funds to be distributed to shareholders who elect conversion will be distributed as promptly as practicable after the special meeting of shareholders approving the extended period, or after the consummation of the business combination, as the case may be. Public shareholders who cause us to convert their common stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units.

We may require public shareholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a Current Report on Form 6-K and in our proxy statement related to the extended period or the initial business combination if we impose this requirement. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a shareholder could simply vote against a proposed business combination and check a box on the proxy card indicating such shareholder was seeking to exercise its conversion rights. After the business combination was approved, the company would contact such shareholder to arrange for him, her or it to deliver his, her or its certificate to verify ownership. As a result, the shareholder then had an ‘‘option window’’ after the consummation of the business combination during which he, she or it could monitor the price of the stock in the market. If the price rose above the conversion price, the shareholder could sell his, her or its shares in the open market before actually delivering his, her or its shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which shareholders were aware they needed to commit before the shareholder meeting, would become a ‘‘put’’ right surviving past the consummation of the business combination until the converting shareholder delivered his, her or its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting shareholder’s election to convert is irrevocable once the business combination is approved.

If we elect to require physical delivery of the share certificates, we would expect that shareholders would have to comply with the following steps. If the shares are held in street name, shareholders must instruct their account executive at the shareholders’ bank or broker to withdraw the shares from the shareholders’ account and request that a physical certificate be issued in the shareholders’ name. Our transfer agent will be available to assist with the process. No later than the day prior to the shareholder meeting, the written instructions stating that the shareholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the shareholder has held the shares since the record date and will continue to hold them through the shareholder meeting and the closing of our business combination must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the shareholder meeting will not be converted into cash. In the event that a shareholder tenders his or her shares and decides prior to the shareholder meeting that he or she does not want to convert his or her shares, the shareholder may withdraw the tender. In the event that a shareholder tenders shares and our business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the shareholder.

We will not consummate an initial business combination, and similarly will not extend the time to complete the business combination to 36 months, if holders of more than 29.99% of our outstanding shares of common stock sold in this offering both vote against and exercise their conversion rights with respect to the extended period or, on a cumulative basis, in the case of the business combination. This may have the effect of making it easier for us to have an initial business combination approved over shareholder dissent than other blank check companies with a business purpose similar to ours. Similar blank check companies generally will not consummate a business combination if public shareholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights.

In connection with a vote on our initial business combination, public shareholders may elect to vote a portion of their shares for and a portion of their shares against the initial business combination. If the initial business combination is approved and consummated, public shareholders who elected to convert the portion of their shares voted against the initial business combination will receive the conversion price with respect to those shares and may retain any other shares they own.

If a vote on an initial business combination is held and the business combination is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months (or 36 months if the extended period is approved as described in this prospectus) after the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public shareholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Those public shareholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

Dissolution and liquidation if no business combination

Our Amended and Restated Articles of Incorporation provide that we will continue in existence only until 24 months (or 36 months if the extended period is approved) after the consummation of this offering. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 106 of the Marshall Islands Business Corporations Act. This has the same effect as if our board of directors and shareholders had formally voted to approve our dissolution. As a result, no vote would be required from our board of directors or shareholders to commence such a dissolution and liquidation. We view this provision terminating our corporate life by 24 months (or 36 months if the extended period is approved) after the consummation of this offering as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination. Once we are dissolved, shareholders will no longer be able to bring derivative actions against us.

If we are unable to complete a business combination by 24 months (or 36 months if the extended period is approved), after the consummation of this offering we will distribute to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest not previously distributed. We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effect such distribution. Our existing shareholder has waived rights to participate in any liquidation distribution with respect to shares of common stock owned by them prior to this offering. In addition the underwriters have agreed to waive their rights to the $4,750,000 ($5,462,500 if the over-allotment option is exercised in full) of deferred underwriting compensation (including the interest earned thereon) held in the trust account for its benefit. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust fund. If such funds are insufficient, First Class Management S.A. has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $25,000) and have agreed not to seek repayment of such expenses.

Although we will seek to have all prospective target businesses, vendors or other service providers execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not enforceable. Accordingly, the proceeds held in the trust account could be subject to claims, which could take priority over those of our public shareholders. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In order to protect the amounts held in trust First Fleet Ltd., and to the extent of their beneficial interest is us, our executive officers, have agreed that it will be liable, if we did not obtain valid and enforceable waivers from such prospective target businesses, vendors or other entities. We have not independently verified whether First Fleet Ltd. or such individuals has sufficient funds to satisfy its indemnity obligations and, therefore, we cannot assure you that it would be able to satisfy those obligations.

We believe the likelihood of First Fleet Ltd. or such individuals having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. We also will have access to any funds available outside the trust account or released to us to fund working capital requirements with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation currently estimated at approximately $25,000). The indemnification provisions are set forth in the insider letters, executed by First Fleet Ltd. and each of our officers. The insider letters provide that, in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our shareholders from a vendor, prospective target business or other entity, the indemnification will not be available. The insider letters executed by First Fleet Ltd. and each of our officers are exhibits to the registration statement of which this prospectus forms a part.

Under the Business Corporations Act of the Republic of the Marshall Islands, shareholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain procedures set forth in Section 106 of the

Business Corporations Act of the Marshall Islands intended to ensure that we make reasonable provision for all claims against us, including a minimum 6-month notice period during which any third-party claims can be brought against us, any liability of shareholders with respect to a liquidating distribution is limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder, and any liability of the shareholder would be barred after the expiration of the period specified in the notice. However, it is our intention to make liquidating distributions to our public shareholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, to the extent not covered by the indemnities provided by our executive officers, our shareholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our shareholders may extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after                             , 2010 (or                 , 2011 if the extended period is approved), this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the Business Corporations Act of the Marshall Islands with respect to our dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders shall be entitled to receive funds from the trust account only in the event of liquidation or if the shareholders seek to redeem their respective shares for cash upon (a) a vote against the extended period which is approved by our shareholders or (b) a vote against our business combination which is actually completed by us. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors, which may limit our ability to compete in acquiring certain sizable target businesses. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•	our obligation to seek shareholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to shareholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to convert shares of common stock held by our public shareholders into cash in certain instances may reduce the resources available to effect a business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire either one or more entities with purchase agreements for one or more vessels or an operating business that has a fair market value equal to at least 80% of our net assets at the time of the acquisition could require us to acquire several companies or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We do not own any real estate or other physical property. Our headquarters are located at 22 Ethnikis Antistaseos Street, 152 32 Halandri, Athens, Greece. The cost of this space is included in the monthly fee of $10,000 that First Class Management S.A. will charge us for general and administrative service pursuant to a services agreement between us and First Class Management S.A. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.

Employees

We have three officers that are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic reporting and financial information

We have registered our units, common stock and warrants under the Exchange Act, and have reporting obligations, including the requirement that we file annual reports with the Securities and Exchange Commission. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent accountants. Similar to domestic blank check companies, we intend to file quarterly and current reports on Form 6-K. As a foreign private issuer, we are exempt from the rules under the Exchange Act, regarding proxy statements. Because of this exemption, at the time we seek approval from our shareholders of our initial business combination, we do not expect to file preliminary proxy solicitation materials regarding our business combination with the SEC and, accordingly, such materials will not be reviewed by the SEC. However, we have agreed that for the period commencing with the date of this prospectus and ending upon our liquidation, in connection with any proposed business combination, we will deliver to our shareholders a proxy statement containing the information we believe is required by the rules under the Exchange Act and, as required, publicly furnish such materials to the SEC after mailing.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending September 30, 2009. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the Securities and Exchange Commission assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$125,000,000 of the proceeds of this offering and the private placement including $4,750,000 in deferred underwriting discounts and commissions, will be deposited into a trust account at Citibank International PLC maintained by Continental Stock Transfer & Trust Company.	$104,625,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	All funds held in trust will only be invested in U.S. ‘‘government securities,’’ defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or money market funds meeting certain criteria.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Form 6-K described below and having issued a press release announcing when such separate trading will begin. In no event will separate trading of the common stock and warrants occur until we have filed with the SEC a Current Report on Form 6-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 6-K. For more information, see the section entitled ‘‘Description of Securities — Units.’’	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our shareholders the opportunity to vote on the business combination. In connection with seeking shareholder approval, we will send each shareholder a proxy statement containing information we believe is required by the SEC. A shareholder following the procedures described in this prospectus is given the right to convert his or her shares for his or her pro rata share of the trust account. However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds. If a majority of the shares of common stock voted by the public shareholders are not voted in favor of a proposed initial business combination but 24 months has not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of such 24 month period we have not obtained shareholder approval for an alternate initial business combination, we will liquidate and distribute the proceeds of the trust account, including accrued interest net of income taxes on such interest, after distribution to us of interest income on the trust account balance as described in this prospectus.	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	A business combination must occur within 24 months after the consummation of this offering unless extended to 36 months. If a business combination does not occur within these time frames, pursuant to our Amended and Restated Articles of Incorporation, our corporate existence will cease by operation of law.	If an acquisition has not been consummated within 24 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	The proceeds held in the trust account will not be released, except in the case of conversion in connection with a vote for an extended period, until the earlier of the completion of a business combination or as part of any dissolution and liquidation of our company upon our failure to effect a business combination within the allotted time except that, to the extent the trust account earns interest, we are permitted to receive disbursements (i) to pay tax obligations and (ii) of up to $2,500,000 (or up to $2,875,000 if the underwriters’ over-allotment option is exercised in full or such lesser pro-rated amount upon partial exercise of the over-allotment option) of such interest income.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.
Interest earned on the trust account	Interest earned on the trust account may be released to us for the purposes of (i) paying taxes on interest earned and (ii) funding our working capital requirements up to $2,500,000 (or up to $2,875,000 if the underwriters’ over-allotment option is exercised in full or such lesser pro-rated amount upon partial exercise of the over-allotment option).	Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the shareholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.
Return of funds from trust account if no business combination	While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public shareholders as promptly as practicable, the actual time at which our public shareholders receive their funds will be longer than the five business days under a Rule 419 offering.	In the event a business combination was not consummated within 24 months, proceeds held in the trust account would be returned within five business days of such date.

MANAGEMENT

Directors and executive officers

Our current directors and executive officers, each of whose business address is c/o First Class Navigation Corporation, 22 Ethnikis Antistaseos Street, 152 32 Halandri, Athens, Greece, except as noted below, are as follows:

Name	Age	Position
Dimitrios J. Souravlas	41	Chairman and Chief Executive Officer
Georgios J. Souravlas	44	Chief Operating Officer and Director
Alexandros Politis-Kalenteris	33	Chief Financial Officer, Treasurer and Director
Vasilis Mouyis	44	Director
James F. Walsh	58	Director
Alexis Nichols	75	Director
Antonis Tavoularis	48	Director
Aristeidis Dalakas	61	Director

Mr. Dimitrios J. Souravlas has served as our Chief Executive Officer and Chairman of the Board of Directors since our inception. His involvement in the shipping industry spans 18 years, with significant experience gathered in strategic, commercial and operational management of the business, including expertise in the negotiation of ship purchase and sale transactions, raising of debt and equity financing, placement of insurance and commercial employment of vessels. He has been the Chief Executive Officer of Elmira Shipping and Trading S.A since its founding in 1997. As CEO, he acquired, employed and disposed of Elmira’s managed fleet, which has included, at different times, 20 bulk carriers, 4 reefer container vessels, 10 oil/chemical tankers, and 4 Ro-Ro and 2 Multipurpose vessels aggregating as much as 900,000 deadweight tons of cargo capacity. Prior to this time, Mr. Souravlas was affiliated with various shipping companies in Athens and was actively involved in the management of bulk carriers, reefers, chemical tankers, and product and crude carriers. Early in his career, he spent nearly two years working with Franser Brokerage, a New York ship-owning and brokerage company where he gained exposure to all commercial and operational aspects of fleet management. He concurrently undertook graduate studies in Transportation Management and Shipping at the State University of New York. Mr. Souravlas holds a Bachelors degree in Mechanical Engineering from the University of Sunderland and a Masters degree in Automation Technology from the University of Loughborough. He owns a 50% interest in First Class Management S.A. and a 45% interest in First Fleet Ltd.

Mr. Georgios J. Souravlas has been our Chief Operating Officer and director since our inception. He has 25 years of shipping experience, holding senior operating, engineering and management positions in various companies. He has been the Technical Director of Elmira Shipping and Trading S.A since its founding in 1997. His responsibilities have included the operational and technical husbanding of the company’s managed fleet which at different times included 20 dry bulk carriers, 4 reefer container vessels, 10 oil/chemical tankers, 4 Ro-Ro and 2 multipurpose vessels. The oversight of the fleet’s cost effective maintenance coupled with his management of approximately 1000 onshore and seagoing group personnel have been his ambit of operation thus delivering high standard ships with efficient complement to their trading counterparts.

Mr. Georgios Souravlas was also responsible for the Technical assessment and oversight of Elmira Shipping and Trading S.A.’s New Building deliveries in Japan. Additionally he has been responsible for the preparation and successful execution of 3 scientific expeditions with the Indian Government to the Antarctic on an ice-classed vessel of the group. Mr. Souravlas qualified as a Naval Architect and Mechanical Engineer at the University of Sunderland (UK). His academic background includes studies to PhD level in Mechanical Engineering (Heat Transfer) and lecturing at the University of Sunderland for 4 years. He is a member of the Greek Committee of the Japanese Register (Nippon Kaiji Kyokai) and of the Korean Register. Mr. Souravlas owns a 50% interest in First Class Management S.A. and a 45% interest in First Fleet Ltd.

Mr. Alexandros Politis-Kalenteris has served as our Chief Financial Officer and a member of our board of directors since inception. He has over 10 years of experience in the shipping industry, with a concentration in shipping finance. Mr. Politis-Kalenteris began his career at Doric Shipbrokers S.A. in 1997 and continued working there on a part-time schedule to allow for his simultaneous LLM studies in Germany (October 1999 – August 2000). He joined Elmira Shipping and Trading S.A. in 2002 and served as Treasurer and Financial Project Manager of the company until October 2007. He has been actively involved in all sale and purchase transactions that have taken place at the company during his tenure. Working in close cooperation with the Chief Executive Officer, Mr. Politis-Kalenteris handled the risk management of the company, including, inter alia, interest rate swaps, FX and shipping derivatives. In 2005 Mr. Politis-Kalenteris was appointed China Representative Officer and established the Elmira Beijing Representative Office, which is responsible for Elmira’s strategic planning and implementation of various business projects in the fast-growing Chinese market. Mr. Politis-Kalenteris graduated from the University of Athens with a Bachelors degree in Law, from the University of Regensburg (Germany) with an LLM and from the City University Cass Business School of London with a Masters degree in Shipping, Trade and Finance. Mr. Alexandros Politis-Kalenteris owns a 10% interest in First Fleet Ltd.

Mr. Vasilis Mouyis has been a member of our board of directors since inception. He has a 27 year track record in the shipping industry. He is the co-founder and joint managing director of Doric Shipbrokers S.A., established in 1994 and presently comprising 14 brokers. His responsibilities entail the servicing of major principal accounts and setting strategy for the company, presently ranked amongst the most successful in its field in Greece. From 1986 to 1993 he was chartering broker with H. Clarksons and Co. (plc) at their South African subsidiary, and from 1980 to 1985, he worked in the ship agency and operations department of Hellasco Piraeus, a ship operator. Mr. Mouyis holds a Bachelors degree in economics (B.A Econ) from the American College of Greece and a Post Graduate Diploma in Port and Shipping Administration, with commendation, from the University of Wales Institute of Science and Technology (UWIST).

Mr. James F. Walsh has been a member of our board of directors since November 15, 2007. On January 1, 2008, Mr. Walsh joined Southern Air Holdings, Inc. as its Executive Vice President and Chief Financial Officer. Previously, he worked at Interpool, Inc., the world’s largest lessor of intermodal equipment (shipping containers and chassis) as Executive Vice President, Finance in December 2003, was appointed Executive Vice President and Chief Financial Officer in February 2004 and served until August 31, 2007. In 1998, Mr. Walsh joined C-S Aviation Services, an aircraft operating lease company, as Senior Vice President and Chief Financial Officer, and serving as President from 2000 to 2003. From 1987 to 1993, Mr. Walsh served as Senior Vice President and Chief Financial Officer of Polaris Aircraft Leasing Corporation, a GE Capital company, and, following the incorporation of Polaris into GE Capital Aviation Services (GECAS) in 1993, Mr. Walsh was named Senior Vice President and Chief Financial Officer of GECAS. Prior to joining Polaris, Mr. Walsh held various financial positions during sixteen years with GE Capital and the General Electric Company. Mr. Walsh holds a Bachelor of Arts degree in economics from Rutgers College and a Master’s Degree in Business Administration with a specialization in finance from the University of Bridgeport.

Mr. Alexis Nichols has been a member of our board of directors since November 15, 2007. His career in shipping spans more than 50 years, beginning in the 1950’s, when he began his shipping career with Hull Blyth in London.

From 1960 until 2000, Mr. Nichols served the Callimanopoulos shipping group in a variety of capacities. In 1960, he moved to New York and joined New York Maritime, filling a variety of roles in maritime operations, claims and insurance until 1970. In 1970, he joined Trade & Transport and Brokerage & Management Corp. (ship owners) to head their operations department. He soon moved to cover both wet and dry chartering, well as sales and purchases of vessels.  He became Vice President in 1972 and assumed leadership over the insurance, claims & legal departments. He was elevated to President in 1982 and continued in that role until 1995. From 1995 to 2000, Mr. Nichols served as President and CEO of Marine Management Service, located in Piraeus, Greece.

In 1970, Mr. Nichols was elected a member of the New York Society of Maritime Arbitrators and served as its President in 1986-88. He has remained active in maritime arbitrations. He was elected to the Board of Directors of several Protection & Indemnity Assurance Associations, both in the UK and the United States, from 1980-2000. He served as Vice Chairman of the Liverpool & London P&I Club in 1992-1996. In addition, he is a member of the American Arbitration Association, the Maritime Law Association of the United States and was a member of the American Bureau of Shipping. Mr. Nichols attended the Athens College and the University of Edinburgh. He consults in the industry and is a frequent speaker at shipping seminars. He is a naturalized US citizen.

Mr. Antonis Tavoularis has been a member of our board of directors since November 15, 2007. He is the founder and Managing Director of SeaSoft S.A., which he established in 2004 in Greece to provide integrated software (ERP) systems in the maritime sector. SeaSoft incorporates the up-to-date technology to integrate shipboard with onshore business practices, offering companies an efficient and seamless network for their ship-to-shore operations. Prior to founding Seasoft, Mr. Tavoularis was associated with DIS, a business software and consulting firm in Greece, which he joined in 1989. Mr. Tavoularis holds a Bachelors degree in Mathematics from the Athens University and a post graduate diploma in computer science from the ELKEPA.

Mr. Aristeidis Dalakas has been a member of our Board of Directors since November 15, 2007. He has 32 years of shipping experience, in which time he held senior engineering positions in various companies culminating with the Nippon Kaiji Kyokai (N.K.K) in 1986. Starting as a ship surveyor, Mr. Dalakas advanced steadily to become General Manager of the Piraeus Office, a post he presently holds with responsibility for their surveying of all type of vessels, including International Safety Management Audits and International Shipboard Security Audits. Mr. Dalakas is a graduate Naval Architect from Southampton Institute of Technology, holding also a Post Graduate Diploma in Naval Architecture from Sunderland University. He is Chartered Engineer, a member of the Royal Institute of Naval Architects and member of the International Register of Certificated Architects (IRCA).

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Nichols and Dalakas, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Walsh, Mouyis and Tavoularis, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Messrs. Politis Kalenteris, Dimitrios Souravlas and George Souravlas, will expire at the third annual meeting.

Relationships

Georgios Souravlas, a member of our board of directors is the brother of Dimitrios Souravlas, our Chairman. No other family relationships exist among any of our executive officers and directors.

Director independence

Our board of directors has determined that Messrs. Vasilis Mouyis, James Walsh, Alexis Nichols, Antonis Tavoularis, and Aristeidis Dalakas are ‘‘independent directors’’ as defined in the American Stock Exchange listing standards and Rule 10A-3 of the Exchange Act. Although the decision of whether our independent directors will remain with us after the business combination is reserved for each such director, we will always seek to have a board of directors composed of a majority of independent directors.

Board committees

On completion of this offering, our board of directors will have an audit committee and a nominating committee. Our board of directors has adopted a charter for the audit committee as well as a code of conduct and ethics that governs the conduct of our directors and officers.

Audit committee

Upon completion of this offering, our audit committee will consist of Messrs. Vasilis Mouyis, James Walsh, and Alexis Nichols. Each member of our audit committee is financially literate under the current listing standards of the American Stock Exchange, and our board of directors has determined that Mr. James Walsh qualifies as an ‘‘audit committee financial expert,’’ as such term is defined by Securities and Exchange Commission rules.

The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also select our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.

In addition, the audit committee will review and approve all expense reimbursements made to our officers or directors. Any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nominating committee

On completion of this offering, we will establish a nominating committee of the board of directors, which will consist of Messrs. Vasilis Mouyis, Antonis Tavoularis, and Aristeidis Dalakas, each of whom is an independent director. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Code of conduct and ethics

We have adopted a code of conduct and ethics applicable to our directors and officers in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Certain Reporting Obligations

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. Because of this exemption, at the time we seek approval from our shareholders of our initial business combination, we do not expect to file preliminary proxy solicitation materials regarding our business combination with the SEC and, accordingly, such materials will not be reviewed by the SEC. However, we have agreed that for the period commencing with the date of this prospectus and ending upon our liquidation, in connection with any proposed business combination, we will deliver to our shareholders a proxy statement containing the information we believe is required by the rules under the Exchange Act and, as required, publicly furnish such materials with the SEC after mailing. We have agreed, as a condition to our listing on the American Stock Exchange, that for the period commencing with the date of this prospectus and ending on the consummation of a business combination, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for current reports on Form 8-K and will file reports on Form 6-K complying with those rules and regulations.

Executive compensation

No executive officer has received any cash compensation for services rendered and no compensation of any kind, including finder’s and consulting fees, will be paid to our existing shareholder, officers, directors or any of their respective affiliates. Nor will our existing shareholder, officers, directors or any of their respective affiliates receive any cash compensation for services rendered prior to or in connection with a business combination, except that our independent directors will be entitled to receive $50,000 in cash per year, accruing pro rata from the start of their service on our board of directors and payable only upon the successful completion of a business combination. However, all of these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Our Chairman or any of our independent directors may continue to serve on our board of directors after the consummation of our initial business combination. In that event, such individuals may be paid consulting or other fees from the target business as a result of the business combination, with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to the shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Form 6-K.

Our management team intends to maintain their positions with us after the consummation of our initial business combination. However, we cannot assure you that management will do so either immediately following a business combination or subsequently. The nature of any business combination, the types of vessels chosen, change in shareholder composition, offered wages or terms of employment, competing employment offers, and the outlook for the industry may all influence management’s willingness to continue in employment with us. In addition, these factors, as well as management’s investment in us, may influence our management’s motivation in identifying or selecting a target business. Accordingly, our officers may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers were included by a target business as a condition to any agreement with respect to a business combination. See ‘‘Conflicts of interest’’ below for additional details.

Conflicts of interest

Potential investors should be aware of the following potential conflicts of interest:

•	Our directors, officers, and existing stockholder and their affiliates may negotiate employment or consulting agreements with a target business or businesses in connection with a particular business combination or may be required to resign in connection therewith. As a result, conflicts of interest may arise in considering a potential business combination.

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including those related to First Class Management S.A. and Elmira Shipping and Trading S.A.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled ‘‘Directors and executive officers’’ and later in this section.

•	Our officers and directors may, in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	Since our sole shareholder owns shares of our common stock which will be released from escrow (or, in the case of the insider warrants, released from contractual restrictions limiting their transferability until after a business combination) only if a business combination is successfully completed and owns warrants which will expire worthless if a business combination is not consummated, our board, certain of whose members are also members of the board of our sole shareholder, may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. The financial interests of our sole shareholder may influence its motivation in identifying and selecting a target acquisition, timely completing a business combination and securing the release of its stock.

•	Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•	Because each of our independent directors will be entitled to receive $50,000 in cash per year for their board service, accruing pro rata from the start of their service on our board of directors and payable only upon the successful completion of a business combination, the financial interest of our independent directors could influence their motivation in selecting a target business. Thus, the financial interests of our independent directors may influence their motivation when determining whether a particular business combination is in our shareholders’ best interest and securing payment of their annual fee.

•	Because it is possible that our Chairman and one or more of our independent directors may continue to serve on our board of directors after the consummation of our initial business combination, and such individuals may be paid fees for their services, the financial interest of such individuals may influence their motivation when determining whether a particular business combination is in our shareholders’ best interest and securing payment of such fees.

•	Since certain of our officers and directors beneficially own shares of our common stock which will be released from escrow (or, in the case of the insider warrants, released from contractual restrictions limiting their transferability until after a business combination) only in certain limited situations, certain of our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally, certain of our directors may continue with us as members of our board of directors as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

•	All of First Fleet Ltd.’s investment in us will be lost if we do not consummate a business combination. This amount is comprised of consideration paid for the founding shares and insider warrants. These amounts are in addition to claims made against the trust account by creditors who have not executed waivers of claims. In addition, First Class Management S.A. has agreed to pay a maximum of $25,000 in fees and expenses for our dissolution and liquidation in the event we do not have sufficient funds outside of the trust account to pay for such expenses.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities to multiple entities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations. Two of our officers and directors (Dimitrios Souravlas and Georgios Souravlas) are officers of, and have fiduciary obligations to, Elmira Shipping and Trading S.A, and related entities on whose board of directors they may sit. In addition, each of our officers and three of our directors (Dimitrios Souravlas, Georgios Souravlas and Alexandros Politis-Kalenteris) are officers of, and have fiduciary obligations to, First Class Management S.A. First Class Management S.A. was organized to provide technical management services to the shipping industry, which services include crew employment, maintenance, repair, capital expenditures, drydocking, payment of vessel tonnage tax, maintaining insurance and all vessel operating activities, and commercial management services to the shipping industry, which include finding employment for vessels, vessel acquisition and disposition, freight and charter hire collection, accounts control, appointment of agents, bunkering and cargo claims handling and settlements. First Class Management S.A. may provide management services to vessels owned by third parties as well as vessels acquired and owned by us. As is standard in the industry, First Class Management S.A. would enter into management agreements with third parties as well as us. Each management agreement would be agreed vessel-by-vessel on an arm’s length basis employing the market pricing and on terms and conditions prevailing at that time. With respect to management agreements between First Class Management S.A. (or any other affiliated entity) and us, we will request offers from two other ship-management companies and these offers will be compared with the offer from First Class Management S.A. Our independent directors will make the final decision based on their analysis of price and quality issues (such as maintenance, operations and crew quality) of the three offers. Members of our management will not be compensated for performing vessel management functions that will be covered by the management agreements with First Class Management S.A. (or any other affiliated entity). In order to minimize potential conflicts of interest, our directors and officers have agreed, until the earlier of the closing of our initial business combination or our liquidation, that they will not become affiliated as an officer, director or shareholder of a blank check or blind pool company operating in or intending to acquire a business in the shipping industry.

In connection with the vote required for any business combination, First Fleet Ltd. has agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public shareholders owning a majority of the shares of our common stock sold in this offering and to vote any shares they acquire in this offering or in the aftermarket in favor of any business combination they negotiate and present to the shareholders.

None of our independent directors owns shares of our common stock. Each independent director will receive $50,000 in cash per year, accruing pro rata from the start of his service on our board of directors and payable only upon the successful completion of a business combination. They will also receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses, but such expenses will be subject to the review and approval of the audit committee, and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case.

Set forth below is a table summarizing the business affiliations of our officers and directors and our analysis as to whether an actual conflict exists, as described in further detail above:

Name	Name of Affiliated Entity and Position/Relationship	Conflict Analysis
Dimitrios Souravlas	Elmira Shipping and Trading S.A. First Class Management S.A.	In the course of Elmira Shipping and Trading S.A. performing its management duties, Elmira may arrange for the acquisition of vessels for the benefit of third parties, which acquisition opportunities Mr. Souravlas may have to present to such third parties before such opportunities are presented to us. Mr. Souravlas will have to allocate his time among Elmira Shipping and Trading S.A., First Class Management S.A. and us. First Class Management S.A. may manage vessels owned by third parties and may result
in the charter of such vessels potentially resulting in the loss of charter opportunities for our vessels.
Georgios Souravlas	Elmira Shipping and Trading S.A. First Class Management S.A.	In the course of Elmira Shipping and Trading S.A. performing its management duties, Elmira may arrange for the acquisition of vessels for the benefit of third parties, which acquisition opportunities Mr. Souravlas may have to present to such third parties before such opportunities are presented to us. Mr. Souravlas will have to allocate his time among Elmira Shipping and Trading S.A., First Class Management S.A. and us. First Class Management S.A. may manage vessels owned by third parties and may result
in the charter of such vessels potentially resulting in the loss of charter opportunities for our vessels.

Name	Name of Affiliated Entity and Position/Relationship	Conflict Analysis
Alexandros Politis-Kalenteris	First Class Management S.A.	First Class Management S.A. may manage vessels owned by
third parties and may result in the charter of such vessels potentially resulting in the loss of charter opportunities for our vessels. Mr. Politis-Kalenteris will have to allocate his time between First Class Management S.A. and us.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of June 10, 2008, and as adjusted to reflect the sale of our common stock included in the units sold in the private placement and offered by this prospectus (assuming no purchase of units in this offering), by:

•	Each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

			Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares and Nature of Beneficial Ownership(2)		Before Offering and Private Placement	After Offering and Private Placement
First Fleet Ltd.(2)	3,593,750	(5)	100.00%	20.00%
Dimitrios Souravlas(3)(4)	1,617,187	(5)	45.00%	9.00%
Georgios Souravlas(3)(4)	1,617,187	(5)	45.00%	9.00%
Alexandros Politis-Kalenteris(3)(4)	359,376	(5)	10,00%	2.00%
Vasilis Mouyis	0		0%	0.00%
James F. Walsh	0		0%	0.00%
Alexis Nichols	0		0%	0.00%
Antonis Tavoularis	0		0%	0.00%
Aristeidis Dalakas	0		0%	0.00%
All directors and executive officers as a group	3,593,750	(5)	100.00%	20.00%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o First Class Management S.A., 22 Ethnikis Antistaseos Street, 152 32 Halandri, Athens, Greece.
(2)	First Fleet Ltd. is the sole shareholder of record of First Class Navigation S.A. prior to the offering and private placement.
(3)	Dimitrios Souravlas, Georgios Souravlas and Alexandros Politis-Kalenteris own 45%, 45% and 10% of First Fleet Ltd., respectively.
(4)	Pursuant to the rules established under the Exchange Act, the foregoing parties may be deemed to be a ‘‘group,’’ as defined in Section 13(d) of such Act, by virtue of their affiliation with First Fleet Ltd.
(5)	These amounts do not include the shares of common stock underlying any warrants issued before or as part of the private placement and offering. Of these shares, 468,750 are subject to forfeiture by our existing shareholder if the over-allotment option is not exercised by the underwriters.

Upon consummation of our offering and the private placement, our existing shareholder will collectively own approximately 20% of our issued and outstanding shares of common stock which could permit them to effectively influence the outcome of all matters requiring approval by our shareholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

All of the shares of our common stock outstanding prior to the date of this offering and the private placement will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	the expiration of one year after a business combination is completed;

•	our liquidation; or

•	the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except, in the case of natural persons, to their spouses and children or trusts established for their benefit or otherwise as provided in the stock escrow agreement, but will retain all other rights as our shareholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, our existing shareholder will not receive any portion of the liquidation proceeds with respect to common stock owned by it prior to the date of this prospectus.

Dimitrios Souravlas, Georgios Souravlas, Alexandros Politis-Kalenteris and First Fleet Ltd. are our ‘‘promoters’’ as this term is defined under U.S. Federal securities laws.

CERTAIN TRANSACTIONS

On September 30, 2007, we issued an aggregate of 3,593,750 shares (468,750 of which are subject to forfeiture by our existing shareholder if the over-allotment option is not exercised by the underwriters) of our common stock to the entity set forth below for an aggregate of $25,000 in cash, at a purchase price of $0.008 per share (giving retroactive effect to a 0.8333333333-for-1 reverse stock split we effected on June 10, 2008), as shown below. First Fleet Ltd. is owned by certain of our management, thereby providing indirect ownership to our management of First Class Navigation as indicated on the table below.

Name	Number of Common Shares	Relationship to Us
First Fleet Ltd.	3,593,750
Indirect Ownership of Shares through First Fleet Ltd.:
Dimitrios Souravlas	1,617,187	Chairman of the Board, Chief Executive Officer and Director
Georgios Souravlas	1,617,187	Chief Operating Officer and Director
Alexandros Politis-Kalenteris	359,376	Chief Financial Officer, Treasurer and Director
Total	3,593,750

First Fleet Ltd., our sole shareholder, has agreed to purchase from us, in a private placement that will occur no less than one business day prior to the closing of this offering, an aggregate of 4,750,000 insider warrants at $1.00 per warrant, to purchase an aggregate of 4,750,000 shares of our common stock at a per share exercise price of $7.00. The aggregate proceeds from the private placement will be added to proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the pro rata liquidating distribution to our public shareholders. The insider warrants purchased in the private placement will not be transferable or salable by First Fleet Ltd., except to another entity controlled by First Fleet Ltd., which will be subject to the same transfer restrictions.

If we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing shareholder’s ownership of 20% of our issued and outstanding shares of common stock upon consummation of the offering.

The holders of our 3,593,750 issued and outstanding shares of common stock on the date of this prospectus, the insider warrants and the 4,750,000 shares of common stock underlying the insider warrants will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of these shares and their transferees are each entitled to make up to three demands that we register shares of common stock and warrants owned by them. However, the holders of these shares are not entitled to more than three such demands in the aggregate. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the shares are released from escrow. In addition, these holders have certain ‘‘piggy-back’’ registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by us.

Our existing shareholder has waived its rights to participate in any liquidation distribution with respect to shares of common stock owned by it immediately prior to this offering and the private placement, except with respect to any shares of common stock acquired in connection with or following this offering, which liquidating distributions will be in the same amounts made to our public shareholders. In connection with the vote required for our initial business combination, First Fleet Ltd. has agreed to vote its respective shares of common stock owned by it immediately prior to this offering and the private placement in accordance with the majority of the shares of common stock voted by the public shareholders. First Fleet Ltd. has also agreed to vote all the shares of our common stock acquired in the private placement, this offering or in the aftermarket in favor of any transaction that our officers and directors negotiate and present for approval to our shareholders. As a result, First Fleet Ltd. will not have any of the conversion rights attributable to its shares.

First Class Management S.A. has loaned to us a total of $400,000 for the payment of offering expenses. This loan, including principal and simple interest accruing thereon at 4% per annum, will be payable on the earlier of September 25, 2008 or the consummation of this offering. The principal of this loan will be repaid out of the proceeds used to pay the offering expenses and the interest will be paid out of the proceeds of the offering not held in trust.

We will reimburse our officers, directors and existing shareholder for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income, net of income taxes, available to us, there is no limit on the amount of accountable out-of-pocket expenses reimbursable by us. Our audit committee will review and approve all expense reimbursements made to our officers, directors or existing shareholder and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. Unless we consummate our business combination, none of our directors, officers, existing shareholder or any of their or its affiliates will receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $2,500,000 (or up to $2,875,000 if the underwriters’ over-allotment option is exercised in full or such lesser pro-rated amount upon the partial exercise of the over-allotment option) that may be released to us for working capital. We do not have a policy that prohibits us, our directors, officers or existing shareholder or any of their or its affiliates from negotiating for the reimbursement of such expenses by a target business or businesses.

Other than reimbursable out-of-pocket expenses payable to our officers and directors and the general and administrative services arrangement with First Class Management S.A., no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing shareholder, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination, except that our independent directors will receive $50,000 in cash per year, pro rata from the start of their service on our board of directors, and payable only upon the successful consummation of a business combination, as compensation for services rendered prior to or in connection with a business combination. Upon the consummation of a business combination with a target business, such individuals may provide consulting services to potential target businesses, and such individuals may be paid consulting fees by such target business, with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with the company after the business combination.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 3,593,750 shares of common stock are outstanding (468,750 of which are subject to forfeiture as described elsewhere herein), held by one record holder. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the fifth trading day after the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Report on Form 6-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 6-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Form 6-K. If the over-allotment option is exercised following the initial filing of such Form 6-K, an additional Form 6-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock

Our shareholders are entitled to one vote for each share held of record on all matters to be voted on by shareholders. In connection with the vote required for any business combination, all of our existing shareholder has agreed to vote the shares of common stock owned by it immediately prior to this offering in accordance with the majority of the public shareholders and to vote any shares it acquires in the private placement, in this offering and the aftermarket to approve the extended period, if any, and in favor of any proposed business combination. Additionally, our existing shareholder, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our shareholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 30% of the shares sold in this offering exercise their conversion rights discussed below on a cumulative basis, taking into consideration shareholders converting their shares in connection with the proposal that may be presented to our shareholders in connection with the extended period.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate our trust account because we have not consummated a business combination within the required time periods, our public shareholders are entitled to share ratably in the trust fund, inclusive of any interest not previously released to us to fund working capital requirements, and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, as part of any plan of dissolution and liquidation, and any net assets remaining available for distribution to them after payment of liabilities. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and

(ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public shareholders, together with any accrued interest thereon and net of income taxes payable on such interest. The existing shareholder has agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by it prior to this offering of common stock acquired in connection with or following this offering, and have also agreed to vote its shares of common stock in favor of any plan of dissolution and liquidation which we would submit to the vote of our shareholders.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or conversion provisions applicable to the common stock, except that public shareholders have the right to have their shares of common stock converted for cash equal to their pro rata share of the trust fund if they vote (i) against the extended period, and it is approved, or (ii) against our initial business combination and our initial business combination is approved and completed. Public shareholders who redeem their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units, which they have not previously sold.

Preferred stock

Our Amended and Restated Articles of Incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Warrants issued as part of this offering

Each warrant issued in this offering entitles the registered holder to purchase one share of our common stock at a price of $7.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.

The warrants will expire on the fifth anniversary of the date of this prospectus at 5:00 p.m., New York City time.

The warrants will trade separately on the fifth trading day after the earlier to occur of expiration of the underwriters’ over-allotment option or its exercise in full. In no event may the common stock and warrants be traded separately until we have filed a Current Report on Form 6-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 6-K.

We may call the warrants for redemption

•	in whole and not in part;

•	at a price of $.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not call the warrants for redemption unless the shares of common stock underlying the warrants purchased as part of the units in this public offering are covered by an effective registration statement and a current prospectus from the date of the call notice through the date fixed for redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire and be worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Insider Warrants

As part of the private placement that will close no less than one business day prior to the closing of this offering, we will issue to First Fleet Ltd. 4,750,000 insider warrants, at $1.00 per warrant, to purchase an aggregate of 4,750,000 shares of our common stock at a per-share exercise price of $7.00. The terms of the insider warrants will be identical to the terms of the warrants included in the units offered in this offering, except as set forth below. The insider warrants may be exercised on a cashless basis (while the warrants included in the units offered in this offering may not be exercised on a cashless basis) and will be non-redeemable so long as such insider warrants are being held by First Fleet Ltd. or its affiliates. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the ‘‘value’’ to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of exercise. The ‘‘value’’ will be determined using the average reported last sale price of the common stock for the 10 trading days ending on the third business day prior to the notice of exercise by warrant holders. The insider warrants cannot be sold or transferred until we complete a business combination. In addition, commencing on the date such warrants becomes exercisable, the insider warrant and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

The insider warrants will be differentiated from warrants, if any, purchased in or following this offering by the existing shareholder through the legending of certificates representing the insider warrants indicating the restrictions and rights specifically applicable to such warrants as are described in this prospectus.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our transfer agent and warrant agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, New York, New York.

Shares eligible for future sale

Immediately after this offering, we will have 15,625,000 shares of common stock outstanding (excluding 468,750 shares subject to forfeiture by our existing shareholder in the event the over-allotment option is not exercised) and up to 17,968,750 shares of common stock in the event the underwriters’ over-allotment option is exercised in full. Of these shares, the 12,500,000 shares sold in this offering, or 14,375,000 shares if the underwriters’ over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,125,000 shares, or 3,593,750 shares if the underwriters’ over-allotment option is exercised in full, will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this, none of those shares will be transferable until after our initial business combination, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the shareholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

The SEC has recently adopted amendments to Rule 144 which will become effective on February 15, 2008 and will apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of the issuer’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the issuer is subject to the Exchange Act periodic reporting requirements for at least three months before the sale. The current public information requirement of Rule 144 applies for one year from the date the person acquired the securities.

Persons who have beneficially owned restricted shares for at least six months but who are the issuer’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of shares of common stock then outstanding; or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that the issuer is subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our existing shareholder will be able to sell the founders’ units, founders’ common stock, founders’ warrants (and underlying shares) and private placement warrants pursuant to Rule 144 without registration as described above one year after we have filed a Form 6-K disclosing that we are no longer a shell company provided it contains the Form 10 type information regarding our target business.

Registration Rights

The holders of our 3,593,750 issued and outstanding shares of common stock on the date of this prospectus, the insider warrants and the 4,750,000 underlying shares of common stock will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of these shares and their transferees are each entitled to make up to three demands that we register shares of common stock and warrants owned by them. However, the holders of these shares are not entitled to more than three such demands in the aggregate. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the shares are released from escrow or, in the case of the insider warrants and the underlying common stock, after such insider warrants become exercisable by their terms. In addition, these holders have certain ‘‘piggy-back’’ registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by us.

Amendments to Our Articles of Incorporation

Our Amended and Restated Articles of Incorporation filed with the Republic of the Marshall Islands contains provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

•	if the extended period is approved, public shareholders who voted against such proposal and exercised their conversion rights may convert their shares into cash at the conversion price;

•	a requirement that all proposed business combinations be presented to shareholders for approval regardless of whether or not Marshall Islands law requires such a vote;

•	a prohibition against completing a business combination if 30% or more of our shareholders exercise their conversion rights in lieu of approving an extended period, if any, and a business combination;

•	the right of shareholders (except existing shareholder) voting against a business combination to surrender their shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

•	a limitation on shareholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon the liquidation of the trust account as part of any dissolution and liquidation or upon the exercise of their conversion rights;

•	if we have entered into a letter of intent or definitive agreement with respect to a business combination within 24 months of the consummation of this offering, and we anticipate that we may not be able to consummate a business combination within 24 months, we may seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months. In such case, we will present such proposal to our shareholders. In order to approve the extended period, we must receive shareholder approval of a majority of our common stock voted by our public shareholders and public shareholders owning less than 30% of the common stock purchased by the public shareholders in this offering both vote against the extended period and exercise their conversion rights;

•	consent of holders of 95% of our outstanding common stock, including for this purpose, shares held by our existing shareholder, to amend provisions (A)-(E) of Article Sixth of our Amended and Restated Articles of Incorporation.

The validity of the such supermajority provisions under Marshall Islands law, which follows Delaware law, has not been settled. A court could conclude that the supermajority voting consent requirement constitutes a practical prohibition on amendment in violation of the shareholders’ implicit rights to amend the corporate charter. In that case, provisions (A)-(E) of Article Sixth of the restated articles would be amendable without supermajority consent and any such amendment could reduce or eliminate the protection afforded to our shareholders. However, we view the provisions regarding dissolution and liquidation as obligations to our shareholders, and we will not take any action to waive or amend any of these provisions. Further, we will not amend the restated articles to change the 95% requirement for shareholder consent to change provisions (A)-(E) of Article Sixth regardless of whether such amendment is permitted under Marshall Islands law. Provisions (A)-(E) of Article Sixth

of our Amended and Restated Articles of Incorporation may not be amended prior to our consummation of a business combination without the prior consent of holders of 95% of our outstanding common stock, including our requirements to seek shareholder approval of such a business combination and to allow our shareholders to seek conversion of their shares if they do not approve of such a business combination. The existing shareholder intends to vote against any proposal to seek shareholder approval of an amendment to the provisions (A) - (E) of Article Sixth.

Our Amended and Restated Articles of Incorporation and the underwriting agreement that we will enter into with the underwriters in connection with this offering prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination. Additionally, our board of directors has undertaken not to amend or modify the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Marshall Islands law, although, pursuant to the underwriting agreement, we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions, including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, the board of directors will not, pursuant to the terms of the underwriting agreement, at any time prior to the consummation of a business combination, propose any amendment or modification of our Amended and Restated Articles of Incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that shareholders approve an amendment or modification to such provisions.

MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our Amended and Restated Articles of Incorporation and By-Laws and by the Business Corporation Act of the Republic of the Marshall Islands, or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. For example, the BCA allows the adoption of various anti-takeover measures such as shareholder ‘‘rights’’ plans. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands, and we can not predict whether Marshall Islands courts would reach the same conclusions as U.S. courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction which has developed a substantial body of case law. The following table provides a comparison of the material differences between the statutory provisions of the BCA and the Delaware General Corporation Law relating to shareholders’ rights.

Marshall Islands		Delaware
Shareholder Meetings
•	Held at a time and place as designated in the by-laws	•	May be held at such time or place as designated in the certificate of incorporation or the by-laws, or if not so designated, as determined by the board of directors
•	May be held within or without the Marshall Islands	•	May be held within or without Delaware
•	Notice:	•	Notice:
•	Whenever shareholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting	•	Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any
•	A copy of the notice of any meeting shall be given personally or sent by mail not less than 15 nor more than 60 days before the meeting	•	Written notice shall be given not less than 10 nor more than 60 days before the meeting
Shareholders’ Voting Rights
•	Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote	•	Shareholders may act by written consent to elect directors
•	Any person authorized to vote may authorize another person or persons to act for him by proxy	•	Any person authorized to vote may authorize another person or persons to act for him by proxy

Marshall Islands		Delaware
•	Unless otherwise provided in the articles of incorporation, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting	•	For stock corporations, certificate of incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum
		•	For non-stock companies, certificate of incorporation or by-laws may specify the number of members to constitute a quorum. In the absence of this, one-third of the members shall constitute a quorum
•	No provision for cumulative voting	•	The certificate of incorporation may provide for cumulative voting
Directors
•	Board must consist of at least one member	•	Board must consist of at least one member
•	Number of members can be changed by an amendment to the by-laws, by the shareholders, or by action of the board	•	Number of board members shall be fixed by the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate
•	If the board is authorized to change the number of directors, it can only do so by an absolute majority (majority of the entire board)
Fiduciary Duties
•	Directors and officers must discharge their respective duties ‘‘in good faith and with that degree of diligence, care and skill which an ordinarily prudent person would exercise under similar circumstances in like positions.	•	Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation.

Marshall Islands		Delaware
•	Although there are no specific statutes or cases relating to self-dealing, corporate opportunities and improper personal benefits under Marshall Island law, based on statute, in the absence of conflict with the statutes and case law of the Marshall Islands, the laws (including non-statutory law) of Delaware and other U.S. states with substantially similar statutory provisions would likely be used in determining the obligations of the directors of a Marshall Islands corporation. Therefore, the director of a Marshall Islands corporation could be subject to the same prohibitions relating to self-dealing, usurping corporate opportunities and improper personal benefit as a Delaware corporation.	•	Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.

Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the ‘‘business judgment rule.’’
Shareholders’ Derivative Actions
•	An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law	•	In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law
•	Complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort
•	Such action shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic
•	Attorney’s fees may be awarded if the action is successful
•	Corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the shares have a value of less than $50,000

TAXATION

Marshall Islands Tax Considerations

Under current Marshall Islands law, we are not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by us to our shareholders or proceeds from the disposition of our common stock.

United States Federal Income Tax Considerations

The following discussion of U.S. federal income tax considerations is based on the United States Internal Revenue Code of 1986, as amended (the ‘‘Code’’), current and proposed Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect.

United States Federal Income Taxation of Our Company

The following discussion of certain U.S. federal income tax consequences to us of our activities is based, in part, on the description of our business in the section above entitled ‘‘Proposed Business’’ and assumes that we will conduct our business as described in that section. Except as otherwise noted, this discussion is based on the assumption that we will not maintain an office or other fixed place of business within the United States and that we will be classified as a corporation for U.S. federal income tax purposes.

If our business is not limited to the acquisition of vessels or companies owning or operating vessels, or if we maintain an office or fixed place of business in the United States or have other contacts with the United States, we may be subject to U.S. federal income taxes on a net basis if we are considered to be engaged in a trade or business in the United States. In such event, we would be subject to U.S. corporate income tax and branch profits tax at a combined rate of up to 54.5% on our income which is effectively connected with our United States trade or business, or effectively connected income.

It is possible that at least one of our directors will be a citizen or resident of the United States. However, we do not believe that any activities conducted by such directors in the United States should result in our income being treated as effectively connected income under the rules discussed above. Therefore, we anticipate that none of our income will be subject to U.S. federal income tax on a net basis as a result of any director’s connections to the United States. However, whether a trade or business is being conducted in the United States is inherently a factual determination. It is possible that the United States Internal Revenue Service (‘‘IRS’’) may disagree with our conclusion.

Taxation of Shipping Income in General

Unless exempt from U.S. federal income taxation under the rules discussed below, a non-U.S. corporation is subject to U.S. federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, or from the performance of services directly related to those uses, including income derived from the participation in a pool, partnership, strategic alliance, joint operating agreement, code sharing arrangement or other joint venture that generates such income, which we refer to as ‘‘shipping income,’’ to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States constitutes income from sources within the United States, which we refer to as ‘‘U.S.-source shipping income.’’

Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% U.S.-source shipping income. We do not expect to engage in transportation that produces income which is considered to be 100% U.S.-source shipping income.

Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any U.S. federal income tax.

In the absence of exemption from tax under Section 883 of the Code, our gross U.S.-source shipping income would be subject to a 4% tax, imposed without allowance for deductions as described below.

Exemption of Shipping Income from United States Federal Income Taxation

Under Section 883 of the Code, we will be exempt from U.S. federal income taxation on our U.S.-source shipping income if:

I.    we are organized in a foreign country (our ‘‘country of organization’’) that grants an ‘‘equivalent exemption’’ to corporations organized in the United States with respect to each category of shipping income for which exemption is being claimed under Section 883 of the Code; and

II.    either:

A.    more than 50% of the value of our stock is owned, directly or indirectly, by individuals who are ‘‘residents’’ of our country of organization or of another foreign country that grants an ‘‘equivalent exemption’’ to corporations organized in the United States, which we refer to as the ‘‘50% Ownership Test,’’

B.    our stock is ‘‘primarily and regularly traded on an established securities market’’ in our country of organization, in another country that grants an ‘‘equivalent exemption’’ to United States corporations, or in the United States, which we refer to as the ‘‘Publicly-Traded Test,’’ or

C.    we are a ‘‘controlled foreign corporation’’ and satisfy certain other requirements, which we refer to as the ‘‘CFC Test.’’

The Marshall Islands, the jurisdiction where we are incorporated, grants an ‘‘equivalent exemption’’ to United States corporations with respect to each category of shipping income we expect to earn. Therefore, we will be exempt from U.S. federal income taxation with respect to our U.S.-source shipping income if we satisfy the 50% Ownership Test, the Publicly-Traded Test, or the CFC Test. We do not expect that we will be able to satisfy the 50% Ownership Test or the CFC Test due to the widely-held ownership of our stock. Our ability to satisfy the Publicly-Traded Test is discussed below.

The Treasury Regulations under Section 883 of the Code provide, in pertinent part, that stock of a foreign corporation will be considered to be ‘‘primarily traded’’ in a country on one or more established securities markets if the number of shares of each class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Upon completion of our offering, we anticipate that our stock will be ‘‘primarily traded’’ on the American Stock Exchange, an established securities market in the United States.

Under the Treasury Regulations, our stock will be considered to be ‘‘regularly traded’’ on an established securities market if more than 50% of our stock is listed on such market, which we refer to as the ‘‘listing threshold.’’ Because our common stock will be our sole class of stock and will be listed on the American Stock Exchange, we will satisfy the listing threshold as long as our stock continues to be so listed.

It is further required that, in addition to the listing threshold, (i) our stock must be traded on such market, other than in minimal quantities, on at least 60 days during the taxable year or 1/6 of the days in a short taxable year and (ii) the aggregate number of shares of our stock traded on such market during the taxable year must be at least 10% of the average number of shares of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year. We believe we will satisfy the trading frequency and trading volume tests. Even if this were not the case, the Treasury Regulations provide that the trading frequency and trading volume tests will be deemed satisfied if, as we expect will be the case, our common stock is regularly quoted by dealers making a market in our stock. However, there can be no assurance that these tests will be, or will be deemed to be, satisfied.

Notwithstanding the foregoing, the Treasury Regulations provide, in pertinent part, that our stock will not be considered to be ‘‘regularly traded’’ on an established securities market for any taxable year in which 50% or more of the outstanding shares of our stock is owned, actually or constructively, under specified stock attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of our outstanding stock, which we refer to as the ‘‘5 Percent Override Rule.’’

For purposes of being able to determine the persons who actually or constructively own 5% or more of our stock, or ‘‘5% Shareholders,’’ the Treasury Regulations permit us to rely on current Schedule 13D and Schedule 13G filings with the SEC to identify our 5% Shareholders. The Treasury Regulations further provide that an investment company registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Shareholder for such purposes.

We do not anticipate that our 5% Shareholders will own 50% or more of our stock. Therefore, we anticipate that we will not be subject to the 5% Override Rule, but there can be no assurance that this will be, or will continue to be, the case.

Taxation of Shipping Income in the Absence of the Section 883 Exemption

To the extent the benefits of Section 883 of the Code are unavailable, our U.S.-source shipping income, to the extent not considered to be ‘‘effectively connected’’ with the conduct of a U.S. trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions. Since, under the sourcing rules described above, no more than 50% of our shipping income is anticipated to be treated as U.S.-source shipping income, the maximum effective rate of U.S. federal income tax on our non-effectively connected shipping income is not expected to exceed 2% under the 4% gross basis tax regime.

To the extent the benefits of the Section 883 exemption are unavailable and our U.S. source shipping income is considered to be ‘‘effectively connected’’ with the conduct of a U.S. trade or business, as described below, any such ‘‘effectively connected’’ U.S.-source shipping income, net of applicable deductions, would be subject to the U.S. federal corporate income tax, currently imposed at rates of up to 35%. In addition, we may be subject to the 30% ‘‘branch profits’’ taxes on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of our U.S. trade or business.

Our U.S.-source shipping income would be considered ‘‘effectively connected’’ with the conduct of a U.S. trade or business only if:

•	we have, or are considered to have, a fixed place of business in the United States involved in the earning of U.S.-source shipping income; and

•	substantially all of our U.S.-source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States (or, in the case of income from the leasing of a vessel, is attributable to a fixed place of business in the United States).

We do not intend to have any vessel operating to or from the United States on a regularly scheduled basis or maintain an office or other fixed place of business in the United States. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S.-source shipping income will be ‘‘effectively connected’’ with the conduct of a U.S. trade or business.

United States Taxation of Gain on the Sale of Vessels

Regardless of whether we qualify for exemption under Section 883 of the Code, we will not be subject to U.S. federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel will be considered to occur outside of the United States or to otherwise be structured so that the gain, if any, on the sale is not subject to U.S. taxation.

United States Federal Income Tax Consequences for Holders of Our Shares and Warrants

The following discussion summarizes certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares and warrants by a U.S. holder. For purposes of this discussion, a U.S. holder is a beneficial owner of our shares or warrants that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxed as a corporation) created or organized in or under the laws of the U.S. or any of its political subdivisions;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (i) in general, a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more ‘‘United States persons’’ (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a ‘‘United States person.’’

Unless otherwise specifically indicated, this discussion does not consider the U.S. federal income tax consequences to a person that is not a U.S. holder (a ‘‘non-U.S. holder’’).

This discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each prospective investor’s decision to purchase our shares or warrants. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular U.S. holder based on such holder’s individual circumstances. In particular, this discussion considers only U.S. holders that will own shares or warrants as capital assets (generally, for investment) and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to U.S. holders that are subject to special treatment, including:

•	broker-dealers;

•	insurance companies;

•	taxpayers who have elected mark-to-market accounting;

•	tax-exempt organizations;

•	regulated investment companies;

•	real estate investment trusts;

•	financial institutions or ‘‘financial services entities;’’

•	taxpayers who hold our shares or warrants as part of a straddle, hedge, conversion transaction or other integrated transaction;

•	taxpayers who receive our shares or warrants as compensation for the performance of services;

•	certain former citizens or long-term residents of the United States;

•	holders owning directly, indirectly or by attribution at least 10% of our voting power; and

•	taxpayers whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal gift or estate taxes, or state, local or non-U.S. tax laws. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares or warrants through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our shares or warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to the tax consequences to it of acquiring, owning or disposing of our shares or warrants.

Prospective investors are advised to consult their tax advisers regarding the specific U.S. federal income tax consequences to them of acquiring, owning or disposing of our shares or warrants.

Allocation of Purchase Price of Units Between the Shares and Warrants

For U.S. federal income tax purposes, a U.S. holder must allocate the purchase price of a unit between the share and warrant that comprise a unit based on the relative fair market value of each. Following the closing, we will advise each investor of our allocation of the purchase price for a unit between the shares and warrant comprising each unit. However, our allocation will not be binding on the IRS and it is possible that the IRS could disagree with our allocation. Each U.S. holder is advised to consult such holder’s own tax adviser with respect to the risks associated with an allocation of the purchase price between the share and warrant that comprise a unit that is inconsistent with our allocation of the purchase price.

Distributions Paid on Shares

Subject to the discussion of the passive foreign investment company, or PFIC, rules below, a U.S. holder will be required to include in gross income as a dividend the amount of any distribution paid on our shares to the extent the distribution is paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions in excess of such earnings and profits will be applied against and will reduce the U.S. holder’s basis in our shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of the shares.

In the case of a U.S. holder that is a corporation, a dividend from a non-U.S. corporation will generally be taxable at regular corporate rates of up to 35% and generally will not qualify for the dividends-received deduction. A non-corporate U.S. holder generally will be subject to tax at ordinary income tax rates of up to 35% on dividends that it receives that are not treated as ‘‘qualified dividend income.’’ A non-corporate U.S. holder’s qualified dividend income currently is subject to tax at reduced rates not exceeding 15% for taxable years beginning on or before December 31, 2010. For this purpose, qualified dividend income generally includes dividends paid by a non-U.S. corporation if the stock of that corporation with respect to which the dividends are paid is readily tradable on an established securities market in the United States (e.g., the American Stock Exchange). However, dividends paid by a non-U.S. corporation will not qualify for the reduced rates of tax if such corporation is treated for the taxable year in which the dividend is paid or the preceding taxable year as a PFIC for U.S. federal income tax purposes. See the discussion below under the heading ‘‘Tax Consequences If We Are a Passive Foreign Investment Company’’ regarding our status as a PFIC. A non-corporate U.S. holder is eligible to treat dividends on our shares as qualified dividend income only if the U.S. holder meets certain requirements, including certain holding period requirements and the absence of certain risk reduction transactions with respect to our shares. There can be no assurance that any dividends paid on our shares will be eligible for a reduced rate of tax in the hands of a non-corporate U.S. holder.

Disposition of Shares

Subject to the discussion of the PFIC rules below, upon the sale, exchange or other disposition of our shares, including the exercise of conversion rights, a U.S. holder will realize capital gain or loss in an amount equal to the difference between such U.S. holder’s tax basis in its shares and the amount realized on the disposition. A U.S. holder’s basis in its shares is usually the cost of such shares (that is, an amount equal to the portion of the purchase price of a unit allocated to such shares as described above under the heading ‘‘Allocation of Purchase Price of Units Between the Shares and Warrants’’). A share acquired pursuant to the exercise of a warrant will have a tax basis equal to the U.S. holder’s tax basis in the warrant (that is, an amount equal to the portion of the purchase price of each unit allocated to the warrant as described above under the heading ‘‘Allocation of Purchase Price of Units Between the Shares and Warrants’’) plus the amount paid to exercise the warrant.

Subject to the discussion of the PFIC rules below, capital gain from the sale, exchange or other disposition of shares held for more than one year is long-term capital gain, and is eligible for a reduced rate of taxation for individuals. Long-term capital gains recognized by certain non-corporate holders in taxable years beginning on or before December 31, 2010, may qualify for a reduced rate of taxation of 15% or less. A U.S. holder’s holding period in a share received upon the exercise of a warrant will commence on the day after the warrant is exercised. The deductibility of a capital loss recognized on the sale, exchange or other disposition of shares is subject to limitations.

Warrants

Subject to the discussion of the PFIC rules below, a U.S. holder generally will not recognize gain or loss upon the exercise of a warrant. A U.S. holder will realize capital gain or loss upon the sale, exchange or other disposition of a warrant in an amount equal to the difference between the amount realized and the U.S. holder’s basis in the warrant (that is, an amount equal to the portion of the purchase price of a unit allocated to the warrant as described above under the heading ‘‘Allocation of Purchase Price of Units Between the Shares and Warrants’’). Such capital gain or loss will constitute long-term capital gain or loss if the warrant was held for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders in taxable years beginning on or before December 31, 2010, may qualify for a reduced rate of taxation not exceeding 15%. If the terms of a warrant provide for any adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant, such adjustment may under certain circumstances result in a constructive distribution that could be taxable as a dividend to the holder of the warrant. Conversely, the absence of an appropriate adjustment may result in a constructive distribution that could be taxable as a dividend to the U.S. holders of our shares. If a warrant is allowed to lapse unexercised, a U.S. holder would have a capital loss equal to such holder’s tax basis in the warrant. The deductibility of capital losses is subject to limitations.

Tax Consequences If We Are a Passive Foreign Investment Company

We will be a passive foreign investment company, or PFIC, if 75% or more of our gross income in a taxable year is passive income, or if at least 50% of our assets in a taxable year, averaged over the year and ordinarily determined based on fair market value, are held for the production of, or produce, passive income. In making these determinations, we would include our pro rata share of the gross income and assets of any corporation in which we are considered to own 25% or more of the shares by value. Passive income generally includes dividends, interest, rents, royalties, net gains from the disposition of passive assets and net gains from certain commodities transactions. Net gains from commodities transactions will not be treated as passive income if they (1) are active business gains or losses from the sale of commodities, but only if substantially all of a corporation’s commodities are stock in trade or inventory, depreciable property or real property used in trade or business or supplies used in the ordinary course of a trade or business, (2) arise out of certain commodity hedging transactions entered into in the ordinary course of a trade or business or (3) are attributable to certain foreign currency transactions.

Because we currently have no active business and may not acquire an active business in our first taxable year, we believe that it is likely that we will satisfy the PFIC asset and income tests for our first taxable year. However, the PFIC rules contain an exception to PFIC status for corporations in their ‘‘start-up year.’’ A corporation will not be a PFIC in its start-up year, which is the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC, (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year and (3) the corporation is not in fact a PFIC for either of such taxable years. The applicability of the start-up exception to us is uncertain and it is not clear that we would be able to make the showings required by the IRS to qualify for the start-up year exception. Even if we acquire a company with an active trade or business, we may still meet one of the PFIC tests depending on the timing of the acquisition and the passive income and assets of the acquired company. If the company that we acquire is or was a PFIC, then it is likely that we will not qualify for the start-up year exception and will be a PFIC for our first taxable year. We note, however, that PFIC status is determined annually and it cannot be determined until the close of the taxable years in question. Since we will not be able to determine whether we will be classified as a PFIC until an acquisition (if any) is made and the timing of such acquisition is known, we cannot make any representations to U.S. holders regarding our PFIC status at this time. Therefore, no assurances can be made that we will not be a PFIC for either our start-up year or for any subsequent taxable year. The following discussion describes the material U.S. federal income tax consequences to U.S. holders if we are classified as a PFIC.

If we were to be classified as a PFIC for U.S. federal income tax purposes, a U.S. holder could be subject to increased tax liability upon the sale or other disposition of our shares or warrants (including gifts and pledges as security for a loan) or upon the receipt of distributions treated as ‘‘excess distributions.’’ In general, an excess distribution is the amount of distributions received during a taxable year that exceed 125% of the average amount of distributions received by a U.S. holder in respect of our shares during the preceding three taxable years, or if shorter, during the U.S. holder’s holding period prior to the taxable year of the distribution. Under these rules, the excess distribution and any gain on the disposition of the shares or warrants would be allocated ratably over the U.S. holder’s holding period for the shares or warrants, as applicable. The amount allocated to the current taxable year and any taxable year prior to the first taxable year in which we were a PFIC would be taxed as ordinary income. The amount allocated to each of the other taxable years would be subject to tax at the highest marginal rate in effect for the applicable class of taxpayer for that taxable year, and an interest charge for the deemed tax deferral benefit would be imposed on the resulting tax liability as if such tax liability had been due with respect to such taxable years. The tax liability with respect to the amounts allocated to taxable years prior to the year of disposition or distribution cannot be offset by net operating losses. In addition, holders of stock in a PFIC may not receive a ‘‘step-up’’ in basis on shares acquired from a decedent.

We will generally be treated as a PFIC with respect to any U.S. holder if we are a PFIC for any taxable year during the U.S. holder’s holding period for our shares or warrants. However, if we cease to satisfy the requirements for PFIC classification in any taxable year, a U.S. holder may avoid the consequences of our PFIC classification for subsequent taxable years by making an election to recognize gain based on the U.S. holder’s unrealized appreciation in our shares through the close of the last taxable year in which we are a PFIC. The gain recognized would be subject to the excess distribution rules described above.

The PFIC rules described above will not apply to a U.S. holder if the U.S. holder makes an election to treat us as a qualified electing fund, or QEF, with respect to its shares in the first taxable year the U.S. holder owns our shares. A U.S. holder may make a QEF election only if we furnish the U.S. holder with certain tax information. Upon written request by a U.S. holder, we intend to make available the PFIC annual statement currently required by the IRS, which provides information necessary for a U.S. holder to comply with the reporting requirements applicable to the QEF election.

A U.S holder may not make a QEF election with respect to the warrants. Even if a U.S. holder that exercises warrants properly makes (or has in effect) a QEF election with respect to the shares acquired upon such exercise, the adverse tax consequences relating to those shares will continue to apply with respect to the pre-QEF election period, unless the holder makes a ‘‘purging election.’’ The purging election creates a deemed sale of the shares acquired upon exercising the warrants. The gain recognized as result of the purging election would be subject to the special tax and interest charge rules, treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. holder would have a new basis and holding period in the shares acquired on the exercise of the warrants for purposes of the PFIC rules. The application of the PFIC and QEF rules, including the consequences of making certain elections, to warrants and shares acquired upon exercise of warrants is subject to significant uncertainties. Accordingly, each U.S. holder should consult such holder’s tax adviser concerning the consequences of holding warrants or shares acquired through the exercise of such warrants if we were to be a PFIC.

A U.S. holder that has in effect a QEF election is required for each taxable year in which we are PFIC to include in its income a pro rata share of our ordinary earnings as ordinary income and a pro rata share of our net capital gain as long-term capital gain, subject to a separate election to defer payment of taxes, which deferral is subject to an interest charge. Any income inclusion will be required whether or not such U.S. holder owns our shares for an entire taxable year or at the end of our taxable year; however, such income inclusion generally is required only with respect to the portion of the taxable year in which our shares are held by the U.S. holder. The amount so includable will be determined without regard to our prior year losses or the amount of cash distributions, if any, received from us. A U.S. holder’s basis in our shares will increase by any amount included in income and decrease by any amounts not included in income when distributed because such amounts were previously taxed under the QEF rules. So long as a U.S. holder’s QEF election is in effect with respect to the entire holding period for our shares, any gain or loss realized by such holder on the disposition of our shares held as a capital asset generally should be capital gain or loss.

The QEF election is made on a shareholder-by-shareholder basis, applies to all shares held or subsequently acquired by an electing U.S. holder and can be revoked only with the consent of the IRS. A U.S. holder makes a QEF election by attaching a completed IRS Form 8621, including the PFIC annual information statement, to a timely filed U.S. federal income tax return or, if no federal income tax return is required to be filed, by filing such form with the IRS. Even if a QEF election is not made, a U.S. holder in a PFIC must generally file a completed IRS Form 8621 every year.

As an alternative to making the QEF election, a U.S. holder of PFIC stock which is publicly traded (as discussed below) may in certain circumstances avoid certain of the tax consequences generally applicable to holders of stock in a PFIC by electing to mark the stock to market. As a result of such an election, in any taxable year that we are a PFIC, a U.S. holder would generally be required to report gain or loss to the extent of the difference between the fair market value of our shares at the end of the taxable year and such U.S. holder’s tax basis in our shares at that time. Any gain under this computation, and any gain on an actual disposition of our shares, would be treated as ordinary income. Any loss under this computation, and any loss on an actual disposition of our shares, generally would be treated as ordinary loss to the extent of the cumulative net mark-to-market gain previously included. Any remaining loss from marking our shares to market would not be allowed, and any remaining loss from an actual disposition of our shares generally would be capital loss. The U.S. holder’s tax basis in our shares would be adjusted annually for any gain or loss recognized under the mark-to-market election. If a mark-to market election is not made as of the beginning of a U.S. holder’s holding period for our shares, special rules may apply. In addition, under current law, a mark-to-market election cannot be made with respect to our warrants.

This mark-to-market election is available so long as our shares constitute ‘‘marketable stock,’’ which includes stock of a PFIC that is ‘‘regularly traded’’ on a ‘‘qualified exchange or other market’’ (e.g., the American Stock Exchange). A class of stock that is traded on one or more qualified exchanges or other markets is ‘‘regularly traded’’ on an exchange or market for any calendar year during which that class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter, subject to special rules relating to an initial public offering. It is uncertain whether there will be sufficient trading volume with respect to our shares or whether our shares will, or will continue to, trade on the American Stock Exchange. Accordingly, there are no assurances that our shares will be ‘‘marketable stock’’ for these purposes. As with a QEF election, a mark-to-market election is made on a shareholder-by-shareholder basis, applies to all our shares held or subsequently acquired by an electing U.S. holder and can only be revoked with the consent of the IRS (except to the extent our shares no longer constitute ‘‘marketable stock’’).

If we are a PFIC, any non-U.S. entity that is classified as a corporation for U.S. federal income tax purposes in which we acquire (directly or indirectly) an interest may also be treated as a PFIC. U.S. holders of our shares may be able to make separate QEF elections for such an entity. We intend to cause any such entity to provide information that is necessary for a U.S. holder that owns our shares to make a QEF election with respect to such entity. However, we may not be able to cause such entity to provide such information, in which case a QEF election with respect to such entity generally will not be available. If a QEF election is not made with respect to such an entity, the general PFIC rules described above will apply to direct and indirect dispositions of (including a U.S. holder’s disposition of our shares), and excess distributions by, such entity. In addition, it is not entirely clear whether a mark-to-market election made with respect to us would be applicable to subsidiaries or other entities in which we acquire (directly or indirectly) an interest and that are PFICs.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. As a result, U.S. holders of our shares and/or warrants are strongly encouraged to consult their tax advisers about the PFIC rules in connection with their acquisition, ownership or disposition of our shares or warrants.

Non-U.S. holders

Except as described in ‘‘Information Reporting and Back-up Withholding’’ below, a non-U.S. holder of our shares or warrants will not be subject to U.S. federal withholding taxes on the payment of dividends with respect to our shares and the proceeds from the disposition of our shares or warrants, and will not be subject to U.S. federal income taxes on such items unless:

•	such item is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States and, in the case of a resident of a country which has a treaty with the United States, such item is attributable to a permanent establishment or, in the case of an individual, a fixed place of business, in the United States; or

•	with respect to the disposition of our shares or warrants, the non-U.S. holder is an individual who holds the shares or warrants as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

A non-U.S. holder’s effectively connected income generally will be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. holder. In addition, if a corporate non-U.S. holder recognizes effectively connected income, such non-U.S. holder may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, or at a lower rate if such non-U.S. holder is eligible for the benefits of an income tax treaty that provides for a lower rate

Information Reporting and Backup Withholding

U.S. holders generally are subject to information reporting requirements with respect to dividends paid on our shares and on the proceeds from the sale, exchange or disposition of our shares or warrants. In addition, a U.S. holder is subject to backup withholding (currently at 28%) on dividends paid on our shares, and on the sale, exchange or other disposition of our shares or warrants, unless such U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9, or otherwise establishes an exemption.

A non-U.S. holder generally is not subject to information reporting or backup withholding with respect to dividends paid on our shares, or the proceeds from the sale, exchange or other disposition of our shares or warrants, provided that a non-U.S. holder certifies as to its foreign status on the applicable duly executed IRS Form W-8 or otherwise establishes an exemption.

Backup withholding is not an additional tax and the amount of any backup withholding will be allowed as a credit against a U.S. or non-U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

If a United States person (as defined in the Code) acquires our units in the offering and either (i) immediately after such acquisition such person holds (directly or under applicable attribution rules) 10% or more of the total voting power or value of our stock, or (ii) the purchase price for such acquisition, together with transfers of cash to us by such United States person or certain related persons during the 12-month period ending on the date of such acquisition, exceeds $100,000, then such United States person is generally required to report such acquisition to the IRS and may be subject to significant penalties if there is a failure to comply with such reporting requirements.

UNDERWRITING

Dahlman Rose & Company, LLC and Ladenburg Thalmann & Co. Inc. are acting as joint bookrunning managers of the offering and are acting as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
Dahlman Rose & Company, LLC
Ladenburg Thalmann & Co. Inc.
Total	12,500,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to the approval of legal matters by counsel. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $                 per unit. The representatives have advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units of our common stock offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 1,875,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

We and our officers, directors and initial shareholder have agreed that for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the representatives, dispose of or hedge any of the shares of our common stock or any securities convertible into or exchangeable for our common stock. The representatives in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. Our officers, directors and initial shareholders have placed the common stock owned by them prior to this offering in escrow with Continental Stock Transfer & Trust Company.

First Fleet Ltd. and the shareholders of First Fleet Ltd. have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the founding shares in us or the shares of First Fleet Ltd., as the case may be, for a period of one year from the date we complete a business combination, and First Fleet Ltd. has agreed not to sell or otherwise transfer any of the insider warrants (except to other entities controlled by First Fleet Ltd., which have agreed to be subject to the same transfer restrictions) until we complete a business combination.

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a ‘‘qualified investor’’ within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an ‘‘offer to the public’’ in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on our behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the underwriters or us.

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (‘‘Qualified Investors’’) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the ‘‘Order’’) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as ‘‘relevant persons’’). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Prior to this offering, there has been no public market for our units. Consequently, the initial public offering price for the units was determined by negotiations among us and the representative. Among the factors considered in determining the initial public offering price were our future prospects, our markets, the economic conditions in and future prospects for the industries in which we intend to compete, our management, and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the prices at which the units will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We intend to apply to have the units, the common stock and the warrants included for quotation on the American Stock Exchange under the symbols ‘‘FNV.U,’’ ‘‘FNV’’ and ‘‘FNV.WS,’’ respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

Paid by First Class Navigation Corporation

	No Exercise	Full Exercise
Per Unit	$0.70	$0.70
Total	$8,750,000	$10,062,500

The amounts paid by us in the table above include $4,750,000 in deferred underwriting discounts and commissions ($5,462,500 if the underwriters’ over-allotment option is exercised in full), an amount equal to 3.8% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions, less $0.38 for each share of our common stock that our public shareholders elect to convert in connection with a vote on an extended period or on our initial business combination, will be promptly paid to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public shareholders, together with any accrued interest thereon and net of income taxes payable on such interest.

In connection with the offering, the representatives on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. ‘‘Covered’’ short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make ‘‘naked’’ short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Dahlman Rose & Company, LLC repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be approximately $700,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. The representative may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. The representative will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Other Terms

We have no understandings, arrangements, obligations or commitments, preliminary or otherwise, to engage any of the underwriters or any of their affiliates to provide any services for us after this offering, and have no present intent to do so. However, we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the consummation of a business combination. In addition, any of the underwriters may assist us in raising additional capital in the future for which they will be entitled to receive customary fees.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York, New York and Morgan, Lewis & Bockius LLP, New York, New York, is acting as counsel for the underwriters in this offering. Reeder & Simpson PC will provide us with opinions relating to matters concerning the law of the Republic of the Marshall Islands in connection with offerings under this prospectus.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Rothstein Kass, Roseland, New Jersey, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Rothstein Kass are included in reliance upon their report given upon the authority of Rothstein Kass as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

FIRST CLASS NAVIGATION CORPORATION
(a corporation in the development stage)

FINANCIAL STATEMENTS

AND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

March 31, 2008

FIRST CLASS NAVIGATION CORPORATION
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
First Class Navigation Corporation

We have audited the accompanying balance sheets of First Class Navigation Corporation as of March 31, 2008 and December 31, 2007, and the related statements of operations, stockholders’ equity, and cash flows for the three months ended March 31, 2008 and for the period from September 24, 2007 (date of inception) to March 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2008 and December 31, 2007, and the results of its operations and its cash flows for the three months ended March 31, 2008 and for the period September 24, 2007 (date of inception) to March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein Kass & Company, P.C.
Roseland, New Jersey
June 11, 2008

FIRST CLASS NAVIGATION CORPORATION
(a corporation in the development stage)

BALANCE SHEETS

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash	$155,654	$209,718
Interest receivable	41	24
Other asset, deferred offering costs	328,552	315,552
TOTAL ASSETS	$484,247	$525,294
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,548	$—
Accounts payable to directors	—	25,000
Accrued offering costs	65,000	79,864
Note payable, shareholder, including accrued interest	408,296	404,252
Total current liabilities	478,844	509,116
Commitments and contingencies
Stockholders’ Equity
Preferred Stock, $0.0001 par value 1,000,000 shares authorized, none issued	—	—
Common Stock, $0.0001 par value, authorized 100,000,000 shares, 3,593,750 shares issued and outstanding	359	359
Additional paid-in capital	24,641	24,641
Deficit accumulated during the development stage	(19,597)	(8,822)
Total Stockholders’ Equity	5,403	16,178
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$484,247	$525,294

See accompanying notes to financial statements

FIRST CLASS NAVIGATION CORPORATION
(a corporation in the development stage)

STATEMENTS OF OPERATIONS

	For the three months ended March 31, 2008	From September 24, 2007 (date of inception) to March 31, 2008
Interest income	$1,387	$3,719
Expenses:
Interest expense, shareholder	4,044	8,296
Formation and operating costs	8,118	15,020
Net loss applicable to common shareholders	(10,775)	(19,597)
Weighted average common shares outstanding, basic and diluted	3,593,750	3,593,750
Net loss per share, basic and diluted	$(0.003)	$(0.005)

See accompanying notes to financial statements

FIRST CLASS NAVIGATION CORPORATION
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

For the period from September 24, 2007 (date of inception) to March 31, 2008

	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
Common shares issued at approximately $0.01 per share to initial shareholders on September 6, 2007	3,593,750	$359	$24,641	$—	$25,000
Net loss for the period from September 24, 2007 (date of inception) to December 31, 2007				(8,822)	(8,822)
Balances, December 31, 2007	3,593,750	359	24,641	(8,822)	16,178
Net loss for the three months ended March 31, 2008				(10,775)
Balances, March 31, 2008	3,593,750	$359	$24,641	$(19,597)	$5,403

See accompanying notes to financial statements

FIRST CLASS NAVIGATION CORPORATION
(a corporation in the development stage)

STATEMENTS OF CASH FLOWS

	Three months ended March 31, 2008	September 24, 2007 (date of inception) to March 31, 2008
Cash flows from operating activities:
Net loss	$(10,775)	$(19,597)
Adjustment to reconcile net loss to net cash used in operating activities:
Change in operating assets/liabilities:
Interest receivable	(17)	(41)
Accounts payable	—	5,548
Accrued expenses	9,592	8,296
Net cash used in operating activities	(1,200)	(5,794)
Cash flows from financing activities:
Payments for deferred offering costs	(27,864)	(238,552)
Payment to directors	(25,000)	(25,000)
Proceeds from note payable, shareholder	—	400,000
Proceeds from issuance of common stock	—	25,000
Net cash (used in)/provided by financing activities	(52,864)	161,448
Net (decrease)/increase in cash	(54,064)	155,654
Cash at beginning of period	209,718	—
Cash at end of period	$155,654	$155,654
Supplemental schedule of non-cash financing activities
Accrual of offering costs	$65,000	$65,000

See accompanying notes to financial statements

FIRST CLASS NAVIGATION CORPORATION
(a corporation in the development stage)

Notes to Financial Statements

NOTE A — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

First Class Navigation Corp. (a corporation in the development stage) (the ‘‘Company’’ or ‘‘FCN’’) was incorporated in The Republic of the Marshall Islands on September 24, 2007. The Company was formed to acquire one or more operating businesses in the shipping industry through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (‘‘SFAS’’) No. 7, ‘‘Accounting and Reporting By Development Stage Enterprises’’, and is subject to the risks associated with activities of development stage companies. The Company has selected September 30th as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the ‘‘Proposed Offering’’), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) one or more operating businesses in the shipping industry (‘‘Business Combination’’). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering and Private Placement, at least 95% of the gross proceeds of the Proposed Public Offering, including $4,750,000 of contingent underwriting compensation which will be paid to Dahlman Rose & Co. if a business combination is consummated, but forfeited in part if the public shareholders elect to have their shares redeemed for cash and in full if a business combination is not consummated, after payment of certain amounts to the underwriters, will be held in a trust account (‘‘Trust Account’’) and invested in U.S. ‘‘government securities,’’ defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty (180) days or less or any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund and bears the highest credit rating issued by a United States nationally recognized rating agency, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for shareholder approval. In the event that 30% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the proposal to extend the time during which a Business Combination may be completed, and the Business Combination, on a cumulative basis, and exercise their conversion rights described below, the Business Combination will not be consummated. Public shareholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the Trust Account (including the deferred 3.8% underwriting discount and commission of the gross proceeds payable to the underwriters upon the Company’s consummation of a Business Combination), including any interest earned (net of taxes payable and the amount distributed to the Company to fund its working capital requirements) on their pro rata share, if the business combination is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a shareholder’s conversion rights. A shareholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combination is voted upon by the shareholders. All of the Company’s shareholders prior to the Proposed Offering, including all of the directors and officers of the Company, have agreed to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other shareholders of the Company. The Company’s operations, if a business combination is consummated outside the United States, will be subject to local government regulations and to the uncertainties of the economic and political conditions of those areas.

FIRST CLASS NAVIGATION CORPORATION
(a corporation in the development stage)

Notes to Financial Statements — (Continued)

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) as well as complying with the instructions to Form F-1 and the SEC’s accounting and disclosure rules of Regulation S-X and include all disclosures necessary for such fair presentation and disclosures required to be included therein by the laws and regulations to which the Company is subject.

Development stage company:

The Company complies with the reporting requirements of SFAS No. 7, ‘‘Accounting and Reporting by Development Stage Enterprises.’’

Loss per common share:

The Company complies with accounting and disclosure requirements of SFAS No. 128, ‘‘Earnings Per Share.’’ Loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period.

Basic loss per common share excludes dilution and is computed as net loss divided by the weighted average common shares outstanding for the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. No such securities were outstanding as of March 31, 2008; as a result, diluted loss per common share is the same as basic loss per common share for the periods presented.

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, ‘‘Disclosure About Fair Value of Financial Instruments,’’ approximates the carrying amounts represented in the accompanying balance sheet.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs:

The Company complies with the requirements of the SEC’s Staff Accounting Bulletin (‘‘SAB’’) Topic 5A — ’’Expenses of Offering.’’ Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet dates that are related to the Proposed Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Income taxes:

The Company complies with SFAS No. 109, ‘‘Accounting for Income Taxes,’’ which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income

FIRST CLASS NAVIGATION CORPORATION
(a corporation in the development stage)

Notes to Financial Statements — (Continued)

tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Effective September 24, 2007, date of inception, the Company adopted the provisions of the Financial Accounting Standards Board (‘‘FASB’’) Interpretation No. 48, ‘‘Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109’’ (‘‘FIN 48’’). There were no unrecognized tax benefits as of March 31, 2008. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at March 31, 2008. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviation from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position and results of operation and cash flow.

The Company has not begun its trade or business for U.S. tax purposes and accordingly, it could not recognize losses for expenditures. As a result, a deferred tax asset was established for the book loss recorded as well as a fully offsetting valuation allowance.

Foreign currency translation:

The Company’s reporting currency is the U.S. dollar. Although the Company maintains a cash account with a foreign bank, its expenditures to date have been and are expected to continue to be denominated in U.S. dollars. Accordingly, the Company has designated its functional currency as the U.S. dollar.

In accordance with SFAS 52, ‘‘Foreign Currency Translation’’, foreign currency balance sheets are translated using exchange rates in effect as of the balance sheet date and the statements of operations will be translated at the average exchange rates for each period. The resulting translation adjustments to the balance sheet will be recorded in accumulated other comprehensive income (loss) within stockholder’s equity.

Foreign currency transaction gains and losses will be included in the statement of operations as they occur.

Recently issued accounting standards:

In December 2007, the FASB issued SFAS 141 (R), Business Combinations. SFAS 141 (R) provides companies with principles and requirements on how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, liabilities assumed, and any non-controlling interest in the acquiree as well as the recognition and measurement of goodwill acquired in a business combination. SFAS 141 (R) also requires certain disclosures to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Acquisition costs associated with the business combination will generally be expensed as incurred. SFAS 141 (R) is effective for business combinations occurring in fiscal years beginning after December 15, 2008, which will require us to adopt these provisions for business combinations occurring in fiscal 2009 and thereafter. Early adoption of SFAS 141 (R) is not permitted.

In September 2006, the Financial Accounting Standards Board (‘‘FASB’’) issued SFAS No. 157, ‘‘Fair Value Measurements.’’ This Statement defines fair value, establishes a framework for measuring

FIRST CLASS NAVIGATION CORPORATION
(a corporation in the development stage)

Notes to Financial Statements — (Continued)

fair value in generally accepted accounting principles, expands disclosures about fair value measurements and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice.

SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, ‘‘The Fair Value Option for Financial Assets and Financial Liabilities.’’ This Statement permits entities to choose to measure many financial instruments at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE C — PROPOSED OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 12,500,000 units (‘‘Units’’) at a price of $10.00 per Unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (‘‘Warrant’’). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.00 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business and will expire five years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

No warrants will be exercisable and the Company will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, if the Company does not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants. In no circumstance will the Company be required to settle any such warrant exercise for cash. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdiction in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

FIRST CLASS NAVIGATION CORPORATION
(a corporation in the development stage)

Notes to Financial Statements — (Continued)

NOTE D — RELATED PARTY TRANSACTIONS

The Company issued a $400,000 unsecured promissory note to a shareholder, on September 26, 2007. The note bears interest at 4% per annum and is payable on the earlier of September 26, 2008 or the consummation of the Proposed Offering. At March 31, 2008, the Company has accrued $8,296 of interest expense related to this note.

The Company presently occupies office space provided by an affiliate of a certain shareholder of the Company. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $10,000 per month for such services.

The Company’s directors paid a fee of $25,000 to the lawyers on behalf of the Company, which is a part of the deferred offering costs related to the proposed Public Offering. This amount was fully repaid to the directors in February 2008, free of any interest.

The Company has also agreed to pay each of the independent directors $50,000 in cash per year for their board service, accruing pro rata from the start of their service on our board of directors and payable only upon the successful completion of a business combination.

First Fleet Ltd. (the Company’s sole shareholder) (‘‘FFL’’), purchased, in consideration for an aggregate purchase price of $25,000, an aggregate of 3,593,750 shares of common stock, adjusted to reflect the 0.833333333 for 1 reverse stock split. The initial shareholders have agreed that (1) the initial shares of common stock will not be sold or transferred until the completion of a Business Combination and (2) the initial shares of common stock will not be entitled to a pro rata share of the Trust Account in the event of its liquidation.

An aggregate of 468,750 shares of common stock sold to the executives and directors are subject to forfeiture by such shareholders if the over-allotment option is not exercised by the Representatives.

FFL has also agreed to purchase from the Company, in a private placement that will occur no less than one business day prior to the closing of this offering, an aggregate of 4,750,000 insider warrants, at a price of $1.00 per warrant, exercisable into common stock at a per-share price of $7.00. All such warrants will be identical to the warrants included in the units offered in this offering, except that, (i) the insider warrants may be exercised on a cashless basis, and (ii) none of the insider warrants to be purchased by First Fleet Ltd. will be transferable or salable, except to another entity controlled by First Fleet ltd. which will be subject to the same transfer restrictions until after we complete a business combination. The private placement will result in $4,750,000 in net proceeds to the Company. In no circumstance will the Company be required to settle any such warrant exercise for cash. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdiction in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless. The Company does not believe that the sale of the Private Placement Warrants will result in the recognition of any stock-based compensation expense, as the Company believes the warrants are being sold at or above fair value. However, the actual fair value of the warrants and any stock-based compensation expense will be determined on the date of the issuance of the warrants.

NOTE E — COMMITMENTS

The Company is committed to pay an underwriting discount and commission of 3.2% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional 3.8% deferred underwriting discount and commission of the gross offering proceeds payable upon the Company’s consummation of a Business Combination.

FIRST CLASS NAVIGATION CORPORATION
(a corporation in the development stage)

Notes to Financial Statements — (Continued)

The Company has granted the underwriter a 30-day option to purchase up to 1,875,000 additional units to cover the over-allotment. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

NOTE F — PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares $.0001 par value preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. There were no preferred shares issued as March 31, 2008.

NOTE G — SUBSEQUENT EVENT

In June 2008, the Board of Directors of the Company approved a 0.833333333 for 1 reverse stock split to all stockholders of record. All transactions and disclosures in the financial statements, relating to the Company’s common stock, have been adjusted to reflect the effects of the stock split.

$125,000,000

First Class Navigation Corporation

12,500,000 Units

P R O S P E C T U S

                , 2008

Dahlman Rose & Company	Ladenburg Thalmann & Co. Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this Registration Statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC Registration Fee	$11,864
FINRA filing fee	$30,688
Accounting fees and expense	$60,000
Printing and engraving expenses	$75,000
Legal fees and expenses	$325,000
American Stock Exchange filing and listing fees	$81,250
Miscellaneous	$115,198	(2)
Total	$700,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the Company will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 plus an income distribution processing fee of $250 for acting as trustee, approximately $4,800 for acting as transfer agent of the Company’s common stock, approximately $2,400 for acting as warrant agent for the registrant’s warrants and approximately $1,800 for acting as escrow agent.
(2)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

Under the Articles of Incorporation, our By-laws and under Section 60 of the Marshall Islands Business Corporations Act (‘‘BCA’’), we may indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

A limitation on the foregoing is the statutory proviso (also found in our By-laws) that, in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Further, under Section 60 of the BCA and our By-laws, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

In addition, under Section 60 of the BCA and under our By-laws, a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may be made against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Again, this is provided that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Our By-laws further provide that any indemnification pursuant to the foregoing (unless ordered by a court) may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination may be made by the Board of Directors of the corporation by a majority vote of a quorum consisting of directors who were not parties to any action, suit or proceeding referred to in the foregoing instances, by independent legal counsel in a written opinion or by the shareholders of the corporation.

Further, and as provided by both our By-laws and Section 60 of the BCA, when a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing instances, or in the defense of a related claim, issue or matter, he will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with such matter.

Likewise, pursuant to our By-laws and Section 60 of the BCA, expenses (our By-laws specifically includes attorneys’ fees in expenses) incurred in defending a civil or criminal action, suit or proceeding by an officer or director may be paid in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification. The By-laws further provide that with respect to other employees, such expenses may be paid on the terms and conditions, if any, as the Board may deem appropriate.

Both Section 60 of the BCA and our By-laws further provide that the foregoing indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and/or as to action in another capacity while holding office.

Under both Section 60 of the BCA and our By-laws, we also have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, regardless of whether the corporation would have the power to indemnify him against such liability under the foregoing.

Under Section 60 of the BCA (and as provided in our By-laws), the indemnification and advancement of expenses provided by, or granted under the foregoing continue with regard to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of his heirs, executors and administrators unless otherwise provided when authorized or ratified. Additionally, our By-Laws provide that no director or officer of the corporation will be personally liable to the corporation or any shareholder of the corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that a director or officer’s liability will not be limited for any breach of the director’s or the officer’s duty of loyalty to the corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director or officer derived an improper personal benefit.

In addition to the above, our By-laws provide that references to us includes constituent corporations, and defines ‘‘other enterprises’’ to include employee benefit plans, ‘‘fines’’ to include excise taxes imposed on a person with respect to an employee benefit plan, and further defines the term ‘‘serving at the request of the corporation.’’

Our Articles of Incorporation set out a much abbreviated version of the foregoing.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

(a)    During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Shareholder	Number of Shares(1)
First Fleet Ltd.	3,593,750
Total	3,593,750

(1) Reflects a 0.8333333333-for-1 reverse stock split effected on June 10, 2008.

Such shares were issued on September 25, 2007, in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000, or $0.008 per share.

We expect to issue, no later than one business day prior to the closing of this offering, 4,750,000 insider warrants at a price of $1.00 per warrant, each exercisable for one share of common stock at a per share exercise price of $7.00. Such securities will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they will be sold to First Fleet Ltd., an accredited investor. The securities issued will be sold for an aggregate offering price of $4,750,000 which proceeds will be deposited in the trust account.

No underwriting discounts or commissions were paid with respect to the foregoing sales.

Item 16.    Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Form of Amended and Restated Articles of Incorporation
3.2	By-laws
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate

Exhibit No.	Description
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
5.1	Opinion of Reeder & Simpson PC, Marshall Islands Counsel to First Class Navigation Corporation
5.2	Opinion of Kramer Levin Naftalis & Frankel LLP Counsel to First Class Navigation Corporation
10.1	Letter Agreement, dated February , 2008, by and among the Registrant, the underwriters and First Fleet Ltd.
10.2	Letter Agreement, dated February , 2008, by and among the Registrant, the underwriters and Dimitrios J. Souravlas.
10.3	Letter Agreement, dated February , 2008, by and among the Registrant, the underwriters and Georgios J. Souravlas.
10.4	Letter Agreement, dated February , 2008, by and among the Registrant, the underwriters and Alexandros Politis-Kalenteris.
10.5	Letter Agreement, dated February , 2008, by and among the Registrant, the underwriters and Vasilis Mouyis.
10.6	Letter Agreement, dated February , 2008, by and among the Registrant, the underwriters and James F. Walsh.
10.7	Letter Agreement, dated February , 2008, by and among the Registrant, the underwriters and Alexis Nichols.
10.8	Letter Agreement, dated February , 2008, by and among the Registrant, the underwriters and Antonis Tavoularis.
10.9	Letter Agreement, dated February , 2008, by and among the Registrant, the underwriters and Aristeidis Dalakas.
10.10	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and First Fleet Ltd.
10.11	Services Agreement dated September 25, 2007 with First Class Management S.A.
10.12	Letter Agreement dated September 25, 2007 with First Class Management S.A.
10.13	Promissory Note dated September 25, 2007 issued to First Class Management S.A.
10.14	Form of Registration Rights Agreement among the Registrant and First Fleet Ltd.
10.15	Form of Warrant Purchase Agreement between the Registrant and First Fleet Ltd.
10.16	Form of Investment Management Trust Agreement
14	Code of Business Conduct and Ethics
23.1	Consent of Rothstein Kass & Company, P.C.*
23.2	Consent of Reeder & Simpson PC (included in Exhibit 5.1)
23.3	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.2)
24	Power of Attorney (included on the signature page)

*	Filed herewith.

Item 17.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement.

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)    That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece on June 27, 2008.

FIRST CLASS NAVIGATION CORPORATION
June 27, 2008	By:	/s/ Dimitrios J. Souravlas
Dimitrios J. Souravlas Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Dimitrios J. Souravlas	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 27, 2008

Dimitrios J. Souravlas

/s/ Alexandros Politis-Kalenteris	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	June 27, 2008

Alexandros Politis-Kalenteris

/s/ Georgios J. Souravlas	Chief Operating Officer and Director	June 27, 2008

Georgios J. Souravlas

/s/ Vasilis Mouyis*	Director	June 27, 2008

Vasilis Mouyis

/s/ James F. Walsh*	Director	June 27, 2008

James F. Walsh

/s/ Alexis Nichols*	Director	June 27, 2008

Alexis Nichols

/s/ Antonis Taboularis*	Director	June 27, 2008

Antonis Taboularis

/s/ Aristeidis Dalakas*	Director	June 27, 2008

Aristeidis Dalakas

*	By Alexandros Politis-Kalenteris, Power of Attorney

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of Norwalk, State of Connecticut, on June 27, 2008.

By: /s/ James Walsh

James Walsh
Authorized Representative in the United States